As filed with the Securities and Exchange Commission on June 6, 2016

Registration No. [•]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SIGA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	13-3864870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

660 Madison Avenue, Suite 1700
New York, NY 10065
(212) 672-9100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel J. Luckshire
SIGA Technologies, Inc.
660 Madison Avenue
New York, NY 10065
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Thomas E. Constance, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-7616

Robin Abrams, Esq.
SIGA Technologies, Inc.
660 Madison Avenue
New York, NY 10065

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Security(1)(2)		Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Subscription Rights to purchase Common Stock, par value $0.0001 per share		__		__	__	__
Common Stock, par value $0.0001 per share	$	[•]	$	[•]	$35,000,000	$3,524.50
Total	$	[•]	$	[•]	$35,000,000	$3,524.50

(1)	This registration statement relates to (a) non-transferable subscription rights to purchase common stock of the registrant, par value $0.0001 per share, which subscription rights are to be issued to holders of the registrant’s common stock on a pro rata basis without consideration, and (b) shares of common stock, par value $0.0001 per share.
(2)	The subscription rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the subscription rights being offered hereby because the subscription rights are being registered in the same registration statement as the securities to be offered pursuant thereto.
(3)	Represents the aggregate gross proceeds from the issuance of the maximum number of shares of common stock which may which may be issued pursuant to the exercise of rights. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 6, 2016

Preliminary Prospectus

SIGA Technologies, Inc.

Up to [•] Shares of Common Stock Issuable Upon the Exercise of Rights to Subscribe for Such Shares at $[•] Per Share

SIGA Technologies, Inc. (“SIGA,” the “Company,” “we” or “us”), is distributing, at no charge, to the holders of our common stock, par value $0.0001 per share, non-transferable subscription rights to purchase up to [•] shares of the Company’s common stock. Each stockholder will receive one subscription right for each share of our common stock owned on [•], 2016, and each subscription right will entitle its holder to purchase [•] shares of common stock at a purchase price of $[•] per share, which we refer to as the “basic subscription right.” If you exercise your basic subscription rights in full, and other stockholders do not fully exercise their basic subscription rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed common stock at the subscription price, subject to proration and ownership limitations, which we refer to as the over-subscription privilege. Each subscription right consists of a basic subscription right and an over-subscription privilege, which we refer to as the subscription right.

We expect the total purchase price of the common stock offered in this rights offering to be approximately $[•], assuming full participation, payable in cash. The net proceeds of the rights offering will be used by us and/or our subsidiaries for the satisfaction of PharmAthene, Inc.’s judgment against us, as described herein, and the funding of working capital and other general corporate purposes.

The rights will expire at 5:00 p.m., New York City time, [•], 2016, unless extended as described herein, which date we refer to as the expiration date. We may extend the period for exercising the rights in our sole discretion. You will have no right to rescind your subscriptions after receipt of your payment of the subscription price except as described in this prospectus. Rights that are not exercised prior to the expiration date will expire and have no value. Stockholders who do not participate in this rights offering will continue to own the same number of shares of our common stock and, if any rights are exercised, will own a smaller percentage of the total shares of our common stock issued and outstanding after this rights offering. Our current intention is to terminate the rights offering if our holders do not subscribe for at least [•] shares of common stock.

We are distributing the rights and offering the common stock directly to you. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. American Stock Transfer & Trust Company, LLC is acting as the subscription agent. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation.

	Per Share of Common Stock		Total(1)
Subscription Price	$	[•]		$35,000,000
Estimated Expenses		[•]		[•]
Net Proceeds to SIGA	$	[•]	$	[•]

(1)	Assumes the rights offering is fully subscribed

Exercising your subscription rights for the common stock involves risks. See “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is [•], 2016.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with different or additional information. We are not making an offer of securities in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus regardless of its time of delivery, and you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities.

Unless we otherwise indicate or unless the context requires otherwise, all references in this registration statement to the “Company,” “SIGA,” “we,” “us” or “our” refer to SIGA Technologies, Inc. and its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding, among other things, our anticipated financial and operating results. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that actual financial and operating results may differ materially from those projected in forward-looking statements made by, or on behalf of, us. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “plan,” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, or planned. We assume no obligations and do not intend to update these forward-looking statements.

Readers are also urged to carefully review and consider the various disclosures made by us which attempt to advise interested parties of the factors that affect our business, including without limitation the disclosures made under the caption “Management’s Discussion and Analysis” and under the caption “Risk Factors” included herein.

PROSPECTUS SUMMARY

The following summary provides an overview of certain information about us and this rights offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus. You should read this entire prospectus carefully before making a decision about whether to invest in our securities.

SIGA Technologies, Inc.

We are a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats. Our lead product is TPOXX™, also known as Tecovirimat or ST-246®, an orally administered antiviral drug that targets orthopoxviruses. While TPOXX™ is not yet approved as safe or effective by the U.S. Food & Drug Administration (“FDA”), it is a novel small-molecule drug that is being delivered to the U.S. Strategic National Stockpile (the “Strategic Stockpile”) under Project BioShield.

We were incorporated in the State of Delaware in 1995. Our principal executive offices are located at 660 Madison Avenue, Suite 1700, New York, NY 10065. Our telephone number is (212) 672-9100. Our website is www.siga.com. Information contained on our website does not constitute a part of this prospectus.

The Rights Offering

Issuer
SIGA Technologies, Inc.
Rights Granted
We will distribute to each stockholder of record on [•], 2016, at no charge, one non-transferable subscription right for each share of our common stock then owned by such stockholder. The rights will be evidenced by non-transferable subscription rights certificates. If and to the extent that our stockholders exercise their subscription rights, we will issue up to [•] shares of common stock and receive net proceeds of up to $[•] million.
Subscription Price
$[•] per share, payable in cash. To be effective, any payment related to the exercise of a right must clear prior to the expiration of the rights offering.
Basic Subscription Rights
Each basic subscription right will entitle its holder to purchase [•] shares of common stock at a purchase price of $[•] per share.
Over-Subscription Privilege
If you fully exercise your basic subscription right and other stockholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription privilege to invest an additional amount which will permit you to acquire additional shares of common stock at the subscription price, when that price is determined, that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among stockholders exercising this over-subscription privilege. To the extent the number of unsubscribed shares is not sufficient to satisfy all of the properly exercised over-subscription privilege requests based on the amounts invested by stockholders participating in this offering, then the available shares will be prorated among those who properly exercised over-subscription privileges based on the number of shares each rights holder subscribed for under the basic subscription right after that number is determined when measured against the subscription price. If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares of common stock have been allocated or all over-subscription exercises have been fulfilled, whichever occurs first.

Limitations on Exercise
In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use net operating losses (“NOLs”) under the Internal Revenue Code of 1986, as amended, (the “Code”) and the rules promulgated thereunder, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use NOLS.
Shares of Common Stock Outstanding after the Rights Offering
[•] shares, assuming full subscription.
Use of Proceeds
Assuming the rights offering is fully subscribed, the net proceeds available to us from the rights offering, after deducting estimated offering expenses of $[•] payable by us, will be approximately $[•]. Proceeds of the rights offering will be used by us and/or our subsidiaries, in combination with other sources of cash, to satisfy the PharmAthene Judgment, to fund working capital, and for other general corporate purposes.
Conditionality of Completion of Rights Offering upon Simultaneous Closing of a Debt Issuance ..
Completion of the rights offering is conditioned on the closing of a debt issuance for gross proceeds to the Company of an amount not less than $[•] (the “Debt Issuance”), which we expect to be consummated simultaneously with the completion of the rights offering. Funds received in payment of the subscription price are anticipated to be held in escrow until the Debt Issuance is consummated (if at all), or until the Company definitively determines to terminate the rights offering. If the Debt Issuance does not close by [•], 2016, we anticipate terminating the rights offering and returning any subscription payments received from our rights holders, without interest or penalty. Neither the rights offering nor the Debt Issuance will be consummated unless the Company determines in its sole discretion that, upon consummation of both the rights offering and the Debt Issuance (or through some other source of financing), the Company will have sufficient cash to fully pay the PharmAthene Judgment (as such term is defined in “Business ═ PharmAthene Litigation”). See “The Rights Offering – Simultaneous Debt Issuance” beginning on page 34.

Non-Transferability of Rights
The recipient (i.e., entities which control the recipient or are controlled by or under common control with the recipient) or a transfer of rights to the estate of the recipient upon the death of such recipient.
Record Date
As of 5:00 p.m., New York City time, on [•], 2016.
Expiration Date
5:00 p.m., New York City time, on [•], 2016, subject to extension or earlier termination.
Procedure for Exercising Rights
You may exercise your subscription rights by properly and fully completing and executing your rights certificate and delivering it, together with the subscription price for the aggregate amount of the common stock for which you subscribe, to the subscription agent on or prior to the expiration date. If you use the mail, we recommend that you use insured, registered mail, return receipt requested. If you cannot deliver your rights certificate to the subscription agent on time, you may follow the guaranteed delivery procedures described under “The Rights Offering — Guaranteed Delivery Procedures” beginning on page 38.
No Fractional Shares
We will not issue fractional shares of common stock in the rights offering. Rights holders will only be entitled to purchase a number of shares representing a whole number of shares of common stock, rounded down to the nearest whole number of a share a holder would otherwise be entitled to purchase. Any excess subscription payments received by the subscription agent will be returned as soon as practicable after expiration of the rights offering, without interest or penalty.
No Revocation
Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable.
Payment Adjustments
If you send a payment that is insufficient to purchase the aggregate amount of common stock requested, or if the aggregate amount of common stock requested is not specified in the rights certificate, the payment received will be applied to exercise your subscription rights to the extent of the payment. If the payment exceeds the amount necessary for the full exercise of your subscription rights, the excess will be returned to you as soon as practicable. You will not receive interest or a deduction on any payments refunded to you under the rights offering.

How Non-Record Holders of Common Stock Can Exercise Rights
If you hold our common stock through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your rights, you will need to have your broker, custodian bank or other nominee act for you. To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form.” You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.
How Foreign Stockholders and Other Stockholders Can Exercise Rights
The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that you are permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.
Material U.S. Federal Income Tax Considerations
The receipt and exercise of your subscription rights generally should not be taxable under U.S. federal income tax laws. You should, however, seek specific tax advice from your own tax advisor in light of your own tax situation, including as to the applicability and effect of any other tax laws. See “Certain Material U.S. Federal Income Tax Considerations” beginning on page 93.
Amendment and Extension
We may extend the expiration date at any time after the record date or we may amend or modify the terms of the rights offering.
Termination; Conditions
We reserve the right to cancel or terminate the rights offering, in whole or in part, in our sole discretion at any time prior to the completion of the rights offering, for any reason or no reason.

Without limiting the generality of the foregoing, this rights offering is subject to the following conditions:

•	our stockholders, collectively, must have subscribed for no less than $[•] aggregate amount of new common stock;
•	the Debt Issuance shall have been consummated; and

•	there shall not have been any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering.

We may waive any of these conditions and choose to proceed with this rights offering even if one or more of these conditions is not satisfied.

If we cancel or terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all funds received in connection with the rights offering will be returned as soon as practicable, without interest or penalty, to those persons who exercised their subscription rights.

No Recommendation to Rights Holders
An investment in the common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.
Risk Factors
Exercising your subscription rights for the common stocks involves risks. See “Risk Factors” beginning on page 12.

For additional information concerning the rights offering, see “The Rights Offering,” beginning on page 34.

Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 12 and all other information appearing elsewhere in this prospectus.

SELECTED FINANCIAL DATA

The selected financial data for the years ended December 31, 2015, 2014 and 2013 and the consolidated balance sheet data as of December 31, 2015 and 2014 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The selected financial data for the three months ended March 31, 2016 and 2015 and the consolidated balance sheet data as of March 31, 2016 and 2015 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The selected financial data for the years ended December 31, 2012 and 2011 and the consolidated balance sheet data as of December 31, 2013, 2012 and 2011 have been derived from applicable audited consolidated financial statements not included in this prospectus. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes to those statements included elsewhere in this prospectus.

	Three Months Ended March 31,		Year Ended December 31,
	2016	2015	2015	2014	2013	2012	2011
	(in thousands, excpet shares and per share data)
Revenues	1,270	1,192	8,176	$3,140	$5,519	$8,971	$12,726
Selling, general and administrative	2,656	3,078	10,582	12,647	13,119	11,054	21,944
Research and development	2,536	2,807	13,131	10,707	13,785	18,126	18,305
Patent preparation fees	220	333	1,009	988	1,421	1,883	1,808
Litigation accrual	2,917	13	14,407	188,465	197	443	2,050
Restructuring charges	—	—	—	—	513	—	—
Loss from operations	(7,059)	(5,039)	(30,953)	(209,667)	(23,516)	(22,535)	(31,381)
Decrease (increase) in fair value of common stock warrants	—	—	—	313	(74)	805	24,436
Interest expense	—	(253)	(267)	(456)	(1,207)	(173)	—
Other income, net	11	5	42	1	1	1	13
Reorganization items, net	(3,389)	(1,782)	(7,812)	(2,127)	—	—	—
Loss before benefit from income taxes	(10,437)	(7,069)	(38,989)	(211,936)	(24,795)	(21,904)	(6,932)
(Provision) benefit from income taxes	(11)	(84)	(462)	(53,528)	7,618	7,844	36,032
Net income (loss)	$(10,448)	$(7,153)	$(39,451)	$(265,464)	$(17,177)	$(14,060)	$29,100
Basic earnings (loss) per share	$(0.19)	$(0.13)	$(0.73)	$(4.97)	$(0.33)	$(0.27)	$0.57
Diluted earnings (loss) per share	$(0.19)	$(0.13)	$(0.73)	$(4.97)	$(0.33)	$(0.27)	$0.09
Weighted average shares outstanding: basic	54,114,296	53,504,296	53,777,687	53,419,686	52,368,842	51,639,622	50,929,491
Weighted average shares outstanding: diluted	54,114,296	53,504,296	53,777,687	53,419,686	52,368,842	51,639,622	54,061,650

Cash and cash equivalents and short-term investments	104,061	112,711	112,711	$99,714	$91,310	$32,017	$49,257
Total assets	184,796	185,733	185,733	160,729	193,824	105,836	90,380
Long-term obligations	311	332	332	405	2,438	4,779	1,560
Stockholders' equity (deficit)	(294,681)	(284,429)	(284,429)	(246,502)	16,975	28,243	40,771

Net cash (used in) provided by operating activities	(8,641)	(6,168)	11,094	14,177	58,437	(20,223)	25,574

SUPPLEMENTARY FINANCIAL INFORMATION

Below is selected quarterly financial data for the three months ended March 31, 2016, which has been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. For selected quarterly financial data for each quarter of the years ended December 31, 2015 and 2014, see Note 14 to our audited consolidated financial statements included elsewhere in this prospectus. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and related notes to those statements included elsewhere in this prospectus.

Three Months Ended March 31, 2016
(in thousands, except for per share data)
Revenues	$1,270
Selling, general and administrative	2,656
Research and development	2,536
Patent preparation fees	220
Litigation accrual expense	2,917
Operating loss	(7,059)
Net loss	(10,448)
Earnings (loss) per share: basic and diluted	$(0.19)

RISK FACTORS

This prospectus contains forward-looking statements and other prospective information relating to future events. These forward-looking statements and other information are subject to risks and uncertainties that could cause our actual results to differ materially from our historical results or currently anticipated results including the following:

Risks Related to this Rights Offering

The subscription rights are non-transferable and there is no market for the subscription rights.

Other than in very limited circumstances, you may not sell, give away or otherwise transfer your subscription rights. Because the subscription rights are non-transferable, there is no market or other means for you to directly realize any value associated with the subscription rights. You must exercise the subscription rights in order to realize any potential value.

The conditions to the rights offering may not be fulfilled, and even if they are fulfilled we may cancel the rights offering at any time, for any reason or no reason. If we cancel the rights offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

We may unilaterally cancel the rights offering at any time in our sole discretion, for any reason or no reason. We expect to cancel the rights offering if one of the conditions outlined under “The Rights Offering – Termination Rights; Conditions to the Rights Offering” is not satisfied. There can be no assurance that the conditions to the rights offering, including the consummation of the Debt Issuance, will be satisfied. If we cancel the rights offering, the subscription rights will be void and will have no value, and neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest or penalty, any subscription payments actually received.

To exercise your subscription rights, you must act promptly and follow the subscription instructions carefully.

If you desire to participate in the rights offering, you must act promptly to ensure that all required forms and payments are actually received by the subscription agent at or prior to 5:00 p.m., New York City time, on [•], 2016, the current expiration date of the rights offering. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction, the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor the subscription agent has any obligation to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures. See “The Rights Offering” for additional details regarding exercise of your subscription rights.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

While we currently anticipate that we will use the net proceeds of the rights offering to pay the PharmAthene Judgment and provide additional liquidity for working capital, and other general corporate purposes, our management may allocate the proceeds among these purposes as it determines is appropriate. In addition, market factors may require our management to allocate portions of the proceeds for other purposes. Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for the Company.

If you do not exercise all of your subscription rights in this rights offering, you may suffer dilution of your percentage ownership of our common stock.

To the extent that you do not exercise your subscription rights to subscribe for shares of our common stock, your proportionate ownership in us will be reduced to the extent that other holders of our common stock exercise their subscription rights. If we sell all shares of common stock being offered in the rights offering, assuming no other issuances between the date hereof and the issuance of such shares, we will have approximately [•] shares of common stock outstanding after the rights offering.

You may not receive all of the shares of common stock for which you subscribe.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for additional amounts in the exercise of their over-subscription privileges. Under the terms of this rights offering, over-subscription privileges will be allocated pro rata among rights holders who over-subscribed, based on the over-subscription amounts at the subscription price for which they have subscribed. We cannot guarantee that you will receive all or any portion of the shares for which you over-subscribed. If the prorated amount of shares allocated to you at the subscription price in connection with your over-subscription privilege is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest or penalty, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use NOLs we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription right and/or the over-subscription privilege to such number of shares of common stocks as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use NOLs. If the amount of shares allocated to you is less than your subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you, without interest or penalty, as soon as practicable after the rights offering has expired and all prorating calculations and reductions contemplated by the terms of the rights offering have been effected, and we will have no further obligations to you.

Risks Related to Our Common Stock

If we are unable to consummate this rights offering in a manner that provides us with enough proceeds, along with our other sources of funds, to pay PharmAthene the full amount of its claims against us, you may lose your entire investment.

We owe PharmAthene, Inc. (“PharmAthene”) approximately $208 million (as of March 31, 2016) and post-judgment interest continues to accrue on the damages amount. If we are unable to satisfy this claim, PharmAthene may be entitled to all the equity of the Company. If PharmAthene receives all the equity of the Company, you will no longer have any equity interest in the Company and will suffer a complete loss of your equity investment in the Company.

The substantial loss from the PharmAthene litigation, combined with the Company’s net capital deficiency of $295 million, has led our independent registered public accounting firm to express substantial doubt about our ability to continue as a going concern.

The substantial loss from the PharmAthene litigation (as described in “Legal Proceedings”), combined with the the Company’s net capital deficiency of $295 million, has led our independent registered public accounting firm to express substantial doubt about our ability to continue as a going concern in its report as to our financial statements as of and for the year ended December 31, 2015. If we are forced to liquidate or are otherwise unable to continue as a going concern, investors will likely lose all of their investment in our Company.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit.

The volatile price of our stock makes it difficult for investors to predict the value of their investments, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

•	publicity regarding actual or potential clinical or animal test results relating to products under development by our competitors or us;
•	initiating, completing or analyzing, or a delay or failure in initiating, completing or analyzing, pre-clinical or clinical trials or animal trials or the design or results of these trials;
•	achievement or rejection of regulatory approvals by our competitors or us;
•	announcements of technological innovations or new commercial products by our competitors or us;
•	developments relating to our ability to satisfy the PharmAthene Judgment;

•	developments concerning our collaborations and supply chain;
•	regulatory developments in the United States and foreign countries;
•	economic or other crises and other external factors;
•	period-to-period fluctuations in our revenues and other results of operations;
•	changes in financial estimates by securities analysts;
•	publicity or activity involving possible future acquisitions, strategic investments, partnerships or alliances;
•	matters relating to our chapter 11 proceedings.

Additionally, because the volume of trading in our stock fluctuates significantly at times, any information about us in the media may result in significant volatility in our stock price.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance.

In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

A future issuance of preferred stock may adversely affect the rights of the holders of our common stock.

Our certificate of incorporation allows our Board of Directors to issue up to 20,000,000 shares of preferred stock and to fix the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of these shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and could be adversely affected by, the rights of the holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with our future activities, could also have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change of control.

Concentration of ownership of our capital stock could delay or prevent a change of control.

Our directors, executive officers and principal stockholders beneficially own a significant percentage of our common stock. They also have, through the exercise or conversion of certain securities, the right to acquire additional common stock. As a result, these stockholders, if acting together, have the ability to influence the outcome of corporate actions requiring stockholder approval. Additionally, this concentration of ownership may have the effect of delaying or preventing a change of control of SIGA. As of the most recent available information, directors, executive officers and principal stockholders beneficially owned approximately 30% of our outstanding stock.

Risks Related to Our Chapter 11 Case

Under our Third Amended Chapter 11 Plan, dated April 7, 2016 (the “Plan”), equity investors could incur a total loss of their investment if the Company does not pay the PharmAthene Judgment within an allotted time period.

Under the Plan, the Company has 120 days (subject to a possible 90 day extension) from March 23, 2016 to satisfy the PharmAthene Judgment. If the PharmAthene Judgment is not satisfied within the allotted time period, and provided that an alternative mechanism is not agreed-upon by the Company and PharmAthene, then the Company would be required to deliver to PharmAthene 100% of newly-issued stock of SIGA and all existing shares of the Company’s common stock would be cancelled with no distribution to existing stockholders on account thereof.

Under the Plan, we have emerged from bankruptcy but we are subject to various restrictive covenants which may impede our operations until the PharmAthene Judgment is satisfied.

The Plan requires that we comply with certain restrictive covenants regarding our operations until the PharmAthene Judgment is satisfied under the Plan. Compliance with these requirements may have a material adverse effect on our ability to operate our business.

If we default on the restrictive covenants contained in the Plan, the composition of the Board of Directors will be significantly altered and the Company’s use of cash resources will be highly restricted.

Under certain circumstances, as provided for in the Plan, a breach of the covenants contained therein could lead to an event of default. If an event of a default were to occur, the composition of the Board would be altered, with PharmAthene designees constituting a majority of the Board. Additionally, the Company’s usage of cash on hand would be subject to supervision by PharmAthene and could be restricted. These changes could have a significant adverse effect on the operations and financial condition of the Company and our ability to satisfy the PharmAthene Judgment, which failure could lead to a total loss of your investment in the Company.

Risks Related to Our Financial Position and Need for Additional Financing

Our common stock was delisted by NASDAQ, which could limit the liquidity of our common stock, increase its volatility and hinder our ability to raise capital.

On March 20, 2015, the Company’s common stock was suspended from trading on the NASDAQ Global Market at the opening of business and began trading on the OTC Markets. This delisting has limited the liquidity of our common stock, and could increase its volatility and hinder our ability to raise capital.

We have incurred operating losses since our inception and expect to incur net losses for the foreseeable future.

We incurred net operating losses of approximately $31.0 million and $209.7 million for the years ended December 31, 2015 and 2014, respectively. As of December 31, 2015, 2014 and 2013, our accumulated deficit was approximately $461.4 million, $442.0 million and $156.5 million, respectively. We expect to continue to have significant operating expenses and will need to generate significant revenues to achieve and maintain profitability.

Our ability to fund operations is substantially dependent on cash flows from the BARDA Contract. If we do not achieve positive cash flows, we cannot guarantee that we can sustain or enhance our current level of operations. We expect that cash flows will fluctuate significantly and could be delayed from one quarter to another based on several factors. If cash flows grow slower than we anticipate, or if operating expenses or other expenses exceed our expectations or cannot be adjusted accordingly, then our business, results of operations, financial condition and cash flows will be materially and adversely affected.

Future acquisitions, strategic investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management, disrupt our business, dilute stockholder value and adversely affect our operating results and financial condition.

We may in the future seek to acquire or invest in businesses, products or technologies that we believe could complement or expand our services, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing businesses, we may not be able to find and identify desirable acquisition targets or be successful in entering into an agreement with any particular target or consummating any such agreement. We may not be able to integrate successfully the acquired personnel, operations and technologies, or effectively manage the combined business following the acquisitions. All of these potential difficulties might be compounded by uncertainty surrounding our ability to pay the PharmAthene Judgment. Acquisitions could also result in dilutive issuances of equity securities or the issuance of debt, which could adversely affect our operating results. In addition, if an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer.

Apart from the funds necessary to satisfy the PharmAthene Judgment, we may need additional funding, which may not be available to us, and which may force us to delay, reduce or eliminate any of our product development programs or commercialization efforts.

While we have raised funds through credit facilities and the issuance of new equity or the exercise of options or warrants in the past, there is no guarantee that we will continue to be successful in raising such funds. If we are unable to raise additional funds, apart from the funds necessary to satisfy the PharmAthene Judgment, we could be forced to discontinue, cease or limit certain operations and equity investors could experience significant or total losses of their investments. Our cash flows may fall short of our projections or be delayed, or our expenses may increase, which could result in our capital being consumed significantly faster than anticipated. Our annual operating needs vary from year to year depending upon the amount of cash generated through the BARDA Contract, contracts, grants, licenses, the amount of projects we undertake, and the amount of resources we expend in connection with acquisitions, all of which may materially differ from year to year and may adversely affect our business.

We may require additional financing and we may not be able to raise additional funds. If we are able to obtain additional financing through the sale of equity or convertible debt securities, such sales may contain terms, such as liquidation and other preferences that are not favorable to us or our stockholders. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish valuable rights to our technologies or product candidates or grant licenses on terms that may not be favorable to us. Debt financing arrangements, if available, may require us to pledge certain assets or enter into covenants that would restrict our business activities or our ability to incur further indebtedness and may be at interest rates and contain other terms that are not favorable to our stockholders.

Risks Related to Our Dependence on U.S. Government Contracts and Grants

We currently expect to derive substantially all of our foreseeable future revenue from sales of TPOXX™ under our contract with the U.S. Biomedical Advanced Research and Development Authority (“BARDA”) in addition to contracts and grants from various agencies of the U.S. government. If BARDA demand for TPOXX™ is reduced, our business, financial condition and operating results could be materially harmed.

Our contract with BARDA (the “BARDA Contract”) does not necessarily increase the likelihood that we will secure future comparable contracts with the U.S. government. The success of our business and our operating results for the foreseeable future are substantially dependent on the terms of TPOXX™ sales to the U.S. government, including price per course, the number and size of doses in a course and the timing of deliveries.

Furthermore, substantially all of our revenues for the years ended December 31, 2015, 2014 and 2013, respectively, were derived from contracts and grants other than the BARDA Contract. Our current revenue is primarily derived from contract work being performed for NIH under grants and one BARDA development contract scheduled to substantially conclude in February 2018. There can be no assurance that we will recognize the revenue from the BARDA Contract in the time periods we anticipate or at all, or that we will be able to secure future contracts or grants. Failure to recognize such revenue or secure such contracts or grants could have a material adverse effect on our results of operations.

The pricing under our fixed-price government contracts and grants is based on estimates of the time, resources and expenses required to perform these contracts and grants. If our estimates are not accurate, we may not be able to earn an adequate return or may incur a loss under these arrangements.

Our existing contract with BARDA for TPOXX™ includes fixed-price components. We expect that our future contracts and grants with the U.S. government for TPOXX™ as well as contracts and grants for biodefense product candidates that we successfully develop also may be fixed-price arrangements. Under a fixed-price contract or grant, we are required to deliver our products at a fixed price regardless of the actual costs we incur and to absorb any cost in excess of the fixed price. Estimating costs that are related to performance in accordance with contract or grant specifications is difficult, particularly where the period of performance is over several years. Our failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract or grant could reduce the profitability of a fixed-price contract or grant or cause a loss, which could in turn harm our operating results.

Product deliveries of TPOXX™ since December 31, 2014 have been at a provisional dosage of 600 mg administered twice per day (1,200 mg per day). This is a change from the provisional dosage that was in effect when product deliveries were made in 2013 and 2014 (600 mg per day). In 2013 and 2014, the provisional dosage of courses delivered to the Strategic Stockpile was 600 mg administered once per day. The change in the provisional dosage is based on FDA guidance received by the Company in 2014, subsequent to the deliveries of 1.3 million courses of TPOXX™. Based on the provisional dosage of 600 mg administered twice per day, SIGA currently expects to supplement previously delivered courses of TPOXX™, at no additional cost to BARDA, with additional capsules so that all of the courses previously delivered to BARDA will be at the new provisional dosage. The Company expects to incur significant incremental costs when previously delivered courses are supplemented. The provisional dosage for TPOXX™ may be subject to additional changes in the future based on FDA guidance.

Our U.S. government contracts and grants require ongoing funding decisions by the government. Reduced or discontinued funding of these contracts and grants could cause our financial condition and operating results to suffer materially.

Our principal customer for TPOXX™ at the present time is the U.S. government. We anticipate that the U.S. government will also be the principal customer for any other biodefense product that we successfully develop. A U.S. government program, such as Project BioShield, may be implemented through the award of many different individual grants, contracts and subcontracts. The funding of government programs is subject to Congressional appropriations, generally made on a fiscal year basis even though a program may continue for several years. Our government customers are subject to political considerations and stringent budgetary constraints. Our government customers are also subject to uncertainties as to continued funding of their budgets. Additionally, government-funded development grants and contracts typically consist of a base period of performance followed by successive option periods for performance of certain future activities. The value of the goods and services provided during such option periods, which are exercisable in the sole discretion of the government, may constitute the majority of the total value of the underlying contract. If levels of government expenditures and authorizations for biodefense decrease or shift to programs in areas where we do not offer products or are not developing product candidates, our business, revenues and operating results may suffer materially.

Our future business may be harmed as a result of the government contracting process, which can be a competitive bidding process that may involve risks not present in the commercial contracting process.

We expect that a significant portion of the business that we will seek in the near future will be under government grants, contracts or subcontracts, which may be awarded through competitive bidding. Competitive bidding for government contracts and grants presents a number of risks that are not typically present in the commercial contracting process, which may include:

•	the need to devote substantial management and key employee time and attention to the preparation of bids and proposals for contracts and grants that may not be awarded to us;
•	the need to estimate the resources and cost structure that will be required over a period of several years to perform any contract or grant that we might be awarded;
•	the risk that the government will issue a request for proposal to which we would not be eligible to respond;
•	the risk that third parties may submit protests to our responses to requests for proposal that could result in delays or withdrawals of those requests for proposal; and
•	the expenses that we might incur and the delays that we might suffer if our competitors protest or challenge contract awards made to us pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids based on modified specifications, or in termination, reduction or modification of the awarded contract or grant.

The U.S. government may choose to award future contracts and grants for the supply of smallpox antivirus and other biodefense product candidates that we are developing to our competitors instead of to us. If we are unable to win particular contracts and grants, we may not be able to operate in the market for products that are provided under those contracts and grants for a number of years. If we are unable to obtain new contracts and grants over an extended period, or if we fail to anticipate all of the costs and resources that will be required to secure and fulfill such contracts and grants, our growth strategy and our business, financial condition, and operating results could be materially adversely affected.

The success of our business with the U.S. government depends on our compliance with laws, regulations and obligations under our U.S. government contracts and grants and various federal statutes and authorities.

Our business with the U.S. government is subject to specific procurement regulations and a variety of other legal and compliance obligations. These laws and rules include those related to:

•	procurement integrity;
•	export control;
•	government security regulations;
•	employment practices;

•	protection of the environment;
•	accuracy of records and the recording and reporting of costs; and
•	foreign corrupt practices.

In addition, before awarding us any contract or grant, the U.S. government could require that we respond satisfactorily to a request to substantiate our commercial viability and industrial capabilities. Compliance with these obligations increases our performance and compliance costs. Failure to comply with these regulations and requirements could lead to suspension or debarment, for cause, from government contracting or subcontracting for a period of time. The termination of a government contract or grant or relationship as a result of our failure to satisfy any of these obligations would have a material negative impact on our operations and harm our reputation and ability to procure other government contracts or grants in the future.

Unfavorable provisions in government contracts and grants, some of which may be customary, may harm our future business, financial condition and potential operating results.

Government contracts and grants customarily contain provisions that give the government substantial rights and remedies, many of which are not typically found in commercial contracts, including (but not limited to) provisions that allow the government to:

•	terminate existing contracts or grants, in whole or in part, for any reason or no reason;
•	unilaterally reduce or modify grants, contracts or subcontracts, including through the use of equitable price adjustments;
•	cancel multi-year contracts or grants and related orders if funds for performance for any subsequent year become unavailable;
•	decline to exercise an option to renew a contract or grant;
•	exercise an option to purchase only the minimum amount specified in a contract or grant or not pay optional milestones in a contract or grant;
•	decline to exercise an option to purchase the maximum amount specified in a contract or grant;
•	claim rights to products, including intellectual property, developed under a contract or grant;
•	take actions that result in a longer development timeline than expected;
•	direct the course of a development program in a manner not chosen by the government contractor;
•	suspend or debar the contractor from doing business with the government or a specific government agency;
•	pursue criminal or civil remedies under the False Claims Act and the False Statements Accountability Act; and
•	control or prohibit the export of products.

Generally, government contracts and grants contain provisions permitting unilateral termination or modification, in whole or in part, at the government’s convenience. Under general principles of government contracting law, if the government terminates a contract or grant for convenience, the terminated company may recover only its incurred or committed costs, settlement expenses and profit on work completed prior to the termination.

If the government terminates a contract or grant for default, the defaulting company is entitled to recover costs incurred and associated profits on accepted items only and may be liable for excess costs incurred by the government in procuring undelivered items from another source. Our government contracts and grants, including the BARDA Contract, could be terminated under these circumstances. Some government contracts and grants permit the government the right to use, for or on behalf of the U.S. government, any technologies developed by the contractor under a government contract or grant. If we were to develop technology under a contract or grant with such a provision, we might not be able to prohibit third parties, including our competitors, from using that technology in providing products and services to the government.

Changing political or social factors and opposition, including protests and potential related litigation, may delay or impair our ability to market TPOXX™ and our biodefense product candidates and may require us to spend time and money to address these issues.

Products developed to treat diseases caused by or to combat the threat of bioterrorism or biowarfare will be subject to changing political and social environments. The political and social responses to bioterrorism and biowarfare have been unpredictable and much debated. Changes in the perception of the risk that military personnel or civilians could be exposed to biological agents as weapons of bioterrorism or biowarfare may delay or cause resistance to bringing our products to market or limit pricing or purchases of our products, any of which could materially harm our business.

In addition, substantial delays or cancellations of purchases could result from protests or challenges from third parties, including potential lawsuits brought against us by third parties such as activists. Even if not successful, such protests and litigation require us to spend time and money defending the value of our product or contracts. The need to address political and social issues may divert our management’s time, attention and resources from other business concerns.

Additional lawsuits, publicity campaigns or other negative publicity may adversely affect the degree of market acceptance of, and thereby limit the demand for, TPOXX™ and our biodefense product candidates. In such event, our ability to market and sell such products may be hindered and the commercial success of TPOXX™ and other products we develop may be harmed, thereby reducing our revenues.

Risks Related to Product Development

Our business depends significantly on our success in completing development and commercialization of drug candidates that are still under development. If we are unable to commercialize these drug candidates, or experience significant delays in doing so, our business will be materially harmed.

We have invested a substantial majority of our efforts and financial resources in the development of our drug candidates. Our ability to generate near-term cash-flows is primarily dependent on the success of our smallpox antiviral drug candidate TPOXX™. The commercial success of our drug candidates will depend on many factors, including:

•	successful development, formulation and cGMP scale-up of drug manufacturing that meets FDA requirements;
•	successful development of animal models;
•	successful completion of non-clinical development, including studies in approved animal models;
•	our ability to pay the expense of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;
•	successful completion of clinical trials;
•	receipt of marketing approvals from FDA and similar foreign regulatory authorities;
•	establishing commercial manufacturing processes of our own or arrangements on reasonable terms with suppliers and contract manufacturers;
•	manufacturing stable commercial supplies of drug candidates, including availability of raw materials;
•	launching commercial sales of the product, whether alone or in collaboration with others; and
•	acceptance of the product by potential government customers, public health experts, physicians, patients, healthcare payors and others in the medical community.

We expect to rely on FDA regulations known as the “animal rule” to obtain approval for certain of our biodefense drug candidates. The animal rule permits the use of animal efficacy studies together with human clinical safety trials to support an application for marketing approval. These regulations are relatively new, and both we and the government have limited experience in the application of these rules to the drug candidates that we are developing. It is possible that results from these animal efficacy studies may not be predictive of the actual efficacy of our drug candidates in humans. If we are not successful in completing the development and commercialization of our drug candidates, whether due to our efforts or due to concerns raised by our governmental regulators or customers, our business could be materially harmed.

We will not be able to commercialize our drug candidates if our pre-clinical development efforts are not successful, our clinical trials do not demonstrate safety or our clinical trials or animal studies do not demonstrate efficacy.

Before obtaining regulatory approval for the sale of our drug candidates, we must conduct extensive pre-clinical development, trials to demonstrate the safety of our drug candidates and clinical or animal trials to demonstrate the efficacy of our drug candidates. Pre-clinical and clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials or animal efficacy studies will be successful, and interim results of a clinical trial or animal efficacy study do not necessarily predict final results.

A failure of one or more of our clinical trials or animal efficacy studies can occur at any stage of development. We may experience numerous unforeseen events during, or as a result of, pre-clinical testing and the clinical trial or animal efficacy study process that could delay or prevent our ability to receive regulatory approval or commercialize our drug candidates, including:

•	regulators or institutional review boards may not authorize us to commence a clinical trial or conduct a clinical trial at a prospective trial site;
•	we may decide, or regulators may require us, to conduct additional pre-clinical testing or clinical trials, or we may abandon projects that we expect to be promising, if our pre-clinical tests, clinical trials or animal efficacy studies produce negative or inconclusive results;
•	we might have to suspend or terminate our clinical trials if the participants are being exposed to unacceptable health risks;
•	regulators or institutional review boards may require that we hold, suspend or terminate clinical development for various reasons, including noncompliance with regulatory requirements;
•	the cost of our clinical trials could escalate and become cost prohibitive;
•	our governmental regulators may impose requirements on clinical trials, pre-clinical trials or animal efficacy studies that we cannot meet or that may prohibit or limit our ability to perform or complete the necessary testing in order to obtain regulatory approval;
•	any regulatory approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the product not commercially viable;
•	we may not be successful in recruiting a sufficient number of qualifying subjects for our clinical trials; and
•	the effects of our drug candidates may not be the desired effects or may include undesirable side effects or the drug candidates may have other unexpected characteristics.

We are in various stages of product development and there can be no assurance of successful commercialization.

In general, our research and development programs are at various stages of development, with some candidates at an early stage of development. To obtain FDA approval for our biodefense products, we will be required to obtain adequate proof of efficacy from multiple animal model studies and provide animal and human safety data. Our other products will be subject to the usual FDA regulatory requirements, which include a number of phases of testing in humans.

FDA has not approved any of our biopharmaceutical product candidates. Any drug candidate we develop will require significant additional research and development efforts, including extensive pre-clinical and clinical testing and regulatory approval, prior to commercial sale. We cannot be sure our approach to drug discovery will be effective or will result in the successful commercialization of any drug. We cannot predict with certainty whether any drug resulting from our research and development efforts will be commercially available within the next several years, or if they will be available at all.

Even if we receive initially positive pre-clinical or clinical results, such results do not mean that similar results will be obtained in later stages of drug development, such as additional pre-clinical testing or human clinical trials. All of our potential drug candidates are prone to the risks of failure inherent in pharmaceutical product development, including the possibility that none of our drug candidates will or can:

•	be shown to be safe, non-toxic and effective;

•	otherwise meet applicable regulatory standards;
•	receive the necessary regulatory approvals;
•	develop into commercially viable drugs;
•	be manufactured or produced economically and on a large scale;
•	be successfully marketed;
•	be paid for by governmental procurers or be reimbursed by governmental or private insurers; and
•	achieve customer acceptance.

In addition, third parties may preclude us from marketing our drugs through enforcement of their proprietary or intellectual property rights that we are not aware of, or third parties may succeed in marketing equivalent or superior drug products. Our failure to develop safe, commercially viable drugs would have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Commercialization

Our ability to grow our business depends significantly on our ability to achieve sales of TPOXX™ to customers other than the U.S. government.

An element of our business strategy is to sell TPOXX™ to customers other than the U.S. government. These potential customers include foreign governments and state and local governments, as well as non-governmental organizations focused on global health like the World Health Organization, health care institutions like hospitals (domestic and foreign) and certain large business organizations interested in protecting their employees against global threats.

The market for sales of TPOXX™ to customers other than the U.S. government is undeveloped, and we may not be successful in generating meaningful sales of TPOXX™, if any, to these potential customers.

Governmental regulations may make it difficult for us to achieve significant sales of TPOXX™ to customers other than the U.S. government. For example, federal and foreign regulations usually require approval of the drug under generally applicable food and drug laws or waivers of such approval before these customers may procure the drug. Additionally, federal laws place various restrictions on the export of drugs that are not FDA-approved or that have potential biodefense-related uses. These restrictions are subject to change as global conditions change. These restrictions and other regulations on drug sales could limit our sales of TPOXX™ to foreign governments and other commercial or foreign customers. In addition, U.S. government demand for TPOXX™ may limit supplies of TPOXX™ available for sale to non-U.S. government customers.

If we fail to increase our sales of TPOXX™ to customers other than the U.S. government, our business and opportunities for growth could be materially limited.

Because we must obtain regulatory clearance or otherwise operate under strict legal requirements in order to test and market our products in the U.S., we cannot predict whether or when we will be permitted to commercialize our products other than through the BARDA Contract.

Except with respect to sales to BARDA under Project BioShield, pharmaceutical products cannot generally be marketed in the U.S. until they have has completed rigorous pre-clinical testing and clinical trials and an extensive regulatory clearance and approval process implemented by FDA. Pharmaceutical products typically take many years to satisfy regulatory requirements and require the expenditure of substantial resources depending on the type, complexity and novelty of the product and its intended use.

Before commencing clinical trials in humans, we must submit and receive clearance from FDA through a process begun by an IND application. Institutional review boards and FDA oversee clinical trials. Such trials:

•	must be conducted in conformance with FDA regulations;
•	must meet requirements for institutional review board oversight;
•	must meet requirements for informed consent;
•	must meet requirements for good clinical and manufacturing practices;

•	are subject to continuing FDA oversight;
•	may require large numbers of test subjects in varying conditions and over extended periods of time; and
•	may be suspended by us or FDA at any time if it is believed that the subjects participating in these trials are being exposed to unacceptable health risks or if FDA finds deficiencies in our IND application or the conduct of these trials.

Before receiving FDA clearance to market a product in the absence of a medical or public health emergency, we must demonstrate that the product is safe and effective on the patient population that will be treated. Data we obtain from pre-clinical and clinical activities and from animal models are susceptible to varying interpretations that could delay, limit or prevent regulatory clearances. Additionally, conducting and managing pre-clinical and clinical trials and animal efficacy studies and manufacturing processes necessary to obtain regulatory approval always involves some risk.

If full regulatory clearance of a product is granted, this clearance will be limited only to those conditions for which the product is demonstrated through clinical trials to be safe and efficacious. We cannot ensure that any compound developed by us, alone or with others, will prove to be safe and efficacious in pre-clinical or clinical trials or animal efficacy studies and will meet all of the applicable regulatory requirements needed to receive full marketing clearance.

The biopharmaceutical market in which we compete and will compete is highly competitive.

The biopharmaceutical industry is characterized by rapid and significant technological change. Our success will depend on our ability to develop and apply our technologies in the design and development of our product candidates and to establish and maintain a market for our product candidates. In addition, there are many companies, both public and private, including major pharmaceutical and chemical companies, specialized biotechnology firms, universities and other research institutions engaged in developing pharmaceutical and biotechnology products. Many of these companies have substantially greater financial, technical, research and development resources, and human resources than us. Competitors may develop products or other technologies that are more effective than any that are being developed by us or may obtain FDA approval for products more rapidly than us. If we commence commercial sales of products, we still must compete in the manufacturing and marketing of such products, areas in which it is very difficult to succeed and in which we have limited experience. Many potential competitors have manufacturing facilities and established marketing capabilities that would enable such companies to market competing products through existing channels of distribution which could provide a substantial advantage.

Our potential products may not be acceptable in the market or eligible for third-party reimbursement resulting in a negative impact on our future financial results.

Any product we develop may not achieve market acceptance. The degree of market acceptance of any of our products will depend on a number of factors, including:

•	the establishment and demonstration in the medical or public health community of the efficacy and safety of such products;
•	the potential advantage of such products over existing approaches to combating the problem intended to be addressed;
•	the cost of our products relative to their perceived benefits; and
•	payment or reimbursement policies of government and third-party payors.

Physicians, patients or the medical community in general may not accept or utilize any product we may develop. Our ability to generate revenues and income with respect to drugs, if any, developed through the use of our technology will depend, in part, upon the extent to which payment or reimbursement for the cost of such drugs will be available from third-party payors, such as governmental suppliers like BARDA, CDC or DoD, governmental health administration authorities, private healthcare insurers, health maintenance organizations, pharmacy benefits management companies and other organizations. Third-party payors are increasingly disputing the prices charged for pharmaceutical products. If third-party payment or reimbursement was not available or sufficient to allow profitable price levels to be maintained for drugs we develop, it could adversely affect our business.

Product liability lawsuits could cause us to incur substantial liabilities and require us to limit commercialization of any products that we may develop.

We face an inherent business risk related to the sale of TPOXX™ and any other products that we successfully develop and the testing of our product candidates in clinical trials.

TPOXX™ is currently identified as a covered countermeasure under a PREP Act declaration issued in October 2008, which provides us with substantial immunity with respect to the manufacture, administration or use of TPOXX™. Under our BARDA Contract, the U.S. government should indemnify us against claims by third parties for death, personal injury and other damages related to TPOXX™, including reasonable litigation and settlement costs, to the extent that the claim or loss results from specified risks not covered by insurance or caused by our grossly negligent or criminal behavior. The collection process can be lengthy and complicated, and there is no guarantee that we will be able to recover these amounts from the U.S. government.

If we cannot successfully defend ourselves against future claims that our product or product candidates caused injuries and we are not entitled to or able to obtain indemnity by the U.S. government with respect to such claims, or if the U.S. government does not honor its indemnification obligations, we may incur substantial liabilities. Regardless of merit or eventual outcome, product liability claims may result in:

•	decreased demand for any product candidate or product that we may develop;
•	injury to our reputation;
•	withdrawal of a product from the market;
•	withdrawal of clinical trial participants;
•	costs to defend the related litigation;
•	substantial monetary awards to trial participants or patients;
•	loss of revenue; and
•	the inability to commercialize any products that we may develop.

We currently have product liability insurance with coverage up to a $10 million annual aggregate limit and up to $10 million per occurrence. The amount of insurance that we currently hold may not be adequate to cover all liabilities that may occur. Product liability insurance is difficult to obtain and increasingly expensive. We may not be able to maintain insurance coverage at a reasonable cost and we may not be able to maintain or obtain insurance coverage that will be adequate to satisfy any liability that may arise.

Additionally, a successful product liability claim or series of claims brought against us could cause our stock price to fall, could decrease our financial resources and materially, exhaust our existing insurance or limit our ability to obtain insurance going forward, all of which would adversely affect our business.

We may be required to perform additional clinical trials or change the labeling of our products if we or others identify side effects after our products are on the market, which could harm future sales of the affected products.

If we or others identify side effects after any of our products are on the market, or if manufacturing problems occur:

•	regulatory approval may be withdrawn;
•	reformulation of our products, additional clinical trials or other testing or changes in labeling of our products may be required;
•	changes to or re-approvals of our manufacturing facilities may be required;
•	sales of the affected products may drop significantly;
•	our reputation in the marketplace may suffer; and
•	lawsuits, including class action suits, may be brought against us.

Any of the above occurrences could harm or prevent future sales of the affected products or could increase the costs and expenses of commercializing and marketing these products.

Healthcare reform and controls on healthcare spending may limit the price we charge for our products and the amounts that we can sell.

There have been a number of legislative and regulatory proposals in the United States to change the health care system in ways that could affect our ability to sell our products profitably. One enacted proposal, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively, the “Healthcare Reform Act”), substantially changes the way healthcare is financed by both governmental and private insurers and will have a substantial effect on the pharmaceutical industry. The Healthcare Reform Act contains a number of provisions, including those governing enrollment in federal healthcare programs like Medicare, reimbursement changes and rules protecting against fraud and abuse, that will change existing healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program. We anticipate that, if we obtain marketing approval for our products, some of our revenue may be derived from governmental healthcare programs, including Medicare. Furthermore, beginning in 2011, the Healthcare Reform Act imposed a non-deductible excise tax on pharmaceutical manufacturers or importers who sell “branded prescription drugs,” which includes innovator drugs and biologics (excluding orphan drugs or generics) to U.S. government programs. The Healthcare Reform Act and other healthcare reform measures that may be adopted in the future could have an adverse effect on our industry generally and potential future sales and profitability of our products specifically.

Laws and regulations governing international operations may preclude us from developing, manufacturing and selling certain product candidates outside of the United States and require us to revise and implement costly compliance programs.

If we expand our operations outside of the United States, we must comply with numerous laws and regulations relating to our business operations in each jurisdiction in which we plan to operate. The creation and implementation of international business practices and compliance programs is costly and such programs can be difficult to enforce, particularly where reliance on third parties is required.

The Foreign Corrupt Practices Act, or FCPA, prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with certain accounting provisions requiring the Company to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations. The anti-bribery provisions of the FCPA are enforced primarily by the U.S. Department of Justice. The SEC is involved with enforcement of the books and records provisions of the FCPA.

Compliance with the FCPA is expensive and can be difficult, particularly in countries in which corruption is a recognized problem. In addition, the FCPA presents particular challenges in the pharmaceutical industry, because, in many countries, hospitals are operated by the government, and doctors and other hospital employees are considered foreign officials. Certain payments to hospitals in connection with clinical studies and other work have been deemed to be improper payments to government officials and have led to FCPA enforcement actions. In addition, biodefense companies like SIGA often sell their products directly to foreign governments.

Various laws, regulations and executive orders also restrict the use and dissemination outside of the United States, or the sharing with certain non-U.S. nationals, of information classified for national security purposes, as well as certain products and technical data relating to those products. If we expand our presence outside of the United States, it will require us to dedicate additional resources to compliance with these laws, and these laws may preclude us from developing, manufacturing, or selling certain products and product candidates outside of the United States, which could limit our growth potential and increase our development costs.

The failure to comply with laws governing international business practices may result in substantial penalties, including suspension or debarment from government contracting. Violation of the FCPA can result in significant civil and criminal penalties that can be levied on the Company and its executives.

Indictment alone under the FCPA can lead to suspension of the right to do business with the U.S. government until the pending claims are resolved. Conviction of a violation of the FCPA can result in long-term disqualification as a government contractor. The termination of a government contract or relationship as a result of our failure to satisfy any of our obligations under laws governing international business practices would have a material negative impact on our operations and harm our reputation and ability to procure government contracts. The SEC also may suspend or bar issuers from trading securities on United States exchanges for violations of the FCPA’s accounting provisions.

Other countries such as the UK have anti-bribery laws similar to the FCPA which may be applicable to our operations.

If we are unable to expand our internal sales and marketing capabilities or enter into agreements with third parties, we may be unable to generate cash flows from product sales to customers other than the U.S. government.

To achieve commercial success for any approved product, we may need to enhance our own sales and marketing capabilities, enter into collaborations with third parties able to perform these services or outsource these functions to third parties.

We currently employ a small, targeted group to support development and business activities related to TPOXX™. We plan to continue to do so and expect that we will use a similar approach for sales to the U.S. government of any other biodefense product candidates that we successfully develop. If we are unable to do this, we may be unable to expand our sales of TPOXX™, which could have an adverse effect on our growth.

Risks Related to Manufacturing and Manufacturing Facilities

Problems related to large-scale commercial manufacturing could cause us to delay product launches or experience shortages of products.

Manufacturing drug products, especially in large quantities, is complex. Our drug candidates require several manufacturing steps at multiple facilities, and may involve complex techniques to assure quality and sufficient quantity, especially as the manufacturing scale increases. Our products must be made consistently and in compliance with a clearly defined manufacturing process. Accordingly, it is essential to be able to validate and control the manufacturing process to assure that it is reproducible. Slight deviations anywhere in the manufacturing process, including obtaining materials, filling, labeling, packaging, storage, shipping, quality control and testing, some of which all pharmaceutical companies, including SIGA, experience from time to time, may result in lot failures, delay in the release of lots, product recalls or spoilage. Success rates can vary dramatically at different stages of the manufacturing process, which can lower yields and increase costs. We may experience deviations in the manufacturing process that may take significant time and resources to resolve and, if unresolved, may affect manufacturing output and/or cause us to fail to satisfy contractual commitments, lead to delays in our clinical trials or result in litigation or regulatory action.

If third parties do not manufacture our drug candidates or products in sufficient quantities and at an acceptable cost or in compliance with regulatory requirements and specifications, the development and commercialization of our drug candidates could be delayed, prevented or impaired.

We currently rely on third parties to manufacture drug candidates that we require for pre-clinical and clinical development, including TPOXX™. Any significant delay in obtaining adequate supplies of our drug candidates could adversely affect our ability to develop or commercialize these drug candidates. We expect that we will rely on third parties for a portion of the manufacturing process for commercial supplies of drug candidates that we successfully develop. If our contract manufacturers are unable to scale-up production to generate enough materials for commercial launch, the success of those products may be jeopardized. Our current and anticipated future dependence upon others for the manufacture of our drug candidates may adversely affect our ability to develop drug candidates and commercialize any product that receives regulatory approval on a timely and competitive basis. If our third party manufacturers’ production processes malfunction or contaminate our drug supplies during manufacturing, we may incur significant inventory loss that may not be covered by our contractual provisions or insurance policies.

We currently rely on third parties to demonstrate regulatory compliance and for quality assurance with respect to the drug candidates manufactured for us. We intend to continue to rely on these third parties for these purposes with respect to production of commercial supplies of drugs that we successfully develop. Manufacturers are subject to ongoing, periodic, unannounced inspection by FDA and corresponding state and foreign agencies or their designees to ensure strict compliance with applicable laws and regulations.

We cannot be certain that our present or future manufacturers will be able to comply with these regulations and other FDA regulatory requirements or similar regulatory requirements outside the U.S. Our contracts and grants call for compliance with all applicable legal and regulatory requirements, however, we do not control third-party manufacturers and their methods for ensuring adherence to regulatory and legal standards. If we or these third parties fail to comply with applicable regulations, sanctions could be imposed on us which could significantly and adversely affect supplies of our drug candidates.

Our activities may involve hazardous materials, use of which may subject us to environmental regulatory liabilities.

Our biopharmaceutical research and development sometimes involves the use of hazardous and radioactive materials and generation of biological waste. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. Although we believe that our safety procedures for handling and disposing of these materials comply with legally prescribed standards, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of an accident, we could be held liable for damages, and this liability could exceed our resources. We use, for example, small amounts of radioactive isotopes commonly used in pharmaceutical research, which are stored, used and disposed of in accordance with Nuclear Regulatory Commission regulations. Our general liability policy provides coverage up to annual aggregate limits of $2 million and coverage of $2 million per occurrence.

We believe that we are in compliance in all material respects with applicable environmental laws and regulations and currently do not expect to make material additional capital expenditures for environmental control facilities in the near term. However, we may have to incur significant costs to comply with current or future environmental laws and regulations.

Risks Related to Sales of Biodefense Products to the U.S. Government

Our business could be adversely affected by a negative audit by the U.S. government.

U.S. government agencies such as the Defense Contract Audit Agency (the “DCAA”), routinely audit and investigate government contractors. These agencies review a contractor’s performance under its contracts and grants, cost structure, and compliance with applicable laws, regulations and standards.

The DCAA also reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s purchasing, property, estimating, compensation and management information systems. Any cost found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. If an audit uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including:

•	termination of contracts;
•	forfeiture of profits;
•	suspension of payments;
•	fines; and
•	suspension or prohibition from doing business with the U.S. government.

Laws and regulations affecting government contracts and grants might make it more costly and difficult for us to conduct our business.

We must comply with numerous laws and regulations relating to the formation, administration and performance of government contracts and grants, which can make it more difficult for us to retain our rights under these contracts. These laws and regulations affect how we do business with federal, state and local governmental agencies. Among the most significant government contracting regulations that affect our business are:

•	the Federal Acquisition Regulation and other agency-specific regulations supplemental to the Federal Acquisition Regulation, which comprehensively regulate the procurement, formation, administration and performance of government contracts;
•	the business ethics and public integrity obligations, which govern conflicts of interest and the hiring of former government employees, restrict the granting of gratuities and funding of lobbying activities and incorporate other requirements such as the Anti-Kickback Act and the FCPA;
•	export and import control laws and regulations; and

•	laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

Risks Related to Regulatory Approvals

If we are not able to obtain required regulatory approvals, we will not be able to commercialize our drug candidates in the United States other than through sales to BARDA, and our ability to generate revenue will be materially impaired.

Our drug candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by FDA and other regulatory agencies in the United States and by comparable authorities in other countries. Failure to obtain regulatory approval for a drug candidate will prevent us from commercializing the drug candidate in the United States other than through sales to BARDA under Project BioShield. We have limited experience in preparing, filing and prosecuting the applications necessary to gain regulatory approvals and expect to rely on third-party contract research organizations and consultants to assist us in this process. Securing FDA approval requires the submission to FDA of extensive pre-clinical and clinical data, animal efficacy studies, information about product manufacturing processes and inspection of facilities and supporting information in order to establish the drug candidate’s safety and efficacy. Our future products may not be effective, may be only moderately effective, or may prove to have significant side effects, toxicities, or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use.

Failure to obtain regulatory approval in international jurisdictions could prevent us from marketing our products abroad.

We intend to seek to market our products outside the United States. To market our products in the European Union and many other foreign jurisdictions, we may need to obtain separate regulatory approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time required to obtain approval may differ from that required to obtain FDA approval.

The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval. We may not obtain foreign regulatory approvals on a timely basis, if at all. Approval by FDA does not ensure approval by regulatory authorities in other countries or jurisdictions, and approval by one foreign regulatory authority does not ensure approval by regulatory authorities in other foreign countries or jurisdictions or by FDA. We may not be able to file for regulatory approvals and may not receive necessary approvals to commercialize our products in any market.

The Fast Track designation for TPOXX™ may not actually lead to a faster development or regulatory review or approval process.

We have obtained a “Fast Track” designation from FDA for TPOXX™. However, we may not experience a faster development process, review or approval compared to conventional FDA procedures. FDA may withdraw our Fast Track designation if it believes that the designation is no longer supported by data from our clinical development program. Our Fast Track designation does not guarantee that we will qualify for or be able to take advantage of FDA’s expedited review procedures or that any application that we may submit to FDA for regulatory approval will be accepted for filing or ultimately approved.

Risks Related to Our Dependence on Third Parties

If third parties on whom we rely for clinical trials or certain animal trials do not perform as contractually required or as we expect, we may not be able to obtain regulatory approval for or commercialize our drug candidates and our business may suffer.

We do not have the ability independently to conduct the clinical trials, and certain animal trials, required to obtain regulatory approval for our products. We depend on independent investigators, contract research organizations and other third-party service providers to conduct trials of our drug candidates and expect to continue to do so. We rely heavily on these third parties for successful execution of our trials, but do not exercise day-to-day control over their activities. We are responsible for ensuring that each of our trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, for conducting and recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Similarly, animal trials are required to comply with Good Laboratory Practices.

We also currently rely on third-party manufacturers and service providers to produce TPOXX™. Under the BARDA Contract, we are responsible for the performance of these third-party contracts, and our contracts with these third parties give us certain supervisory and quality control rights, but we do not exercise complete day-to-day control over their activities.

Our reliance on third parties that we do not control does not relieve us of the responsibilities and requirements imposed by the BARDA Contract. Third parties may not complete activities on schedule, or may not conduct our trials in accordance with regulatory requirements or our stated protocols. The failure of these third parties to carry out their obligations could delay or prevent the development, approval and commercialization of our drug candidates.

Risks Related to Our Intellectual Property

Our ability to compete may decrease if we do not adequately protect our intellectual property rights.

Our commercial success will depend in part on our ability to obtain and maintain patent protection for our proprietary technologies, drug targets and potential products and to preserve our trade secrets and trademark rights. Because of the substantial length of time and expense associated with bringing potential products through the development and regulatory clearance processes to reach the marketplace, the pharmaceutical industry places considerable importance on obtaining patent and trade secret protection. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, we cannot predict the type and breadth of claims allowed in patents covering our products.

SIGA exclusively owns its key patent portfolio, which relates to its leading drug candidate TPOXX™ (ST-246). As of May 24, 2016, the TPOXX™ patent portfolio has seven patent families consisting of ten U.S. utility patents, fourteen issued foreign patents, one U.S. provisional application, five U.S. utility patent applications, and sixty seven foreign patent applications.

We also rely on trade secrets, know-how, continuing technological innovation and licensing opportunities. In an effort to maintain the confidentiality and ownership of trade secrets and proprietary information, we require our employees, consultants and some collaborators to execute confidentiality and invention assignment agreements upon commencement of a relationship with us. These agreements may not provide meaningful protection for our trade secrets, confidential information or inventions in the event of unauthorized use or disclosure of such information, and adequate remedies may not exist in the event of such unauthorized use or disclosure.

If our technologies are alleged or found to infringe the patents or proprietary rights of others, we may be sued, we may have to pay damages or be barred from pursuing a technology, or we may have to license those rights to or from others on unfavorable terms. Even if we prevail, such litigation may be costly.

Our commercial success will depend significantly on our ability to operate without infringing the patents or proprietary rights of third parties. Our technologies, or the technologies of third parties on which we may depend, may infringe the patents or proprietary rights of others. If there is an adverse outcome in any dispute concerning rights to these technologies, then we could be subject to significant liability, required to license disputed rights from or to other parties and/or required to cease using a technology necessary to carry out our research, development and commercialization activities.

The costs to establish or defend against claims of infringement or interference with patents or other proprietary rights can be expensive and time-consuming, even if the outcome is favorable. An outcome of any patent or proprietary rights administrative proceeding or litigation that is unfavorable to us may have a material adverse effect on us. We could incur substantial costs if we are required to defend ourselves in suits brought by third parties or if we initiate such suits. We may not have sufficient funds or resources in the event of litigation. Additionally, we may not prevail in any such action.

Any dispute resulting from claims based on patents and proprietary rights could result in a significant reduction in the coverage of the patents or proprietary rights owned, optioned by or licensed to us and limit our ability to obtain meaningful protection for our rights. If patents are issued to third parties that contain competitive or conflicting claims, we may be legally prohibited from researching, developing or commercializing potential products or be required to obtain licenses to these patents or to develop or obtain alternative technology. We may be legally prohibited from using technology owned by others, may not be able to obtain any license to the patents or technologies of third parties on acceptable terms, if at all, or may not be able to obtain or develop alternative technologies.

In addition, from time to time, the Company is involved in disputes or legal proceedings arising in the ordinary course of business. Those disputes or legal proceedings can be costly, create distractions for our business, and adversely affect the Company.

Furthermore, like many biopharmaceutical companies, we may from time to time hire scientific personnel formerly employed by other companies involved in one or more areas similar to the activities conducted by us. It is possible that we and/or these individuals may be subject to allegations of trade secret misappropriation or other similar claims as a result of their prior affiliations.

Risks Related to Our Business

The loss of key personnel or our ability to recruit or retain qualified personnel could adversely affect our results of operations.

We rely upon the ability, expertise, judgment, discretion, integrity and good faith of our senior management team. Our success is dependent upon our personnel and our ability to recruit and train high quality employees. We must continue to recruit, retain and motivate management and other employees sufficient to maintain our current business and support our projected growth. The loss of services of any of our key management could have a material adverse effect on our business.

Our future success depends on our ability to retain our chief executive officer and other key executives and to attract, retain and motivate qualified personnel. The loss of the services of any key executive might impede the achievement of our research, development and commercialization objectives. Replacing key employees may be difficult and time-consuming because of the limited number of individuals in our industry with the skills and experiences required to develop, gain regulatory approval of and commercialize our product candidates successfully. We generally do not maintain key person life insurance to cover the loss of any of our employees. Recruiting and retaining qualified scientific personnel, clinical personnel and business development personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms, if at all, given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from other companies, universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development, regulatory and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We may have difficulty managing our growth.

Potential future growth could place a significant strain on our management and operations. Our ability to manage any future growth will depend upon our ability to broaden our management team and our ability to attract, hire and retain skilled employees. Our success will also depend on the ability of our officers and key employees to continue to implement and improve our operational and other systems and to hire, train and manage our employees.

Our ability to use our net operating loss carryforwards may be limited.

As of December 31, 2015, we had NOLs, of $64.6 million to offset future taxable income. The remaining NOLs expire in various years between 2023 and 2034, if not utilized. Under the provisions of the Internal Revenue Code, substantial changes in our ownership, in certain circumstances, will limit the amount of NOLs that can be utilized annually in the future to offset taxable income. In particular, section 382 of the Internal Revenue Code imposes a limitation on a company’s ability to use NOLs if the company experiences a more-than-50% ownership change over a three-year period. If we are limited in our ability to use our NOLs in future years in which we have taxable income, we may be required to pay more taxes than if we were able to utilize our NOLs fully. For example, as a result of a previous change in stock ownership, the annual utilization of the NOLs generated in tax years prior to 2004 are subject to limitation. The purchase of shares of our common stock in the rights offering may trigger an ownership change with respect to our stock. In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use NOLs we may, but are under no obligation to, reduce the exercise by such stockholder of the basic subscription right and/or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use NOLs.

USE OF PROCEEDS

Assuming the rights offering is fully subscribed, the net proceeds available to us from the rights offering, after deducting estimated offering expenses of $[•] payable by us, will be approximately $[•]. Proceeds of the rights offering will be used by us and/or our subsidiaries, in combination with other sources of cash, such as the Debt Issuance, to satisfy the PharmAthene Judgment, to fund working capital, and for other general corporate purposes.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our common stock.

DILUTION

Dilution in historical net tangible book value per share represents the difference between the amount per share paid by the purchaser of shares of common stock in this rights offering and the pro forma net tangible book value per share of common stock immediately after the closing of this rights offering. The Company defines “net tangible book value” as an amount equal to total assets less an amount equal to the sum of goodwill and total liabilities.

After giving effect to the assumed issuance of [•] shares of common stock, and after deducting estimated offering expenses payable by us of $[•], our pro forma net tangible book value as of [•], 2016 would have been approximately $[•] or $[•] per share of common stock. This amount represents an immediate increase of $[•] per share to our stockholders on shares of common stock owned prior to this rights offering and an immediate dilution of $[•] per share from the price of $[•] per share on shares of common stock purchased in this rights offering. Our pro forma net tangible book value per share as of [•], 2016 is determined using [•] shares outstanding as of [•], 2016, which assumes the issuance of [•] shares of our common stock.

CAPITALIZATION

The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of [•], 2016. The pro forma information gives effect to:

•	an assumed $35 million in gross proceeds raised from this rights offering.
•	An assumed consummation of a $[•] Debt Issuance (as described in “The Rights Offering – Simultaneous Debt Issuance”)

For purposes of this table, we have assumed that the rights offering is fully subscribed, resulting in $35 million in gross proceeds. However, it is not possible to predict the aggregate principal amount of the common stock that will be subscribed for in this rights offering, and therefore, the amount of gross proceeds that will actually be raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto included in this prospectus.

	As of March 31, 2016
	Actual	Pro Forma
Cash	$104,061,350

Total Debt
Debt Issuance	$0

Stockholders’ equity (Deficit)
Common stock, $0.0001 par value, 600,000,000 shares authorized; 54,114,296 and [•] shares issued and outstanding on an actual and pro forma basis, respectively	$5,411

Additional paid-in capital	$177,204,236
Accumulated deficit	$(471,890,899)
Total stockholders’ deficit	$(294,681,252)

Total Capitalization	$(294,681,252)

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Price Range of Common Stock

Since March 20, 2015, the Company’s common stock had been traded in the over-the-counter securities market (“OTC”). The Company’s common stock traded under the symbol “SIGAQ” from March 20, 2015 until April 17, 2016, and since April 18, 2016, it has traded under the symbol “SIGA.” Prior to March 20, 2015, the Company’s common stock had been traded on the Nasdaq Global Market under the symbol “SIGA” since September 3, 2009 and, prior to such date, had been traded on the Nasdaq Capital Market since September 9, 1997. Prior to that time there was no public market for our common stock.

The Company trades on the OTC because, due to the Company’s chapter 11 filing, the Company no longer met the continuing listing requirements necessary to maintain its listing on the Nasdaq Global Market and Nasdaq suspended from trading the Company’s common stock at the open of business on March 20, 2015.

The following table sets forth, for the periods indicated, the high and low sales prices for the common stock, as reported on the Nasdaq Global Market and OTC, as applicable:

2016	High	Low
First Quarter	$0.88	$0.35
Second Quarter (through June 3, 2016)	1.20	0.35
2015	High	Low
First Quarter	$2.68	$1.35
Second Quarter	2.06	1.28
Third Quarter	1.49	1.01
Fourth Quarter	1.53	0.20
2014	High	Low
First Quarter	$3.87	$2.94
Second Quarter	3.23	2.49
Third Quarter	2.91	0.99
Fourth Quarter	1.79	1.32

As of [•], 2016, the closing sale price of our common stock was $[•] per share. There were 37 holders of record as of May 27, 2016. We believe that the number of beneficial owners of our common stock is substantially greater than the number of record holders, because a large portion of common stock is held in broker “street names.”

We have paid no dividends on our common stock and do not expect to pay cash dividends in the foreseeable future. The Plan restricts our ability to declare, set aside or pay any dividend or other distribution (whether in cash, securities or property) with respect to its capital stock or other equity interests or rights, other than as set forth in employment agreements and/or a MIP (management incentive plan) that are agreed to by the creditor’s committee under the Plan. We currently intend to retain any future earnings to finance the growth and development of our business and to satisfy creditor claims in connection with the chapter 11 case.

THE RIGHTS OFFERING

Background of the Rights Offering

SIGA is distributing, at no charge, to the holders of our common stock, par value $0.0001 per share, non-transferable subscription rights to purchase up to [•] shares of the Company’s common stock. Each stockholder will receive one subscription right for each share of our common stock owned on [•], 2016, and each subscription right will entitle its holder to purchase [•] shares of the Company’s common stock. If you exercise your basic subscription rights in full, and other stockholders do not fully exercise their basic subscription rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed common stock at the subscription price, subject to proration and ownership limitations, which we refer to as the over-subscription privilege. Each subscription right consists of a basic subscription right and an over-subscription privilege.

We expect the total purchase price of the common stock offered in this rights offering to be approximately $[•], assuming full participation, payable in cash. The net proceeds of the rights offering will be used by us and/or our subsidiaries for the satisfaction of certain judgments described herein and the funding of working capital, planned capital investments and other general corporate purposes.

Assuming the rights offering is fully subscribed, the net proceeds available to us from the rights offering, after deducting estimated offering expenses of $[•] payable by us, will be approximately $[•]. Proceeds of the rights offering will be used by us and/or our subsidiaries, in combination with other sources of cash, to satisfy the PharmAthene Judgment and to fund working capital, and other general corporate purposes.

Simultaneous Debt Issuance

The Company has negotiated the Debt Issuance with a third party. The principal terms of the Debt Issuance are: [•]

Completion of the rights offering is conditioned on the closing of the Debt Issuance, which we expect to be consummated simultaneously with the completion of the rights offering. Funds received in payment of the subscription price are anticipated to be held in escrow until the Debt Issuance is consummated (if at all), or until the Company definitively determines to terminate the rights offering. If the Debt Issuance does not close by [•], 2016, we anticipate terminating the rights offering and returning any subscription payments received from our rights holders, without interest or penalty. Neither the rights offering nor the Debt Issuance will be consummated unless the Company determines in its sole discretion that, upon consummation of both the rights offering and the Debt Issuance (or through some other source of financing), the Company will have sufficient cash to fully pay the PharmAthene Judgment.

Subscription Rights

We will distribute to each holder of our common stock who is a record holder of our common stock on the record date, which is [•], 2016, at no charge, one non-transferable subscription right for each share of common stock owned as of the record date. As of the record date, an aggregate of [•] shares of our common stock were outstanding.

The subscription rights will be evidenced by non-transferable subscription rights certificates. Each subscription right will entitle the rights holder to purchase [•] shares of common stock of the Company, upon timely delivery of the required documents and payment of the subscription price. Any excess payment will be returned to you, as soon as practicable, without interest or penalty. If rights holders wish to exercise their subscription rights, they must do so prior to 5:00 p.m., New York City time, on [•], 2016, the expiration date for the rights offering, subject to extension solely by the Company in its sole discretion. After the expiration date, the subscription rights will expire and will have no value. See below under “— Expiration of the Rights Offering; Extensions and Amendments.” You are not required to exercise any or all of your subscription rights.

Each subscription right will entitle you to invest $[•] towards the purchase of shares of our common stock, which we refer to as the basic subscription right, at the subscription price. If you exercise your basic subscription rights in full, and other stockholders do not fully exercise their basic subscription rights, you will be entitled to an over-subscription privilege to purchase a portion of the unsubscribed common stock at the subscription price, subject to proration and ownership limitations, which we refer to as the over-subscription privilege. Each subscription right consists of a basic subscription right and an over-subscription privilege. The number of shares that you will obtain will equal the accepted dollar amount of your investment divided by the subscription price rounded down to the nearest whole share. If all the subscription rights were exercised, the total gross proceeds to us from the sale of shares of common stock offered in the rights offering would be approximately $35 million.

Over-Subscription Privilege

If you exercise your basic subscription rights in full, you may also choose to exercise your over-subscription privilege. Subject to proration and stock ownership limitations, and limitations on share sales we may impose that are described below, if applicable, we will seek to honor the over-subscription privilege requests in full. If over-subscription privilege requests exceed the number of shares available, however, we will allocate the available shares pro rata among the record holders exercising the over-subscription privilege in proportion to the number of shares of our common stock each of those record holders owned on the record Date, relative to the number of shares owned by all record holders exercising the over-subscription privilege. If this pro rata allocation results in any record holder receiving a greater number of shares than the record holder subscribed for pursuant to the exercise of the over-subscription privilege, then such record holder will be allocated only that number of shares for which the record holder oversubscribed, and the remaining shares will be allocated among all other record holders exercising the over-subscription privilege on the same pro rata basis described above. The proration process will be repeated until all shares have been allocated.

The subscription agent will determine the over-subscription allocation based on the formula described above. To the extent the aggregate subscription payment of the actual number of unsubscribed shares available to you at the subscription price pursuant to the over-subscription privilege is less than the amount you actually paid in connection with the exercise of the over-subscription privilege, you will be allocated, after the subscription price is determined, only the number of unsubscribed shares available to you, and any excess subscription payments will be returned to you, without interest or penalty, as soon as practicable after expiration of the rights offering.

We can provide no assurances that, following determination of the subscription price, you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering. We will not be able to satisfy any requests for shares pursuant to the over-subscription privilege if all of our stockholders exercise their basic subscription rights in full, and we will only honor an over-subscription privilege to the extent sufficient shares are available following the exercise of basic subscription rights.

Limitations on Exercise

In the event that the exercise by a stockholder of the basic subscription right or the over-subscription privilege could, as determined by the Company in its sole discretion, potentially result in a limitation on the Company’s ability to use NOLs under the Code and the rules promulgated thereunder, the Company may, but is under no obligation to, reduce the exercise by such stockholder of the basic subscription right or the over-subscription privilege to such number of shares of common stock as the Company in its sole discretion shall determine to be advisable in order to preserve the Company’s ability to use NOLS.

Expiration of the Rights Offering; Extensions and Amendments

You may exercise your subscription rights at any time prior to 5:00 p.m., New York City time, on [•], 2016, the expiration date for the rights offering. If you do not exercise your subscription rights before the expiration date of the rights offering, your subscription rights will expire and will have no value. We will not be required to issue any new common stock to you if the subscription agent receives your rights certificate or payment, after the expiration date, regardless of when you sent the rights certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

We may, in our sole discretion, extend the time for exercising the subscription rights. We may extend the expiration date at any time after the record date. If the commencement of the rights offering is delayed for a period of time, the expiration date of the rights offering may be similarly extended. We will extend the duration of the rights offering as required by applicable law, and may choose to extend the duration of the rights offering for any reason. We may extend the expiration date of the rights offering by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration date of the rights offering, we will publicly announce such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date. We also reserve the right, in our sole discretion, to amend or modify the terms of the rights offering.

Termination Rights; Conditions to the Rights Offering

We reserve the right to cancel or terminate the rights offering, in whole or in part, in our sole discretion at any time prior to the completion of the rights offering, for any reason or no reason.

Without limiting the generality of the foregoing, this rights offering is subject to the following conditions:

•	our stockholders, collectively, must have subscribed for no less than $[•] aggregate amount of new common stock;
•	the Debt Issuance shall have been consummated; and
•	there shall not have been any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering.

We may waive any of these conditions and choose to proceed with this rights offering even if one or more of these conditions is not satisfied.

If we cancel or terminate this rights offering, in whole or in part, all affected subscription rights will expire without value and all funds received in connection with the rights offering will be returned as soon as practicable, without interest or penalty, to those persons who exercised their subscription rights.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified. Your subscription rights will not be considered exercised unless the subscription agent receives from you, your broker, custodian or nominee, as the case may be, all of the required documents properly completed and executed and your full subscription price payment in cash prior to 5:00 p.m., New York City time, on [•], 2016, the expiration date of the rights offering. Rights holders may exercise their rights as follows:

Subscription by Registered Holders

Rights holders who are registered holders of our common stock may exercise their subscription privilege by properly completing and executing the rights certificate together with any required signature guarantees and forwarding it, together with payment in full, of the subscription price for the amount of common stock for which they subscribe, to the subscription agent at the address set forth under the subsection entitled “—Delivery of Subscription Materials and Payment,” on or prior to the expiration date.

Subscription by Beneficial Owners

Rights holders who are beneficial owners of shares of our common stock and whose shares are registered in the name of a broker, custodian bank or other nominee and rights holders who hold common stock certificates and would prefer to have an institution conduct the transaction relating to the rights on their behalf, should instruct their broker, custodian bank or other nominee or institution to exercise their rights and deliver all documents and payment on their behalf, prior to the expiration date. A rights holder’s subscription rights will not be considered exercised unless the subscription agent receives from such rights holder, its broker, custodian, nominee or institution, as the case may be, all of the required documents and such holder’s full subscription price payment.

To properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege before the rights offering expires. Because we will not know the total number of unsubscribed shares before the rights offering expires, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription payment for the maximum amount that you wish to invest in the rights offering taking into consideration that the number of shares you may acquire will not be fixed until after the rights offering has expired.

Method of Payment

Payments must be made in full in:

•	U.S. currency by:
−	check or bank draft drawn on a U.S. bank, or postal telegraphic or express, payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent”;
−	U.S. Postal money order payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent”; or
−	wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at [•], ABA #[•], Account #[•] FBO SIGA Subscription, with reference to the rights holder’s name.

Rights certificates received after 5:00 p.m., New York City time, on [•], 2016, the expiration date of the rights offering, will not be honored, and we will return your payment to you in the form received as soon as practicable, without interest or penalty.

The subscription agent will be deemed to receive payment upon:

•	clearance of any uncertified check deposited by the subject agent;
•	receipt by the subscription agent of any certified bank check draft drawn upon a U.S. bank; or
•	receipt by the subscription agent of any U.S. Postal money order.

You should read the instruction letter accompanying the rights certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS TO US. Except as described below under “— Guaranteed Delivery Procedures,” we will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and payment of the full subscription amount. The risk of delivery of all documents and payments is on you or your nominee, not us or the subscription agent.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of rights, but, if sent by mail, we recommend that you send those certificates and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment before the expiration of the subscription period.

Unless a rights certificate provides that the new shares of common stock are to be delivered to the record holder of such rights or such certificate is submitted for the account of a bank or a broker, signatures on such rights certificate must be guaranteed by an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 of the Exchange Act, subject to any standards and procedures adopted by the subscription agent. See “— Medallion Guarantee May be Required.”

Medallion Guarantee May Be Required

Your signature on each subscription rights certificate must be guaranteed by an eligible institution, such as a member firm of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

•	your subscription rights certificate provides that the common stock are to be delivered to you as record holder of those subscription rights; or
•	you are an eligible institution.

Subscription Agent

The subscription agent for this rights offering is American Stock Transfer & Trust Company, LLC. We will pay all fees and expenses of the subscription agent related to the rights offering and have also agreed to indemnify the subscription agent from certain liabilities that it may incur in connection with the rights offering.

Delivery of Subscription Materials and Payment

You should deliver your subscription rights certificate and payment of the subscription price in cash or, if applicable, notice of guaranteed delivery, to the subscription agent at the following address:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions
Tel: (718) 921.8200

Your delivery to an address or by any method other than as set forth above will not constitute valid delivery and we may not honor the exercise of your subscription rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of common stock or for additional copies of this prospectus to us at SIGA Technologies, Inc., 660 Madison Avenue, Suite 1700, New York, New York 10065 or by telephone at (212) 672-9100.

Guaranteed Delivery Procedures

The subscription agent will grant you three business days after the expiration date to deliver the rights certificate if you follow the following instructions for providing the subscription agent notice of guaranteed delivery. On or prior to the expiration date, the subscription agent must receive payment in full, as provided herein, for the entire amount of common stock subscribed for through the exercise of the subscription privilege, together with a properly completed and duly executed notice of guaranteed delivery substantially in the form accompanying this prospectus either by mail or overnight carrier, that specifies the name of the holder of the rights and the amount of the common stock subscribed for. If applicable, it must state separately the amount of the common stock subscribed for through the exercise of the subscription privilege and a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States must guarantee that the properly completed and executed rights certificate for the entire amount of the common stock subscribed for will be delivered to the subscription agent within three business days after the expiration date. The subscription agent will then conditionally accept the exercise of the rights and will withhold the common stock until it receives the properly completed and duly executed rights certificate within that time period.

Notices of guaranteed delivery and payments should be mailed or delivered to the appropriate addresses set forth under “— Delivery of Subscription Materials and Payment.”

Calculation of Subscription Rights Exercised

If you do not indicate the number of subscription rights being exercised, or do not forward full payment, as provided herein, of the total subscription price payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised your subscription right with respect to the maximum number of subscription rights that may be exercised with the aggregate subscription price payment, as provided herein, that you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of the common stock, we or the subscription agent will return in cash (unless the holder paid for the rights through indebtedness owed by us) the excess amount to you by mail, without interest or penalty, as soon as practicable after the expiration date of the rights offering.

To the extent you properly exercise your over-subscription privilege for an amount of shares that, following determination of the subscription price, exceeds the number of unsubscribed shares available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the rights offering, without interest or penalty.

Escrow Arrangements

The subscription agent will hold funds received in payment of the subscription price in a segregated account until the rights offering is completed or withdrawn and terminated.

Notice to Beneficial Holders

If you are a broker, a trustee or a depositary for securities that holds shares of our common stock for the account of others as of the record date, you should notify the respective beneficial owners of such shares of the rights offering as soon as possible to find out their intentions with respect to exercising their subscription rights. You should obtain instructions from the beneficial owners with respect to their subscription rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If a beneficial owner so instructs, you should complete the appropriate subscription rights certificates and submit them to the subscription agent with the proper payment. If you did not receive this form, you should contact the subscription agent to request a copy.

Beneficial Owners

If you are a beneficial owner of shares of our common stock or will receive subscription rights through a broker, custodian bank or other nominee, we will ask your broker, custodian bank or other nominee to notify you of the rights offering. If you wish to exercise your subscription rights, you will need to have your broker, custodian bank or other nominee act for you. If you hold certificates of our common stock directly and would prefer to have your broker, custodian bank or other nominee act for you, you should contact your nominee and request it to effect the transactions for you. To indicate your decision with respect to your subscription rights, you should complete and return to your broker, custodian bank or other nominee the form entitled “Beneficial Owners Election Form”. You should receive the “Beneficial Owners Election Form” from your broker, custodian bank or other nominee with the other rights offering materials. If you wish to obtain a separate subscription rights certificate, you should contact the nominee as soon as possible and request that a separate subscription rights certificate be issued to you. You should contact your broker, custodian bank or other nominee if you do not receive this form but you believe you are entitled to participate in the rights offering. We are not responsible if you do not receive this form from your broker, custodian bank or nominee or if you receive it without sufficient time to respond.

Determinations Regarding the Exercise of Your Subscription Rights

We will decide all questions concerning the timeliness, validity, form and eligibility of the exercise of your subscription rights and any such determinations by us will be final and binding. We, in our sole discretion, may waive, in any particular instance, any defect or irregularity, or permit, in any particular instance, a defect or irregularity to be corrected within such time as we may determine. We will not be required to make uniform determinations in all cases. We may reject the exercise of any of your subscription rights because of any defect or irregularity. We will not accept any exercise of subscription rights until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion. Our interpretations of the terms and conditions of the rights offering will be final and binding.

Neither we, nor the subscription agent, will be under any duty to notify you of any defect or irregularity in connection with your submission of subscription rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of subscription rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept the exercise of your subscription rights if our issuance of the common stock to you could be deemed unlawful under applicable law.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke or change your exercise or request a refund of monies paid. All exercises of rights are irrevocable, even if you subsequently learn information about us that you consider to be unfavorable. You should not exercise your rights unless you are certain that you wish to purchase the common stock at the terms set forth herein and in the rights certificate.

Non-Transferability of the Rights

The subscription rights granted to you are non-transferable and, therefore, may not be assigned, gifted, purchased, sold or otherwise transferred to anyone else. Notwithstanding the foregoing, you may transfer your rights to any affiliate of yours (i.e. entities which you control or are controlled by you or under common control with you) and your rights also may be transferred by operation of law; for example, a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date.

Rights of Subscribers

You will have no rights as a holder of the common stock unless and until the common stock is delivered to you. You will have no right to revoke your subscriptions after you deliver your completed rights certificate, payment as provided herein, and any other required documents to the subscription agent.

Foreign Stockholders and Stockholders with Army Post Office or Fleet Post Office Addresses

The subscription agent will not mail rights certificates to you if you are a stockholder whose address is outside the United States or if you have an Army Post Office or a Fleet Post Office address. Instead, we will have the subscription agent hold the subscription rights certificates for your account. To exercise your rights, you must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that it is permitted to exercise your subscription rights under applicable law. If you do not follow these procedures by such time, your rights will expire and will have no value.

No Board Recommendation

An investment in our common stock must be made according to your evaluation of your own best interests and after considering all of the information herein, including the “Risk Factors” section of this prospectus. Neither we nor our board of directors are making any recommendation regarding whether you should exercise your subscription rights.

Shares of Common Stock Outstanding After the Rights Offering

Based on [•] shares of our common stock currently outstanding, and the potential that we may issue as many as [•] shares, [•] shares of our common stock may be issued and outstanding following the rights offering. This would represent an increase in the number of outstanding shares of our common stock of approximately [•]%.

Fees and Expenses

Neither we nor the subscription agent will charge a brokerage commission or a fee to subscription rights holders for exercising their rights. However, if you exercise your subscription rights through a broker, dealer or nominee, you will be responsible for any fees charged by your broker, dealer or nominee.

Questions About Exercising Subscription Rights

If you have any questions or require assistance regarding the method of exercising your subscription rights or requests for additional copies of this document or any document mentioned herein, you should contact the subscription agent at the address and telephone number set forth above under “— Delivery of Subscription Materials and Payment.”

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any principal amount of the common stock from subscription rights holders who are residents of those states or of other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities law or other legal requirements of those states or other jurisdictions. Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any principal amount of the common stock you may elect to purchase by exercise of your subscription rights in order to comply with state securities laws. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in one of those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.

DESCRIPTION OF COMMON STOCK

We have 600,000,000 shares shares of common stock $0.0001 par value authorized. Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting rights with respect to the election of directors, and, as a consequence, minority stockholders will not be able to elect directors on the basis of their votes alone. Holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore.

In the event of a liquidation, dissolution or winding up of the company, holders of our common stock would be entitled to share ratably in all assets remaining after payment of liabilities and the satisfaction of any liquidation preference of any then outstanding series of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

As of the record date, there were [•] shares of common stock outstanding held of record by approximately [•] stockholders.

PLAN OF DISTRIBUTION

On or about [•], 2016, we will distribute the rights, rights certificates and copies of this prospectus to individuals who owned shares of common stock on the record date. We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights in the rights offering and no commissions, fees or discounts will be paid in connection with the rights offering. While certain of our directors, officers and other employees may solicit responses from you, those directors, officers and other employees will not receive any commissions or compensation for their services other than their normal compensation. If you wish to exercise your subscription rights and purchase securities, you should complete the subscription rights certificate and return it with payment as provided herein for the securities, to the subscription agent, American Stock Transfer & Trust Company, LLC, at the following address:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
Attn: Corporate Actions
Tel: (718) 921.8200

We have not entered into any agreements regarding stabilization activities with respect to our securities.

If you have any questions, you should contact us at SIGA Technologies, Inc., 660 Madison Avenue, Suite 1700, New York, New York 10065 or by telephone at (212) 672-9100. We have agreed to pay the subscription agent a fee plus certain expenses, which we estimate will total approximately $[•]. We estimate that our total expenses in connection with the rights offering will be approximately $[•].

Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

BUSINESS

Overview

We are a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats. Our lead product is TPOXX™, also known as Tecovirimat or ST-246®, an orally administered antiviral drug that targets orthopoxviruses. While TPOXX™ is not yet approved as safe or effective by the FDA, it is a novel small-molecule drug that is being delivered to the Strategic Stockpile under Project BioShield.

BARDA Contract – TPOXX™, also known as Tecovirimat or ST-246®

On May 13, 2011, SIGA signed the BARDA Contract, pursuant to which SIGA agreed to deliver two million courses of TPOXX™ to the Strategic Stockpile. The BARDA Contract is worth approximately $470 million, including $409.8 million for the manufacture and delivery of 1.7 million courses of TPOXX™ and $60 million of potential reimbursements related to development and supportive activities (the “Base Contract”). In addition to the Base Contract, the BARDA Contract also contains various options that are exercisable at BARDA’s discretion. The BARDA Contract expires in September 2020.

Under the Base Contract, BARDA has agreed to buy from SIGA 1.7 million courses of TPOXX™. Additionally, SIGA expects to contribute to BARDA 300,000 courses of TPOXX™ at no additional cost to BARDA.

For courses of TPOXX™ that are physically delivered to the Strategic Stockpile, the Company has replacement obligations, at no cost to BARDA, in the event that the final version of TPOXX™ approved by the FDA is different from any course of TPOXX™ that has been delivered to the Strategic Stockpile or if TPOXX™ does not meet any specified label claims, fails release testing or does not meet 38 month expiry period (from time of delivery to the Strategic Stockpile), or if TPOXX™ is recalled or deemed to be recalled for any reason.

The Company is eligible for a $102.5 million hold back payment from BARDA if the FDA approves TPOXX™, either in the currently delivered form or in a different form. The hold back payment is part of the $409.8 million of payments that can be received by the Company for the manufacture and delivery of 1.7 million courses of TPOXX™. If the approved version of TPOXX™ is different from those delivered to the Strategic Stockpile, then the Company is obligated to replace the previously delivered courses, at no additional cost, to BARDA. If the final approved version of TPOXX™ differs from those delivered, the $102.5 million hold back payment would not be paid until the obligation to replace the previously delivered product at no additional cost is satisfied.

The Base Contract includes $409.8 million of payments, inclusive of upfront payments and milestone payments, that can be received by the Company for the manufacture and delivery of 1.7 million courses of TPOXX™ that are to be purchased by BARDA and physically delivered to the Strategic Stockpile. The timing and amount of specific payments to the Company are based on sub-payment tranches provided for in the Base Contract. As of March 31, 2016, the Company has received $249.2 million under the Base Contract related to the manufacture and physical delivery of courses of TPOXX™. Included in this amount are a $41 million advance payment in 2011 for the completion of certain planning and preparatory activities related to the Base Contract, a $12.3 million milestone payment in 2012 for the completion of the product labeling strategy for TPOXX™, a $8.2 million milestone payment in 2013 for the completion of the commercial validation campaign for TPOXX™, and $187.7 million of payments for physical deliveries of 1.4 million courses of TPOXX™ to the Strategic Stockpile beginning in 2013 (an additional 259,200 courses were delivered at no cost to BARDA). Product deliveries of 1.3 million of those courses in 2013 and 2014 (including 259,200 courses delivered at no cost to BARDA) were at a provisional dosage of 600 mg administered once daily. Product deliveries of 383,754 courses in 2015 were at a provisional dosage of 600 mg administered twice per day (1,200 mg per day).

The Company is eligible to receive an additional $160.6 million under the Base Contract for the manufacture, delivery and purchase by BARDA of courses of TPOXX™. Included in this amount are: $37.6 million of payments following additional future physical deliveries of TPOXX™ to the Strategic Stockpile; a $20.5 million milestone payment for successful submission to the FDA of a complete application for TPOXX™ regulatory approval; and a $102.5 million hold back payment, which represents a 25% hold back on the $409.8 million of total payments tied to the manufacture and delivery of 1.7 million courses of TPOXX™ that are to be purchased by BARDA. The $102.5 million hold back payment would be triggered by FDA approval of TPOXX™, as long as the Company does not have, as described above, a continuing product replacement obligation to BARDA. The $37.6 million of payments for product deliveries is currently targeted by the Company to be fully received in 2016.

Starting in 2015, product deliveries of TPOXX™ have been at a provisional dosage of 600 mg administered twice per day (1,200 mg per day). This is a change from the provisional dosage that was in effect when product deliveries were made in 2013 and 2014 (600 mg per day). In 2013 and 2014, the provisional dosage of courses delivered to the Strategic Stockpile was 600 mg administered once a day. The change in the provisional dosage is based on FDA guidance received by the Company in 2014, subsequent to the delivery of 1.3 million courses of TPOXX™. Based on the current provisional dosage of 600 mg administered twice per day (1,200 mg per day), the Company currently expects to supplement previously delivered courses of TPOXX™, at no additional cost to BARDA, with additional dosages so that all of the courses previously delivered to BARDA will be at the new provisional dosage. The Company and BARDA agreed to an amendment (the “BARDA Amendment”) of the BARDA Contract to reflect the foregoing, which modification was approved by the Bankruptcy Court in April 2015 (see “Administration of Chapter 11 Case” below for additional details). In February 2016, the FDA confirmed (through dose concurrence) its earlier dosage guidance of 600 mg administered twice per day (1,200 mg per day).

The Company expects to incur significant incremental costs with the production of additional dosage. The provisional dosage for TPOXX™ may be subject to additional changes based on possible additional FDA guidance. At the current provisional dosage of 600 mg administered twice per day (1,200 mg per day), the Company expects that total manufacturing costs, as a percentage of the $409.8 million that can be received by the Company for the manufacture and delivery of 1.7 million courses of TPOXX™, will be less than 25%. This percentage estimate is subject to material change if, among other things, the provisional dosage changes or if $409.8 million is not received by the Company from BARDA.

The Base Contract with BARDA includes $56 million of potential reimbursement for development and supportive activities. These activities are reimbursed primarily on a cost-plus basis after each individual activity is authorized by BARDA and after costs are incurred. As of December 31, 2015, the Company has received, or invoiced, $15.3 million of reimbursement payments under the Base Contract for development and supportive activities.

The BARDA Contract also separately contains $122.7 million of options that, if exercised by BARDA: would result in a $50 million payment to the Company in the event of FDA approval for extension to 84-month expiry for TPOXX™ (from 38 month expiry as required in the Base Contract); would fund up to $58.3 million of development and supportive activities such as work on a smallpox prophylaxis indication for TPOXX™; and/or would fund $14.4 million of production-related activities related to warm-base manufacturing. In 2015, BARDA exercised two options related to extending the indication of the drug to the geriatric and pediatric populations. The value of these option exercises was minimal. These options were exercisable by BARDA in its sole discretion. BARDA may not exercise additional options in the future. BARDA has indicated that it will evaluate, after the FDA’s review and evaluation of stability data, the Company’s request that BARDA exercise the option for the $50 million payment to the Company in the event of FDA approval of 84-month expiry for TPOXX™.

The Company has been actively pursuing FDA approval of TPOXX™ for purposes of receiving the $102.5 million hold back payment (discussed above) as well as for strategic and expanded marketing purposes. The Company is pursuing FDA approval under the “animal rule.” As such, the Company has completed multiple monkeypox and variola efficacy studies in non-human primates and has also completed a series of rabbitpox efficacy studies in rabbits. At this point in time, the Company does not expect additional substantive efficacy studies to be required prior to the filing of a New Drug Application (“NDA”). In the second quarter of 2015, the Company launched an expanded clinical human safety trial with patient dosing. The Company believes that this clinical trial will provide essential human safety data and should represent the last major step in support of an NDA filing with the FDA. SIGA is targeting the second or third quarter of 2017 for completion of testing and analysis of data for the expanded clinical human safety trial. An NDA filing is targeted for late 2017.

Notwithstanding the above, there can be no assurance that the FDA will approve an NDA for TPOXX™. Upon FDA approval of an NDA for TPOXX™, the Company would be able to address replacement obligations, if any, relating to courses of TPOXX™ that have been delivered to the Strategic Stockpile.

Lead Product – TPOXX™, also known as Tecovirimat or ST-246®

SIGA believes that TPOXX™ is among the first new small-molecule drugs delivered to the Strategic Stockpile under the Project BioShield Act of 2004 (“Project BioShield”). TPOXX™ is an investigational product that is not currently approved by the FDA as a treatment of smallpox or any other indication. Nevertheless, the FDA has designated TPOXX™ for “fast-track” status, creating a path for expedited FDA review and eventual regulatory approval. TPOXX™ is a novel, patented drug that is easy to store, transport and administer. There could be several uses for an effective smallpox antiviral drug: to reduce mortality and morbidity in those infected with the smallpox virus, to protect the non-immune who risk developing smallpox following virus exposure, and as an adjunct to the smallpox vaccine in order to reduce the frequency of serious adverse events due to the live virus used for vaccination.

The regulatory path and SIGA’s development activities related to TPOXX™, are materially guided by the results of an FDA Advisory Committee meeting that was held in December 2011 (the “Advisory Committee”). The Advisory Committee was convened to consider proposals for using a surrogate orthopoxvirus model and to determine what elements of the “animal rule” constitute sufficient evidence for approval of a drug for the treatment of smallpox. The Advisory Committee’s recommendation confirmed that the monkeypox, rabbitpox and ectromelia models, especially in combination, could suitably provide appropriate evidence of efficacy for treatment of smallpox. Subsequent to the Advisory Committee, SIGA has had substantive meetings and communications with the FDA regarding the regulatory path of TPOXX™. Development activities for TPOXX™ are based on the Advisory Committee’s recommendation, and take into account meetings and communications with the FDA.

TPOXX™ has Orphan Drug designation for both the treatment and prevention of smallpox, and in late 2010, TPOXX™ received Orphan Drug designation for the broader indication of treatment of orthopoxvirus infections (vaccinia, variola, monkeypox and cowpox). An Investigational New Drug (“IND”) application for an intravenous (IV) formulation of TPOXX™ was filed with FDA in September 2012 and SIGA received a safe to proceed letter from FDA in November 2012 along with a letter granting Fast-Track status. SIGA expects to initiate a phase 1 single ascending dose safety and pharmacokinetic study for the IV formulation in 2016.

Chapter 11 Case

On April 7, 2016, the Company filed its Third Amended Chapter 11 Plan (the “Plan”). The Plan was supported by the official committee of unsecured creditors appointed in the Company’s chapter 11 case (the “UCC”). On April 8, 2016, the Bankruptcy Court confirmed the Plan and on April 12, 2016, the Plan became effective (the “Effective Date of the Plan”). On the Effective Date of the Plan, the Company emerged from chapter 11.

On September 16, 2014 (the “Petition Date”), the Company filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) chapter 11 Case Number 14-12623 (SHL). During the quarter ended March 31, 2016, the Company operated its business as a “debtor-in-possession” in accordance with the applicable provisions of the Bankruptcy Code.

The Company commenced the chapter 11 case to preserve and ensure its ability to satisfy its commitments under the BARDA Contract and to preserve its operations, which likely would have been jeopardized by the enforcement of a judgment stemming from the litigation with PharmAthene (see “PharmAthene Litigation” below). While operating as a debtor-in-possession under chapter 11, the Company pursued an appeal of the Delaware Court of Chancery’s final order and judgment (the “Delaware Court of Chancery Final Order and Judgment”), without having to post a bond.

Plan of Reorganization

On April 7, 2016, the Company filed the Plan, which was supported by the UCC. The Plan, as more fully described below, addresses, among other things, how the Company will treat and satisfy its liabilities relating to the period prior to the commencement of its chapter 11 case, including all claims held by PharmAthene. On April 8, 2016, the Bankruptcy Court confirmed the Plan and on April 12, 2016, the Plan became effective and the Company emerged from chapter 11.

The Plan provides for, among other things:

•	Prepetition unsecured claims (other than PharmAthene’s claim) will be paid in cash in full.
•	As of the Effective Date of the Plan, ownership of existing shares of the Company’s common stock remained unaltered by the Plan; however, existing shares will be subject to potential future cancellation (without receipt of any consideration) in the event that PharmAthene’s claim is satisfied though the issuance of newly-issued shares of Company stock (option (ii) described below).
•	Commencing on March 23, 2016, the date on which the Delaware Court of Chancery Final Order and Judgment became final and non-appealable, the Company has 120 days (subject to a possible 90 day extension) to select one of the following options to treat PharmAthene’s claim under the Plan: (i) payment in full in cash of the Company’s obligation under the Delaware Court of Chancery Final Order and Judgment, which is estimated to be approximately $208 million as of March 31, 2016; (ii) delivery to PharmAthene of 100% of newly-issued stock of the Company, with all existing shares of the Company’s common stock being cancelled with no distribution to existing stockholders on account thereof; or (iii) such other treatment as is mutually agreed upon by the Company and PharmAthene.

•	The 120 day period can be extended for a maximum of 90 additional days in exchange for payment by the Company of $20 million to PharmAthene to be applied to payments to be made under option (i) set forth above (if selected), and otherwise nonrefundable.
•	In addition, PharmAthene was paid $5 million on the Effective Date of the Plan, to be applied to payments to be made under option (i) set forth above (if selected), and otherwise nonrefundable.
•	The Plan requires the Company to comply with certain affirmative and negative covenants from the Effective Date of the Plan until the covenants are terminated as provided under the Plan, and if the Company breaches any covenant, PharmAthene is entitled to exercise certain remedies provided in the Plan.

PharmAthene Litigation

After several years of litigation and remands, the Delaware Supreme Court on December 23, 2015 affirmed the Delaware Court of Chancery Final Order and Judgment in which the Court of Chancery awarded PharmAthene approximately $195 million, including pre-judgment interest up to January 15, 2015 (the “PharmAthene Judgment”). As of March 31, 2016, the accrued obligation under the PharmAthene Judgment, including post-judgment interest, is estimated to be $208 million. The award is non-appealable. The PharmAthene Judgment will be satisfied in accordance with the Plan, as described in “Business – Plan of Reorganization.”

Manufacturing

SIGA does not have a manufacturing infrastructure and does not intend to develop one for the manufacture of TPOXX™. SIGA relies on and uses third parties known as Contract Manufacturing Organizations (“CMOs”) to procure commercial raw materials and supplies, and to manufacture TPOXX™. SIGA’s CMOs apply methods and controls in facilities that are used for manufacturing, processing, packaging, testing, analyzing and holding pharmaceuticals which conform to current good manufacturing practices (“cGMP”), the standard set by FDA for manufacture of pharmaceuticals intended for human use.

For the manufacture of TPOXX™, the Company uses the following CMOs: Albemarle Corporation (“Albemarle”); Powdersize, Inc. (“Powdersize”), and Catalent Pharma Solutions LLC (“Catalent”).

In August 2011, SIGA entered into an agreement with Albemarle. The agreement was amended in April 2015. Albemarle manufactures, tests and supplies active pharmaceutical ingredient (“API”) for use in TPOXX™. SIGA agreed that, during the term of the agreement, SIGA will purchase 75% of its internal and external API requirements from Albemarle at a fixed price per kilogram. There is no minimum amount of API kilograms that must be used or acquired by SIGA. The following events are excluded from the “75% API” requirement: (i) if a contract entered into by SIGA for the sale of final drug product (“FDP”) requires that the product used as the API for such FDP be manufactured outside the U.S. and Albemarle is unwilling or unable to subcontract such manufacture to a party or parties that meet the terms of the agreement, (ii) if a contract entered into by SIGA for the sale of FDP in an intravenous formulation requires different specifications than those provided for under the agreement and the parties are not able to reach agreement on the necessary changes to the specifications or on pricing, or (iii) if Albemarle fails to perform any of its obligations under the agreement and does not cure such failure within 30 days of written notice from SIGA. SIGA is required to pay Albemarle within 45 days of their invoice date. Albemarle is required to deliver API that conforms with specifications outlined in the agreement; the Company is not required to pay for API that does not meet specifications. The Company has 120 days to reject any shipments that do not meet specifications or are damaged. In addition to receiving payments for API deliveries, Albemarle is also paid for related services, such as stability testing. The current term of the Company’s agreement with Albemarle concludes on December 31, 2017. The Company has an option to extend the term up to an additional twelve months, if necessary, to fulfill its obligations under the BARDA Contract. Commencing 90 days prior to the termination date, the parties will negotiate in good faith in an effort to agree upon revised product pricing to be applicable during a renewal term of the agreement. In the event the parties are unable to agree to revised pricing during the 90 day negotiation period, then the agreement shall continue for a 16 week period utilizing pricing in effect at the conclusion of the term; the agreement shall terminate at the end of such 16 week period.

Powdersize micronizes and tests API for use in TPOXX™. The Company’s agreement with Powdersize continues for an initial term that is the longer of the period ending on (i) August 15, 2014 or (ii) the date the Company has fulfilled its delivery obligations under the BARDA Contract. Thereafter, this agreement may be renewed as provided for in such agreement.

Catalent granulates, encapsulates, tests and packages TPOXX™. Catalent sub-contracts the packaging services to Packaging Coordinators, Inc., a CMO that purchased Catalent’s packaging business. In addition, Catalent provides services related to commercial stability testing of drug product and preparation for tabulated stability and trend analysis for each time point. The Company’s agreement with Catalent continues for an initial term that is the longer of the period ending December 15, 2014 or the date the Company has fulfilled its delivery obligations under the BARDA Contract. Thereafter, this agreement may be renewed as provided for in such agreement.

Any manufacturing failures or delays by SIGA’s CMOs could cause delays in delivery of TPOXX™ into the Strategic Stockpile. SIGA does not have back-up manufacturing agreements in place.

Market for Biological Defense Programs

The market for biodefense countermeasures reflects continued awareness of the threat of global terror and biowarfare activity. The U.S. government is the largest source of development and procurement funding for academic institutions and biopharmaceutical companies conducting biodefense research or developing vaccines, anti-infectives and immunotherapies directed at potential agents of bioterror or biowarfare. U.S. government spending on biodefense programs includes development funding awarded by the National Institute of Allergy and Infectious Diseases, BARDA and Department of Defense (“DoD”), and procurement of countermeasures by BARDA, the Centers for Disease Control and Prevention (“CDC”) and DoD.

Project BioShield, which was enacted in 2004, authorizes the procurement of countermeasures for biological, chemical, radiological and nuclear attacks for the Strategic Stockpile, which is a national repository of medical assets and countermeasures designed to provide federal, state and local public health agencies with medical supplies needed to treat and protect those affected by terrorist attacks, natural disasters, industrial accidents and other public health emergencies. Project BioShield initially provided appropriations of $5.6 billion to be expended over ten years. The initial $5.6 billion appropriation expired on September 30, 2013. In 2013, Congress reauthorized Project BioShield as part of the Pandemic and All-Hazards Preparedness Reauthorization Act of 2013. The Consolidated Appropriations Act of 2016 (also known as the 2016 omnibus spending bill) includes an annual appropriation of $1.02 billion for activities related to medical countermeasures for biological and other threats to civilian populations. Of this, $510 million has been set aside for procurement (reflecting an approximate doubling from Fiscal Year 2015), and $511 million has been set aside for advanced development and administrative expenses.

In addition to the U.S. government, we believe that other potential additional markets for the sale of biodefense countermeasures include:

•	foreign governments, including both defense and public health agencies;
•	state and local governments, which may be interested in these products to protect, among others, emergency responders, such as police, fire and emergency medical personnel;
•	healthcare providers, including hospitals and clinics; and
•	non-governmental organizations and multinational companies, including transportation and security companies.

Other Product Candidate

Dengue fever, an acute febrile disease characterized by a sudden onset of fever and an abnormally high internal body temperature, is caused by one of four serotypes of dengue virus of the genus Flavivirus. Dengue fever can be classified as classical dengue fever, severe dengue (which includes the life threatening dengue hemorrhagic fever syndrome), or dengue shock syndrome. Dengue virus may be transmitted via the bite of an infected Aedes aegypti mosquito, which is found in tropical and sub-tropical regions around the world.

Each year, regional epidemics of dengue fever cause significant morbidity and mortality. Regional epidemics also cause social disruption and substantial economic burden in affected areas, in part due to increased hospitalization rates and necessary mosquito control. The World Health Organization estimates that forty percent of the world’s population is at risk with an estimated 50-100 million people infected with the virus each year. There is currently no approved antiviral or vaccine for the treatment or prevention of dengue-mediated disease. We have identified a lead pre-clinical drug candidate with activity against all four serotypes of virus and which has shown efficacy in a murine model of disease.

We are seeking partners for our Dengue Antiviral drug candidate to support further development activity.

Research Agreements

We obtain funding in the form of grants or contracts from various agencies of the U.S. government to support our research and development activities. Currently, in addition to the BARDA Contract, we have one contract and one grant with varying expiration dates through February 2018 that provide for potential future aggregate research and development funding for specific projects of approximately $6.8 million. This amount includes, among other things, options that may or may not be exercised at the U.S. government’s discretion. It is possible that we will not utilize all available funds under the grant covering the pre-clinical drug candidate. Moreover, the contracts and grants contain customary terms and conditions and include the U.S. government’s right to terminate or restructure a grant for convenience at any time. We have entered into the following collaborative research arrangements and contracts:

Smallpox Antiviral Drug Development

In 2006, we were awarded a contract from the National Institute of Health (“NIH”) totaling approximately $21 million for the continued development of ST-246, now also known as TPOXX™. In 2008, we were awarded a $55.1 million contract from NIH to support the development of additional formulations and orthopox-related indications for ST-246. In 2008, NIH increased an existing $16.5 million contract to $20.0 million. In August 2011, these contracts were restructured and transferred to BARDA so that $14.0 million was eligible to cover performance through February 2013. Subsequently, the period of performance for a portion of the remaining funds available under the contract was extended to February 2018. As of December 31, 2015, $5.8 million remains available to us under the restructured contract.

In September 2009, we received a three-year, $3.0 million Phase II grant from NIH to fund the continued development of ST-246 for the treatment of smallpox vaccine-related adverse events. This grant concluded in February 2013.

Dengue Antiviral Drug Development

In May 2011, we received a 5-year grant of $6.5 million from NIH to continue funding for the development of antiviral drugs for dengue. The grant has been extended to April 2017. As of December 31, 2015, there is $1.4 million available under this grant.

General

We receive cash payments from NIH and BARDA on a monthly basis, as services are performed or goods are purchased. Our current contract and grant, other than the BARDA Contract, do not include milestone payments. Amounts under contract and grant agreements are not guaranteed and can be canceled at any time for reasons such as non-performance or convenience of the U.S. government and, if canceled, we will not receive funds for additional work under the agreements.

Competition

The biotechnology and pharmaceutical industries are characterized by rapidly evolving technology and intense competition. Our competitors include most of the major pharmaceutical companies, each of which has financial, technical and marketing resources significantly greater than ours. Biotechnology and other pharmaceutical competitors in the biodefense space include, but are not limited to, Bavarian Nordic AS, Chimerix Inc., and Emergent BioSolutions. Academic institutions, governmental agencies and other public and private research organizations are also conducting research activities and seeking patent protection and may commercialize products on their own or through joint ventures.

TPOXX™ faces significant competition for U.S. government funding for both development and procurement of medical countermeasures for biological, chemical, radiological and nuclear threats, diagnostic testing systems, and other emergency preparedness countermeasures.

Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects, are more convenient or are less expensive than products that we may develop. In addition, we may not be able to compete effectively if our product candidates do not satisfy governmental procurement requirements, particularly requirements of the U.S. government with respect to biodefense products.

Human Resources and Research Facilities

As of May 24, 2016, we had 33 full-time employees. None of our employees are covered by a collective bargaining agreement, and we consider our employee relations to be satisfactory. Our research and development facilities are located in Corvallis, Oregon, where we lease approximately 9,237 square feet under a lease agreement signed in January 2007, as amended in May 2011 and in April 2015, which expires in December 2017.

Intellectual Property and Proprietary Rights

SIGA’s commercial success will depend in part on its ability to obtain and maintain patent protection for its proprietary technologies, drug targets, and potential products and to preserve its trade secrets. Because of the substantial length of time and expense associated with bringing potential products through the development and regulatory clearance processes to reach the marketplace, the pharmaceutical industry places considerable importance on obtaining patent and trade secret protection. The patent positions of pharmaceutical and biotechnology companies can be highly uncertain and involve complex legal and factual questions. No consistent policy regarding the breadth of claims allowed in biotechnology patents has emerged to date. Accordingly, SIGA cannot predict the type and extent of claims that will be allowed in pending patent applications.

SIGA also relies upon trade secret protection for its confidential and proprietary information. No assurance can be given that other companies will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to SIGA’s trade secrets or that SIGA can meaningfully protect its trade secrets.

SIGA exclusively owns its key patent portfolio, which relates to its leading drug candidate TPOXX™ (ST-246). As of May 24, 2016, the TPOXX™ patent portfolio has seven patent families consisting ten U.S. utility patents, fourteen issued foreign patents, one U.S. provisional application, five U.S. utility patent applications, and sixty seven foreign patent applications.

The principal and material issued patents covering TPOXX™ are described in the table below:

Patent Number	Country	Protection Conferred	Issue Date	Expiration Date
US 7737168	United States	Method of treating orthopoxvirus infection with ST-246	June 15, 2010	May 3, 2027
US 8039504	United States	Pharmaceutical compositions and unit dosage forms containing ST-246	October 18, 2011	July 23, 2027
US 7687641	United States	Method of manufacturing ST-246	March 30, 2010	September 27, 2024
US 8124643	United States	Composition of matter for the ST-246 compound and Pharmaceutical compositions containing ST-246	February 28, 2012	June 18, 2024
US 7956197	United States	Method of manufacturing ST-246	June 7, 2011	June 18, 2024
US 8530509	United States	Pharmaceutical compositions containing a mixture of compounds including ST-246	September 10, 2013	June 18, 2024
US 8802714	United States	Method of treating orthopoxvirus infection with a mixture of compounds including ST-246	August 12, 2014	June 18, 2024
US 9045418	United States	Method of manufacturing ST-246	June 2, 2015	June 18, 2024
US 9233097	United States	Liquid Pharmaceutical formulations containing ST-246	January 12, 2016	August 2, 2031
US 9339466	United States	Certain polymorph of ST-246, method of preparation of the polymorph and pharmaceutical compositions containing the polymorph	May 17, 2016	March 23, 2031
SI 184201	Singapore	Certain polymorphs of ST-246, method of preparation of the polymorphs and pharmaceutical compositions containing the polymorphs	June 22, 2015	March 23, 2031
NZ 602578	New Zealand	Certain polymorphs of ST-246, method of preparation of the polymorphs and their use in treating orthopoxvirus	December 2, 2014	March 23, 2031
MX 326231	Mexico	Pharmaceutical compositions containing ST-246 and one or more additional ingredients and dosage unit forms containing ST-246	December 11, 2014	April 23, 2027
JP 4884216	Japan	Therapeutic agent for treating orthopoxvirus including ST-246, pharmaceutical composition of matter for the ST-246 compound and method of manufacturing ST-246	December 16, 2011	June 18, 2024
JP 5657489	Japan	Method of manufacturing ST-246	December 5, 2014	June 18, 2024
JP 5898196	Japan	Liquid Pharmaceutical formulations containing ST-246	March 11, 2016	August 2, 2031
CH 2011800245893	China	Certain polymorphs of ST-246, method of preparation of the polymorphs and pharmaceutical compositions containing the polymorphs	August 26, 2015	March 23, 2031

Patent Number	Country	Protection Conferred	Issue Date	Expiration Date
CA 2529761	Canada	Use of ST-246 to treat orthopoxvirus infection, pharmaceutical compositions containing ST-246 and composition of matter for the ST-246 compound	August 13, 2013	June 18, 2024
CA 2685153	Canada	Pharmaceutical compositions containing ST-246 and one or more additional ingredients and dosage unit forms containing ST-246	December 16, 2014	April 23, 2027
AU 2004249250	Australia	Method of treating orthopoxvirus infection, pharmaceutical composition containing ST-246 and composition of matter for the ST-246 compound	March 29, 2012	June 18, 2024
AU 2007351866	Australia	Pharmaceutical compositions containing ST-246 and one or more additional ingredients and dosage unit forms containing ST-246	January 10, 2013	June 18, 2024
AU 2011232551	Australia	Certain polymorphs of ST-246, method of preparation of the polymorphs and their use in treating orthopoxvirus	February 26, 2015	March 23, 2031
AU 2011285871	Australia	Liquid Pharmaceutical formulations containing ST-246	August 6, 2015	August 2, 2031
AP 3221	ARIPO*/Africa	Certain polymorphs of ST-246, method of preparation of the polymorphs and their use in treating orthopoxvirus	April 3, 2015	March 23, 2031
*	ARIPO has 19 member African States as follows: Botswana, The Gambia, Ghana, Kenya, Lesotho, Malawi, Mozambique, Namibia, Sierra Leone, Liberia, Rwanda, São Tomé and Príncipe, Somalia, Sudan, Swaziland, Tanzania, Uganda, Zambia and Zimbabwe.

The principal and material patent applications covering TPOXX™ include patent filings in multiple jurisdictions, including the United States, Europe, Asia, Africa, Australia, and other commercially significant markets. We hold 72 patent applications currently pending with respect to various compositions of TPOXX™ methods of manufacturing, methods of treatment, and dosage forms. Expiration dates for pending patents, if granted, will fall between 2024 and 2034.

TPOXX™ is currently SIGA’s sole clinical-stage drug candidate. In addition to the TPOXX™ patent portfolio, SIGA also has patents covering pre-clinical drug candidates. Substantially all of the pre-clinical patent portfolio is for Dengue Antiviral drug candidate. SIGA is currently seeking partners for its Dengue Antiviral drug candidate to support further development activity.

FDA regulations require that patented drugs be sold under brand names that comply with various regulations. SIGA must develop and make efforts to protect these brand names for each of its products in order to avoid product piracy and to secure exclusive rights to these brand names. SIGA may expend substantial funds in developing and securing rights to adequate brand names for our products. SIGA currently have proprietary trademark rights in SIGA®, TPOXX™ and other brands used by us in the United States and certain foreign countries, but we may have to develop additional trademark rights in order to comply with regulatory requirements. SIGA consider securing adequate trademark rights to be important to its business.

Government Regulation

Regulatory Approval Process

Regulation by governmental authorities in the United States and other countries is a significant factor in the approval and marketing of any biopharmaceutical product that we may develop. The nature and the extent to which such regulations may apply to us will vary depending on the nature of any such product. Our potential biopharmaceutical products require regulatory approval by governmental agencies prior to non-governmental commercialization. In particular, human therapeutic products are subject to rigorous pre-clinical and clinical testing and other approval procedures by FDA and similar health authorities in foreign countries. Various federal statutes and regulations also govern or influence the manufacturing, safety, labeling, storage, record keeping and marketing of such products. The process of obtaining these approvals and the subsequent compliance with appropriate federal and foreign statutes and regulations requires the expenditure of substantial resources.

In order to test clinically, and to produce and market products for diagnostic or therapeutic use, a company must comply with mandatory procedures and safety standards established by FDA and comparable agencies in foreign countries. Before beginning human clinical testing of a potential new drug in the United States, a company must file an IND application and receive clearance from FDA. An IND application is a summary of the pre-clinical studies that were conducted to characterize the drug, including toxicity and safety studies, information on the drug’s composition and the manufacturing and quality control procedures used to produce the drug, as well as a discussion of the human clinical studies that are being proposed.

The pre-marketing clinical program required for approval by FDA for a new drug typically involves a time-consuming and costly three-phase process. In Phase I, trials are conducted with a small number of healthy subjects to determine the early safety profile, the pattern of drug distribution, metabolism and elimination. In Phase II, trials are conducted with small groups of patients afflicted with a target disease in order to determine preliminary efficacy, optimal dosages and expanded evidence of safety. In Phase III, large scale, multi-center comparative trials, which may include both controlled and uncontrolled studies, are conducted with patients afflicted with a target disease in order to provide enough data for statistical proof of efficacy and safety required by FDA and other authorities.

FDA closely monitors the progress of each of the three phases of clinical testing and may, in its discretion, reevaluate, alter, suspend or terminate the testing based on the data that has been accumulated to that point and its assessment of the risk/benefit ratio to the patients involved in the testing. Estimates of the total time typically required for carrying out such clinical testing vary between two and ten years. Upon completion of such clinical testing, a company typically submits an NDA to FDA that summarizes the results and observations of the drug during the clinical testing. Based on its review of the NDA, FDA will decide whether to approve the drug. This review process can be quite lengthy, and approval for the production and marketing of a new pharmaceutical product can require a number of years and substantial funding. There can be no assurance that any approval will be granted on a timely basis, if at all.

FDA amended its regulations, effective June 30, 2002, to include the “animal rule” in circumstances that would permit the typical clinical testing regime to approve certain new drug and biological products used to reduce or prevent the toxicity of chemical, biological, radiological, or nuclear agents not otherwise naturally present for use in humans based on evidence of safety in healthy subjects and evidence of effectiveness derived only from appropriate animal studies and any additional supporting data. FDA has indicated that approval for therapeutic use of TPOXX™ will be determined under the “animal rule.”

Once the product is approved for sale, FDA regulations govern the production process and marketing activities, and a post-marketing testing and surveillance program may be required to monitor a product’s usage and effects. Product approvals may be withdrawn if compliance with regulatory standards is not maintained. Many other countries in which products developed by us may be marketed impose similar regulatory processes.

FDA regulations also make available an alternative regulatory mechanism that may lead to use of the product under limited circumstances. The Emergency Use Authorization (“EUA”) authority allows the FDA Commissioner to strengthen the public health protections against biological, chemical, radiological and nuclear agents that may be used to attack the American people or the U.S. armed forces. Under this authority, the FDA Commissioner may allow medical countermeasures to be used in an emergency to diagnose, treat or prevent serious or life-threatening diseases or conditions caused by such agents when appropriate findings are made concerning the nature of the emergency, the availability of adequate and approved alternatives, and the quality of available data concerning the drug candidate under consideration for emergency use. We have provided data to FDA to support an EUA for TPOXX™ in the event of a smallpox attack. In November 2012, CDC filed an IND application for use of TPOXX™ in emergency situations until an EUA is in place. In December 2012, CDC received a “safe to proceed” letter from FDA for this IND. In August 2013, CDC filed a pre-EUA request for which FDA currently holds an open file.

Legislation and Regulation Related to Bioterrorism Counteragents and Pandemic Preparedness

Because some of our drug candidates are intended for the treatment of diseases that may result from acts of bioterrorism or biowarfare or for pandemic preparedness, they may be subject to the specific legislation and regulation described below and elsewhere in this prospectus.

Project BioShield

Project BioShield and related 2006 federal legislation provide procedures for biodefense-related procurement and awarding of research grants, making it easier for HHS to commit funds to countermeasure projects. Project BioShield provides alternative procedures under the Federal Acquisition Regulation, the general rubric for acquisition of goods and services by the U.S. government, for procuring property or services used in performing, administering or supporting biomedical countermeasure research and development. In addition, if the Secretary of HHS deems that there is a pressing need, Project BioShield authorizes the Secretary of HHS to use an expedited award process, rather than the normal peer review process, for grants, contracts and cooperative agreements related to biomedical countermeasure research and development activity.

Under Project BioShield, the Secretary of HHS, with the concurrence of the Secretary of the Department of Homeland Security and upon the approval of the President, can contract to purchase unapproved countermeasures for the Strategic Stockpile in specified circumstances. Congress is notified of a recommendation for a Strategic Stockpile purchase after Presidential approval. Project BioShield specifies that a company supplying the countermeasure to the Strategic Stockpile is paid on delivery of a substantial portion of the countermeasure. To be eligible for purchase under these provisions, the Secretary of HHS must determine that there are sufficient and satisfactory clinical results or research data, including data, if available, from pre-clinical and clinical trials, to support a reasonable conclusion that the countermeasure will qualify for approval or licensing within eight years. Project BioShield also allows the Secretary of HHS to authorize the emergency use of medical products that have not yet been approved by FDA. To exercise this authority, the Secretary of HHS must conclude that:

•	the agent for which the countermeasure is designed can cause serious or life-threatening disease;
•	the product may reasonably be believed to be effective in detecting, diagnosing, treating or preventing the disease;
•	the known and potential benefits of the product outweigh its known and potential risks; and
•	there is no adequate alternative to a product that is approved and available.

Although this provision permits the Secretary of HHS to circumvent FDA approval (entirely, or in part) for marketing, its use in this manner would likely be limited to rare circumstances. Prior to the award of the BARDA Contract in May 2011, the Secretary of HHS concluded that ST-246 would qualify within eight years for approval by the FDA for therapeutic use against smallpox.

Public Readiness and Emergency Preparedness Act

The Public Readiness and Emergency Preparedness Act, or PREP Act, provides immunity for manufacturers from claims under state or federal law for “loss” arising out of the administration or use of a “covered countermeasure.” However, injured persons may still bring a suit for “willful misconduct” against the manufacturer under some circumstances. “Covered countermeasures” include security countermeasures and “qualified pandemic or epidemic products”, including products intended to diagnose or treat pandemic or epidemic disease, as well as treatments intended to address conditions caused by such products. For these immunities to apply, the Secretary of HHS must issue a declaration in cases of public health emergency or “credible risk” of a future public health emergency. Since 2007, the Secretary of HHS has issued 8 declarations under the PREP Act to protect from liability countermeasures that are necessary to prepare the nation for potential pandemics or epidemics, including a declaration on October 10, 2008 that provides immunity from tort liability as it relates to smallpox. The PREP Act was amended in 2015 to extend protection for smallpox and other countermeasures from December 31, 2015 to December 31, 2022.

Foreign Regulation

As noted above, in addition to regulations in the United States, we might be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our drug candidates. Whether or not we obtain FDA approval for a product, we may have to obtain approval of a product by the comparable regulatory authorities of foreign countries before we can commence clinical trials or marketing of the product in those countries. The actual time required to obtain clearance to market a product in a particular foreign jurisdiction varies substantially, based upon the type, complexity and novelty of the pharmaceutical drug candidate, the specific requirements of that jurisdiction, and in some countries whether FDA has previously approved the drug for marketing. The requirements governing the conduct of clinical trials, marketing authorization, pricing and reimbursement vary from country to country. Certain foreign jurisdictions, including the European Union, have adopted biodefense-specific regulation akin to that available in the United States such as a procedure similar to the “animal rule” promulgated by FDA.

Regulations Regarding Government Contracting

The status of an organization as a government contractor in the United States and elsewhere means that the organization is also subject to various statutes and regulations, including the Federal Acquisition Regulation, which governs the procurement of goods and services by agencies of the United States. These governing statutes and regulations can impose stricter penalties than those normally applicable to commercial contracts, such as criminal and civil damages liability and suspension and debarment from future government contracting. In addition, pursuant to various statutes and regulations, government contracts can be subject to unilateral termination or modification by the government for convenience in the United States and elsewhere, detailed auditing requirements, statutorily controlled pricing, sourcing and subcontracting restrictions and statutorily mandated processes for adjudicating contract disputes.

DESCRIPTION OF PROPERTY

Our headquarters are located in New York, NY and our research and development facilities are located in Corvallis, Oregon. In January 2013, we entered into a sublease with an affiliate for office space in a New York, NY location. This office serves as our corporate headquarters. The sublease commenced in April 2013 and expires in 2020.

In Corvallis, we lease approximately 9,237 square feet under an amended lease agreement signed in January 2007, as amended in May 2011 and most recently changed through an addendum in April 2015, and which expires in December 2017.

LEGAL PROCEEDINGS

In December 2006, PharmAthene filed an action against us in the Delaware Court of Chancery (the “Court” or “Court of Chancery”) captioned PharmAthene, Inc. v. SIGA Technologies, Inc., C.A. No. 2627-VCP. In its amended complaint, PharmAthene asked the Court to order us to enter into a license agreement with PharmAthene with respect to ST-246, also known as TPOXX™, to declare that we are obliged to execute such a license agreement, and to award damages resulting from our alleged breach of that obligation. PharmAthene also alleged that we breached an obligation to negotiate such a license agreement in good faith, and sought damages for promissory estoppel and unjust enrichment based on information, capital, and assistance that PharmAthene allegedly provided to us during the negotiation process.

After several years of litigation, the Delaware Supreme Court on December 23, 2015 affirmed the Delaware Court of Chancery Final Order and Judgment in which the Court of Chancery, awarded PharmAthene the PharmAthene Judgment. The award is non-appealable. The PharmAthene Judgment will be satisfied in accordance with the Plan, as described in “Business – Plan of Reorganization.”

Separate from the PharmAthene litigation, from time to time, we may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although such claims, suits, investigations and proceedings are inherently uncertain as to outcome, we believe that the resolution of any such pending matters will not have a material adverse effect on our business, consolidated financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on us because of legal costs, diversion of management resources and other factors.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our condensed consolidated financial statements and the notes to those statements and other financial information included elsewhere in this prospectus. In addition to historical information, the following discussion and other parts of this prospectus contain forward-looking information that involves risks and uncertainties.

Overview

We are a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats. Our lead product is TPOXX™, also known as Tecovirimat or ST-246®, an orally administered antiviral drug that targets orthopoxviruses. While TPOXX™ is not yet approved as safe or effective by the FDA, it is a novel small-molecule drug that is being delivered to the Strategic Stockpile under Project BioShield.

NASDAQ/OTC Markets

On September 16, 2014, the Company received a letter from the NASDAQ Stock Market LLC asserting that, based on the Company’s chapter 11 filing, the Company no longer met the continuing listing requirements necessary to maintain its listing on the NASDAQ Stock Market and would be promptly delisted. On March 18, 2015, after the expiration of an extension of time granted pursuant to a Company appeal, the Company received a letter from the NASDAQ hearings panel stating that the Company’s securities would be delisted from the NASDAQ Stock Market. On March 20, 2015, the Company’s common stock was suspended from trading on the NASDAQ Global Market at the opening of business and the Company’s shares began trading on the OTC Markets under the “SIGAQ” symbol. Following the Effective Date of the Plan, on April 18, 2016, the trading of the Company’s shares moved from the “SIGAQ” symbol to the “SIGA” symbol.

Critical Accounting Estimates

The methods, estimates and judgments we use in applying our accounting policies have a significant impact on the results we report in our consolidated financial statements, which we discuss under the heading “Results of Operations” following this section of our Management’s Discussion and Analysis of Financial Condition and Results of Operations. Some of our accounting policies require us to make difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. Our most critical accounting estimates include the valuation of stock-based awards including options, revenue recognition, income taxes and contingencies. For a detailed discussion of the application of these and other accounting policies, see Note 2 to our consolidated financial statements for the years ended December 31, 2015, 2014 and 2013.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectability is reasonably assured, title and risk of loss have been transferred to the customer and there are no further contractual obligations.

Certain arrangements may provide for multiple deliverables, in which there may be a combination of: up-front licenses; research, development, regulatory or other services; and delivery of product. Multiple deliverable arrangements can be divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (i) the delivered item(s) have value to the customer on a standalone basis and (ii) in circumstances in which an arrangement includes a general right of return with respect to delivered items, then performance of the remaining deliverables must be considered probable and substantially in control of the Company. If multiple deliverables cannot be divided into separate units of accounting then the deliverables must be combined into a single unit of accounting.

Total consideration in a multiple deliverable arrangement is allocated to units of accounting on a relative fair value of selling price basis. Consideration allocated to a delivered item or unit of accounting is limited to the amount that is not contingent upon delivery of additional items.

The BARDA Contract is a multiple deliverable arrangement comprising delivery of courses and covered research and development activities. The BARDA Contract contains certain product replacement rights with respect to delivered courses. For this reason, recognition of revenue that might otherwise occur upon delivery of courses is expected to be deferred until our obligations related to potential replacement of delivered courses are satisfied. Accordingly we have deferred revenue for all amounts received to date under the BARDA Contract except for revenue recognized for amounts received with respect to BARDA’s obligation to reimburse the cost of covered research and development services.

Subject to the above, payments for development activities are recognized as revenue when earned, over the period of effort. Funding for the acquisition of capital assets under cost-plus-fee contracts and grants is evaluated for appropriate recognition as a reduction to the cost of the acquired asset, a financing arrangement, or revenue, based on the specific terms of the related grant or contract.

Income Taxes

Our income tax expense, deferred tax assets and liabilities, and liabilities for unrecognized tax benefits reflect management’s best estimate of current and future taxes to be paid. We are subject to US federal income tax and state income tax in numerous jurisdictions. Significant judgments and estimates are required in the determination of our income tax expense.

Deferred income taxes arise from temporary differences between the tax basis of assets and their reported amounts in the financial statements, which will result in taxable or deductible amounts in the future. In evaluating our ability to recover our deferred tax assets, we consider all available positive and negative evidence including reversal of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Significant weight is given to positive and negative evidence that is objectively verifiable. Based on historical operating results which includes a loss accrual (as of March 31, 2016) for expectation damages of approximately $208 million related to the PharmAthene litigation, our voluntary petition for relief under chapter 11 of the Bankruptcy Code (see Note 1 to our consolidated financial statements for the years ended December 31, 2015, 2014 and 2013) and substantial doubt about the Company’s ability to continue as a going concern, the Company concluded that it could not realize its deferred tax assets on a more likely than not basis. As such, the Company recorded a non-cash charge of approximately $53.5 million in 2014 to establish a valuation allowance against its net deferred tax assets.

The amount of deferred tax assets considered realizable, however, could be adjusted if estimates of future taxable income during the net operating loss carryforward period change and/or if significant objective negative evidence is no longer present. Such changes could lead to a change in judgment related to the realization of the net deferred tax asset. Future changes in the estimated amount of deferred taxes expected to be realized will be reflected in our financial statements in the period the estimate is changed with a corresponding adjustment to operating results.

Income tax benefits are recognized for a tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the tax benefit is measured as the largest amount that is judged to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. As of December 31, 2015 and 2014, the Company has no material uncertain tax positions. In the event that the Company concludes that it is subject to interest and/or penalties arising from uncertain tax positions, the Company will present interest and penalties as a component of income taxes.

Contingencies

As discussed under “Legal Proceedings,” we have been involved in a litigation with PharmAthene. On January 15, 2015, the Delaware Court of Chancery awarded PharmAthene approximately $195 million in combined expectation damages, pre-judgment interest and legal fees, costs and expenses. On January 16, 2015, the Company appealed the Delaware Court of Chancery’s ruling to the Delaware Supreme Court. On December 23, 2015, the Delaware Supreme Court affirmed the ruling by the Delaware Court of Chancery (“Delaware Supreme Court Affirmation”). If the potential loss from any claim, asserted or unasserted, or legal proceeding is considered probable and the amount can be reasonably estimated, we accrue a liability for the estimated loss. Accruals are based on our best estimates based on available information. Based on the Delaware Supreme Court Affirmation, and taking into account the Plan, SIGA believes an amount of loss is probable and as of March 31, 2016 had recorded a loss accrual of approximately $208 million related to the PharmAthene litigation. On a periodic basis, as additional information becomes available, or based on specific events such as the settlement of claims, we may reassess the potential liability, if any, related to these matters and may revise this estimate, which could result in a material adjustment to our operating results.

Recent Accounting Pronouncements

In March 2016, the FASB amended the existing accounting standards for stock-based compensation, Accounting Standards Update (“ASU”) 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments impact several aspects of accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company is required to adopt the amendments in the first quarter of 2017, with early adoption permitted. If early adoption is elected, all amendments must be adopted in the same period. The manner of application varies by the various provisions of the guidance, with certain provisions applied on a retrospective or modified retrospective approach, while others are applied prospectively. The Company is currently evaluating the impact of these amendments and the transition alternatives on its consolidated financial statements.

On November 20, 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. Current GAAP requires the deferred taxes to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction- by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction – that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance will be effective for public business entities in fiscal years beginning after December 15, 2016, including interim periods within those years (i.e., in the first quarter of 2017 for calendar year-end companies). Early adoption is permitted, including for December 31, 2015. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively (i.e., by reclassifying the comparative balance sheet). If applied prospectively, entities are required to include a statement that prior periods were not retrospectively adjusted. If applied retrospectively, entities are also required to include quantitative information about the effects of the change on prior periods. The Company early adopted this guidance retrospectively as of December 31, 2015.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Inventory measured using last-in, first- out (LIFO) and the retail inventory method (RIM) are not impacted by the new guidance. The ASU only addresses the measurement of the inventory if its value declines or is impaired. Prior to the issuance of the standard, inventory was measured at the lower of cost or market (where market was defined as replacement cost, with a ceiling of net realizable value and floor of net realizable value less a normal profit margin). This necessitated obtaining three data points to determine market value. Replacing the concept of market with the single measurement of net realizable value is intended to create efficiencies. The ASU defines net realizable value as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This ASU is effective prospectively for annual periods beginning after December 15, 2016. The Company is currently evaluating the impact of adoption of the ASU and believes the adoption of the ASU will not have an impact on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40) Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU requires management to assess whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. This ASU states that, when making this assessment, management should consider relevant conditions or events that are known or reasonably knowable on the date the financial statements are issued or available to be issued. This ASU is effective for annual periods ending after December 15, 2017 and interim periods thereafter, and early adoption is permitted. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. Additionally, this update supersedes some cost guidance included in Subtopic 605-35, Revenue

Recognition-Construction-Type and Production-Type Contracts. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It is effective for the first interim period within annual reporting periods beginning after December 15, 2017, and early adoption is permitted for the first interim period within annual reporting period beginning after December 15, 2016. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

Results of Operations for the Three Months ended March 31, 2016 and 2015

Revenues from research and development contracts and grants for the three months ended March 31, 2016 and 2015, were $1.3 million and $1.2 million, respectively. The increase in revenue of $78,000, or 6.5%, reflects a $418,000 increase in revenues from our federal contracts supporting the development of TPOXX™, partially offset by a $340,000 decrease in revenues from our grant revenues supporting research related to dengue fever.

Selling, general and administrative expenses (“SG&A”) for the three months ended March 31, 2016 and 2015, were $2.7 million and $3.1 million, respectively, reflecting a decrease of $422,000, or 13.7%. The decrease is primarily related to a $518,000 decrease in employee compensation and related expenses, partially offset by a $80,000 increase in professional fees.

Research and development expenses (“R&D”) for the three months ended March 31, 2016 and 2015 were $2.5 million and $2.8 million, respectively, reflecting a decrease of $271,000, or 9.8%. The decrease is primarily attributable to a decrease of $181,000 in employee compensation and related expenses and a decrease of $102,000 in rent expense associated with the 2015 relinquishment of the second floor space at the research and development facility in Corvallis, Oregon.

Patent expenses for the three months ended March 31, 2016 and 2015 were $220,000 and $333,000, respectively. These expenses reflect our ongoing efforts to protect our lead drug candidates in varied geographic territories.

For the three months ended March 31, 2016, the Company recorded approximately $2.9 million of litigation loss accrual in connection with the PharmAthene litigation. The accrual primarily relates to post-judgment interest on the Delaware Court of Chancery Final Order and Judgment.

Interest expense for the three months ended March 31, 2016 and 2015 was zero and $253,000, respectively. On January 16, 2015, the Company fully paid a fully-secured term loan provided by General Electric Corporation, including fees incurred in connection with the termination of the term loan.

Reorganization expenses for the three months ended March 31, 2016 and 2015 were $3.4 million and $1.8 million, respectively. These expenses are in connection with the chapter 11 case.

For the three months ended March 31, 2016 and 2015 we incurred pre-tax losses of $10.4 million and $7.1 million and a corresponding income tax expense of $11,000 and $84,000, respectively. The effective tax rate during the period ended March 31, 2016 was (0.11)%. Our effective tax rate for the period ended March 31, 2016 differs from the statutory rate as no income tax benefit was recorded for current year operating losses due to the Company’s assessment regarding tax realizability of its deferred tax assets.

The recognition of a valuation allowance for deferred taxes requires management to make estimates and judgments about our future profitability which are inherently uncertain. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. If the current estimates of future taxable income change, for example, based on the treatment of the PharmAthene Judgment under the Plan, the Company’s assessment regarding the realization of deferred tax assets could change. Future changes in the estimated amount of deferred taxes expected to be realized will be reflected in the Company’s financial statements in the period the estimate is changed with a corresponding adjustment to operating results. Changes in estimates may occur often and can have a significant favorable or unfavorable impact on the Company’s operating results from period to period.

Results of Operations for the Years ended December 31, 2015, 2014, and 2013

Revenues from research and development contracts and grants for the years ended December 31, 2015 and 2014, were $8.2 million and $3.1 million, respectively. The increase in revenue of $5.1 million, or 160%, reflects a $4.3 million increase in revenues from our federal contracts supporting the development of TPOXX™ and a $771,000 increase in grant revenues related to dengue fever. The increase in revenues related to the TPOXX™ program is primarily due to the commencement of an expanded human safety study in 2015, as well as the performance of multiple animal studies.

Revenues from research and development contracts and grants for the years ended December 31, 2014 and 2013, were $3.1 million and $5.5 million, respectively. The decrease in revenue of $2.4 million, or 43%, reflects a $0.6 million decrease in revenues from our federal contracts supporting the development of TPOXX™ and a $1.8 million decrease in grant revenues related to dengue fever and Lassa fever, of which $1.2 million relates to the Lassa fever program. In connection with the Company’s Optimization Program (described below), the Company entered into an asset purchase agreement in August 2014 to sell and transfer its pre-clinical Lassa fever assets to Kineta Four, LLC.

SG&A for the years ended December 31, 2015 and 2014 were $10.6 million and $12.6 million, respectively, reflecting a decrease of approximately $1.9 million, or 15.5%. The decrease is primarily related to a decrease of $888,000 in professional service fees in connection with business development and strategic initiatives; a $536,000 decrease in employee compensation expense primarily due to a decrease in stock-based compensation expense; a decrease of $254,000 in investor relations and other consulting services; and a $96,000 decrease in travel-related expense.

SG&A for the years ended December 31, 2014 and 2013 were $12.6 million and $13.1 million, respectively, reflecting a decrease of approximately $0.5 million or 4%. The net decrease primarily relates to: a decrease of $0.5 million in employee compensation which is mostly due to a reduction in accrued employee bonuses and a decrease of $0.7 million in professional service fees in connection with general corporate activities and litigation. The net decrease was partially offset by an increase of $0.7 million of professional services fees in connection with business development and strategic initiatives.

R&D expenses were $13.1 million for the year ended December 31, 2015, an increase of approximately $2.4 million, or 22.6% from the $10.7 million incurred during the year ended December 31, 2014. An increase of $3.5 million in direct vendor-related expenses supporting the development of TPOXX™ and the Company’s pre-clinical programs, in combination with a $244,000 write-off of leasehold improvements, was partially offset by a $717,000 decrease in inventory write-downs; inventory adjustments were $60,000 for 2015 whereas there was a net $777,000 inventory write-down for 2014, and a $491,000 decrease in employee compensation mostly due to a decrease in stock-based compensation expense and lower bonus expense.

R&D expenses were $10.7 million for the year ended December 31, 2014, a decrease of approximately $3.1 million or 22% from the $13.8 million incurred during the year ended December 31, 2013. The decrease is primarily attributable to a decline of approximately $2.7 million in employee compensation, due to the Optimization Program, and a $0.7 million decrease in direct vendor-related expenses supporting the development of TPOXX™ and the Company’s pre-clinical programs. The decreases in employee compensation and vendor expenses were partially offset by a net inventory write-off of $0.8 million.

Patent expenses for the years ended December 31, 2015, 2014 and 2013 were $1.0 million, $1.0 million and $1.4 million, respectively. These expenses reflect our ongoing efforts to protect our lead drug candidates in varied geographic territories.

For the year ended December 31, 2015, the Company recorded approximately $14.4 million of litigation loss accrual in connection with the PharmAthene litigation. The accrual primarily relates to post-judgment interest on the Delaware Court of Chancery Final Order and Judgment.

During the year ended December 31, 2013 the Company incurred restructuring expenses of $513,000. In the fourth quarter of 2013, the Company began an Optimization Program to increase efficiencies within its operations. The program, which included a reduction in employee headcount, was intended to align the Company’s resources, staff and efforts with the most promising growth opportunities. A substantial portion of the Optimization Program was implemented as of December 31, 2013.

Changes in the fair value of liability classified warrants to acquire common stock were recorded as gains or losses. For the years ended December 31, 2015 and 2014, we recorded a gain of $0 and $313,000, respectively, reflecting changes in fair market value of liability classified warrants outstanding during respective periods. The warrants and rights to purchase our common stock were recorded at fair market value and classified as liabilities. At December 31, 2015 and 2014, there were no liability classified warrants outstanding.

Interest expense for the year ended December 31, 2015 of $267,000 primarily reflects fees incurred in connection with the termination of the GE term loan in January 2015. Interest expense for the year ended December 31, 2014 was $456,000 consisting of interest on outstanding debt.

For the year ended December 31, 2015, the Company incurred approximately $7.8 million in reorganization expenses in connection with the chapter 11 filing.

For the year ended December 31, 2015, we incurred a tax provision of $462,000 on pre-tax losses of $39.5 million. Our effective tax rate for the year ended December 31, 2015 was (1.2)%. Our effective tax rate was impacted by recurring items such as current operating losses with no tax benefit, federal alternative minimum tax, state taxes, and the change in the valuation allowance for deferred tax liabilities associated with indefinite lived intangible assets. Such deferred tax liabilities generally cannot be used as a source of taxable income to realize deferred tax assets with a definitive loss carryforward period.

For the year ended 2014, we incurred a tax provision of $53.5 million on pre-tax net losses of $211.9 million. The tax provision primarily relates to the Company’s conclusion that it could no longer realize its deferred tax assets on a more likely than not basis because of the PharmAthene litigation, the chapter 11 filing and the substantial doubt about the Company’s ability to continue as a going concern. The effective tax rate as of December 31, 2014 was 25.3%. Our effective tax rate was impacted by recurring items such as state and local taxes, valuation of deferred tax assets, non-deductible expenses and changes in tax laws.

As of December 31, 2015 and 2014, we had net deferred tax liability of $266,000 and $245,000, respectively as there is a full valuation allowance recorded against the net deferred tax assets. We do not amortize goodwill for book purposes but have amortized goodwill with tax basis for tax purposes. The deferred tax liability recorded at December 31, 2015 and 2014 relates to the tax effect of differences between the book and tax basis of goodwill that is not expected to reverse until some indefinite future period.

Liquidity and Capital Resources for the Three Months ended March 31, 2016 and 2015

As of March 31, 2016, we had $104.1 million in cash and cash equivalents compared with $112.7 million at December 31, 2015.

There can be no assurance that cash on hand, cash generated from the BARDA Contract and other operations, cash generated from asset sales or financings, and other available funds will be sufficient to satisfy the Delaware Court of Chancery Final Order and Judgment, which represented a liability of $208 million as of March 31, 2016. The Delaware Supreme Court’s affirmation of the Outstanding Judgment, combined with the uncertainty attendant to the exact manner in which PharmAthene’s claim will be treated under the Plan, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment relating to the recoverability of the carrying amount of recorded assets and liabilities that might result from the outcome of these uncertainties.

Pursuant to the Plan, the Company has a specified period of time to either pay the PharmAthene Judgment in full or otherwise agree with PharmAthene as to how the PharmAthene Judgment will be satisfied. If neither of these events occurs, then under the Plan the Company must deliver to PharmAthene new shares of stock representing 100% of the stock of the Company, with all existing shares being cancelled and the holders thereof receiving no consideration.

Change in Provisional Dosage of TPOXX™

As discussed under “Business - BARDA Contract – TPOXX™, also known as ST-246®,” the Company expects to incur significant production costs due to the change in provisional dosage of TPOXX™.

Operating Activities

Net cash used by operations for the three months ended March 31, 2016 and 2015 were $8.6 million and $6.2 million, respectively. For the three months ended March 31, 2016, cash usage was primarily related to recurring operating costs, costs attendant to the administration of the chapter 11 case and $5.8 million of payments to CMOs for the manufacture and related support of TPOXX™. During the three months ended March 31, 2015, cash usage was primarily related to recurring operating costs, costs attendant to the administration of the Company’s chapter 11 case and $1.0 million of payments to CMOs.

Investing Activities

Net cash (used in) provided by investing activities for the three months ended March 31, 2016 and 2015 were $8,000 and $4.0 million, respectively. For the three months ended March 31, 2016, cash used relates to capital expenditure. During the first quarter of 2015, the Company paid the GE term loan in full and the collateral on the $4 million restricted cash was lifted and the restricted cash was reclassified to cash and cash equivalents.

Financing Activities

Net cash used by financing activities for the three months ended March 31, 2015 was $2.0 million. During the first quarter of 2015, the Company repaid the GE term loan in full.

Liquidity and Capital Resources for the Years ended December 31, 2015, 2014, and 2013

As of December 31, 2015, we had $112.7 million in cash and cash equivalents compared with $99.7 million at December 31, 2014. Additionally, as of December 31, 2014, the Company had $4.0 million in restricted cash as collateral for obligation under the GE term loan. In January 2015, the Company paid the GE term loan in full and the cash restrictions were lifted.

There can be no assurance that cash on hand, cash generated from the BARDA contract and other operations, cash generated from asset sales or financings, and other available funds will be sufficient to satisfy the PharmAthene Judgment, which represented a liability of $205 million as of December 31, 2015. The Delaware Supreme Court’s affirmation of the Delaware Court of Chancery Final Order and Judgment, combined with the costs and uncertainty attendant to the administration and resolution of the Company’s chapter 11 case, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment relating to the recoverability of the carrying amount of recorded assets and liabilities that might result from the outcome of these uncertainties.

Pursuant to the Plan, the Company has a specified period of time to either pay the PharmAthene Judgment in full or otherwise agree with PharmAthene as to how the PharmAthene Judgment will be satisfied. If neither of these events occur, then under the Plan the Company must deliver to PharmAthene new shares of stock representing 100% of the stock of the Company, with all existing shares being cancelled and the holders thereof receiving no consideration.

Prior Year Activity

In December 2012, we entered into a loan agreement with a lender to provide the Company a term loan of $5.0 million and a revolving line of credit of $7.0 million. Borrowings under the revolving line of credit were based on eligible outstanding accounts receivable The term of the loan had a term of three years. As of December 31, 2014, approximately $2.0 million of the term loan was outstanding and no amounts were outstanding against the revolving line of credit. In connection with the chapter 11 case, the revolving line of credit was terminated and the term loan was considered fully secured and was not reported as liabilities subject to compromise. The Company had set aside, in a separate account, $4.0 million as collateral for obligations under the loan agreement. In January 2015, the Company paid the term loan in full.

Operating Activities

Net cash provided by operations for the year ended December 31, 2015, 2014, and 2013 was $11.1 million, $14.2 million, and $58.4 million, respectively. In 2015, the Company received approximately $50.9 million from BARDA for the product delivery of TPOXX™. Cash usage was related to recurring operating costs and was elevated in comparison to the prior year primarily due to costs attendant to the administration of the Company’s chapter 11 case and expenses related to the PharmAthene litigation. Additionally, $14.0 million of payments were made to contract manufacturing organizations (“CMOs”) for the manufacturing and related support of TPOXX™.

In 2014, the Company received approximately $43.8 million from BARDA pursuant to the BARDA Contract, partially offset by $7.8 million of cash payments to CMOs for the manufacture and related support of TPOXX™.

On December 31, 2015 and 2014, our accounts receivable balance was approximately $3.7 million and $500,000, respectively. Our account receivable balances primarily reflect work performed during December 31, 2015 and 2014 in connection with TPOXX™ and dengue fever antiviral development contracts. This increase is primarily attributed to increased development activity in 2015 related to TPOXX™.

Our accounts payable, accrued expenses and other current liabilities balance were $7.3 million and $5.5 million on December 31, 2015 and 2014, respectively. These liabilities increased mainly due to accruals for certain employee bonuses and professional services fees which have not been authorized for payment by the Bankruptcy Court. As of December 31, 2015, approximately $1.6 million of accounts payable, accrued expenses and other current liabilities were subject to compromise.

Investing Activities

Net cash provided by investing activities for the year ended December 31, 2015 was $3.9 million and net cash used in investing activities for the year ended December 31, 2014 was $3.5 million. During the third quarter of 2014, the Company set aside, in a separate account, $4 million as collateral for obligations under the GE term loan and classified this amount as restricted cash. During the first quarter of 2015, the Company paid the GE term loan in full, the collateral on the $4 million restricted cash was lifted and the restricted cash was reclassed to cash and cash equivalent. During the second quarter of 2014, certain laboratory equipment was sold for a gross proceeds of $569,607. Capital expenditures for the years ended December 31, 2015 and 2014 were $108,953 and $28,046, respectively, reflecting purchases of fixed assets in the ordinary course of business.

Financing Activities

Net cash used by financing activities for the year ended December 31, 2015 and 2014 was $2 million and $2.3 million, respectively. During the first quarter of 2015, the Company repaid the GE term loan in full. During 2014, the Company repaid $2 million of the GE term loan in accordance with the loan repayment schedule and repurchased $415,938 of common stock to meet minimum statutory tax withholding requirements. The cash outlay was offset by proceeds of $102,035 from exercises of options and warrants to purchase common stock.

Contractual Obligations, Commercial Commitments and Purchase Obligations

Future contractual obligations and commercial commitments as of December 31, 2015 are expected to be as follows:

	Total	Less than 1 year	1 to 3 years	3 to 5 years
Operating lease obligations(1)	4,473,137	1,232,952	1,971,745	1,268,440
Purchase obligations(2)	34,767,528	32,237,316	2,170,432	359,780
Total contractual obligations	$39,240,665	$33,470,268	$4,142,177	$1,628,220

Additionally, the Company also has a litigation obligation (the PharmAthene Judgment) of approximately $208 million as of March 31, 2016 recorded on its balance sheet.

(1)	Includes facilities and office space under two operating leases expiring in 2017 and 2020, respectively. These obligations assume non-termination of agreements and represent expected payments, which are subject to change.
(2)	Includes purchase orders for manufacturing and R&D activities.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Our investment portfolio includes cash and cash equivalents. Our main investment objectives are the preservation of investment capital and the maximization of after-tax returns on our investment portfolio. We believe that our investment policy is conservative, both in the duration of our investments and the credit quality of the investments we hold. We do not utilize derivative financial instruments, derivative commodity instruments or other market risk sensitive instruments, positions or transactions to manage exposure to interest rate changes. Accordingly, we believe that, while the securities we hold are subject to changes in the financial standing of the issuer of such securities and our interest income is sensitive to changes in the general level of U.S. interest rates, we are not subject to any material risks arising from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices or other market changes that affect market risk sensitive instruments.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

BOARD OF DIRECTORS

The current directors are James J. Antal, Michael J. Bayer, Thomas E. Constance, Jeffrey B. Kindler, Joseph W. Marshall III, Eric A. Rose, Paul G. Savas, Bruce Slovin, and Andrew L. Stern.

Director Information

Eric A. Rose, M.D. was elected Chairman of the Board of Directors on January 25, 2007, and, on March 1, 2007, became the Company’s Chief Executive Officer. Dr. Rose has served as a director of SIGA since April 19, 2001 and served as Interim Chief Executive Officer of SIGA during April-June 2001. Dr. Rose chaired the Department of Health Evidence & Policy at the Mount Sinai School of Medicine from 2008 to 2012, which he now serves as professor. From 1994 through 2007, Dr. Rose served as Chairman of the Department of Surgery and Surgeon-in-Chief of the Columbia Presbyterian Center of New York Presbyterian Hospital. Dr. Rose is a graduate of both Columbia College and Columbia University College of Physicians & Surgeons. In addition to his roles at SIGA, Dr. Rose holds a position as Executive Vice President – Life Sciences at MacAndrews & Forbes Incorporated, a related party to SIGA. In April 2013, he became a director for Mesoblast Inc. where he serves as chair of the scientific and technology committee. In 2015, Dr. Rose became a director of Abiomed, Inc. Dr. Rose’s experience and training as a practicing physician and a nationally recognized cardiothoracic surgeon enables him to bring valuable insight to the Board of Directors, including his understanding of the scientific aspects of our business and the ability to assist in prioritizing opportunities for drug development. In addition, Dr. Rose managed a large research portfolio and an extensive research and education budget at the Columbia Presbyterian Center, giving him a critical perspective on drug discovery and development and the issues facing pharmaceutical and biotechnology companies.

James J. Antal has served as a director of SIGA since November 2004. Mr. Antal has been an active consultant and founding investor in several Southern California based emerging companies since his retirement from Experian, a $1.6 billion global information services subsidiary of UK-based GUS plc. He has served as Chief Financial Advisor to Black Mountain Gold Coffee Co. (2003 to 2005), and as Chief Financial Officer of Pathway Data, Inc. (2005 to 2009). Mr. Antal joined the board of directors and has served as the chairman of the audit committee for Cleveland Bio Labs, Inc. since its initial public offering in July 2006. Mr. Antal was the Chief Financial Officer and Chief Investment Officer from 1996 to 2002 for Experian. Prior to the GUS acquisition of Experian (the former TRW Inc. Information Systems and Services businesses), Mr. Antal held various finance positions with TRW from 1978 to 1996, including Senior Vice President of Finance for TRW Information Systems and Services and TRW Inc. and Corporate Director of Financial Reporting and Accounting. He earned his undergraduate degree in accounting from The Ohio State University in 1973, and became a certified public accountant (Ohio) in 1974. He engaged in active practice as a CPA with Ernst & Ernst until 1978. Mr. Antal has served as a director of First American Real Estate Solutions, an Experian joint venture with First American Financial Corp. Mr. Antal has many years of valuable business, leadership and management experience that provides him with insight into many aspects of SIGA’s business, including an understanding of corporate finance, financial statements, accounting matters and capital markets. Mr. Antal also brings financial experience to the Board of Directors through his 32-year career as an entrepreneur, his various financial positions at other public companies and through his service as chairman of the audit committee for Cleveland Bio Labs.

Michael J. Bayer has served as a director of SIGA since October 2008. Mr. Bayer has been a private consultant in the energy and national security sectors since 1992. Mr. Bayer is the President and Chief Executive Officer of Dumbarton Strategies LLC, an energy and national security consulting firm. He is the former Chairman of the U.S. Department of Defense’s Business Board and serves as a member of the U.S. Department of Defense’s Science Board and the Chief of Naval Operations’ Executive Panel. Mr. Bayer is a former director of Willbros Group, Inc., Dyncorp International, Stratos Global Corporation, Duratek, Inc. and Athena Inc. Mr. Bayer brings many years of experience in the defense industry to the Board of Directors, which positions him to provide oversight for our Company in a highly regulated industry and to provide guidance in government relations, particularly with the Department of Defense and other government agencies. Mr. Bayer also brings substantial corporate governance and compliance oversight expertise through his previous service on the audit committee and nominating and corporate governance committee of Dyncorp International and through his prior service as the chair of the governance and nominating committee of Willbros Group.

Thomas E. Constance has served as a director of SIGA since April 2001. Mr. Constance is Chairman and, since 1994, a partner of Kramer Levin Naftalis & Frankel LLP, a law firm in New York City, which SIGA has retained to provide certain legal services. Mr. Constance serves as a director of Bond Street Holdings, Inc. and as a Trustee of the M.D. Sass Foundation. He also serves on the Advisory Board of Directors of Barington Capital, L.P. As a practicing attorney, Mr. Constance brings to the Board of Directors many years of experience counseling public companies with respect to governance and other legal matters.

Jeffrey B. Kindler has served as a director of SIGA since March 2013. Mr. Kindler is the CEO of Centrexion, a privately held clinical stage biopharmaceutical company; the Executive Chairman of vTv Therapeutics, Inc., a publicly traded clinical-stage pharmaceutical company focused on the discovery and development of human therapeutics to fill unmet medical needs; a Venture Partner at Lux Capital, a leading venture capital firm; and a managing director at Starboard Capital Partners, a Connecticut-based private equity firm. He also serves on the boards of AgaMatrix Inc., a developer and manufacturer of diabetes products; Intrexon Corporation, a synthetic biology company; PPD, a global contract drug discovery and development research organization; a number of other privately held companies and Tufts University. Additionally, Mr. Kindler provides consulting services to MacAndrews & Forbes Incorporated on matters involving the life sciences industry. Mr. Kindler was formerly the Chairman and Chief Executive Officer of Pfizer, Inc. which he joined in January 2002 and from which he retired in December 2010. He joined Pfizer as Executive Vice President and General Counsel and, prior to his appointment as CEO in July 2006, he served as a Vice Chairman of the Company. In 1996, Mr. Kindler joined McDonald’s Corporation as Executive Vice President and General Counsel and in 1990 Mr. Kindler joined the General Electric Company as Vice President of Litigation and Legal Policy. Mr. Kindler not only has significant experience with public companies, he also has extensive experience in the pharmaceutical industry. Mr. Kindler’s long career in various management positions, most recently in the pharmaceutical industry, provides the Board of Directors with valuable leadership and management insights into many aspects of our business.

Joseph W. “Chip” Marshall, III has served as a director of SIGA since early 2009. Mr. Marshall is the former President and Chief Executive Officer of Temple University Health System (2001-2008). In 2000, he became Chair of Temple University Health System and served in that capacity until 2007. Prior to 2000, Marshall was a founding partner at Goldman & Marshall P.C., Philadelphia, PA, a corporate healthcare law firm. He received his B.A. and J.D. degrees (1975 and 1979, respectively) from Temple University. In 1990, he joined the Temple University Board of Trustees. He was a founding member of the Temple University Health System Board of Directors in 1995. He served on the Pennsylvania State Ethics Commission in the 1980s and early 1990s, including as Chairman for a portion of that period. During 2005-2006, he served as a Member of the Federal Medicaid Commission. Additionally, during 2004-2006, he served as a Member of the Pennsylvania Gaming Control Board. Mr. Marshall has more than 30 years of experience in healthcare and is a prominent and highly regarded figure in the healthcare and higher education sectors. His excellent leadership, visibility and expertise in healthcare are of considerable value to the Board of Directors.

Paul G. Savas has served as a director of SIGA since January 2004. Mr. Savas is Executive Vice President and Chief Financial Officer at MacAndrews & Forbes Incorporated. He joined MacAndrews & Forbes Incorporated in 1994 as Director of Corporate Finance, served in various positions of increasing responsibility and became Chief Financial Officer in 2007. He also serves as Executive Vice President and Chief Financial Officer of M&F Worldwide Corp. and serves as a director of Harland Clarke Holding Corp. and vTv Therapeutics, Inc. During the past seven years, Mr. Savas also served as a member of the board of managers of REV Holdings LLC. Mr. Savas provides our Board valuable business, leadership and management insights with respect to our strategic, operational and financial direction. Mr. Savas’s strong financial background, including his work at MacAndrews & Forbes Incorporated and his service on other boards, also provides financial expertise to the Board of Directors, including an understanding of financial statements, corporate finance, accounting and capital markets.

Bruce Slovin has served as a director of SIGA since October 2008. Mr. Slovin has been the President of 1 Eleven Associates, LLC, a private investment firm, for over five years. From 1980 to 2000, Mr. Slovin was an executive officer of MacAndrews Holdings and several of its affiliates. Mr. Slovin is a director of Cantel Industries and a former director of M & F Worldwide Corp. As a result of Mr. Slovin’s long career in various operating and financial positions, he provides the Board of Directors with valuable business, leadership and management insights into many aspects of our business.

Andrew L. Stern has served as a director of SIGA since June 2010. Mr. Stern was formerly the president of Service Employees International Union (SEIU), the second largest union in the United States and Canada and was elected to that role in 1996. Mr. Stern currently holds an appointment as a Senior Fellow at the Richman Center of Columbia University. He is a board member of the Broad Foundation, the Open Society Institute, the Polyphony Foundation, a lifetime Trustee of the Aspen Institute, and was a Presidential Appointee on the National Commission on Fiscal Responsibility and Reform (Simpson-Bowles) and the Council of Foreign Relations Trade Task Force. He was the President of the Kaiser Permanente Partnership and SEIU’s National Industry Pension. Mr. Stern’s reputation as a business leader and his experience with federal legislation relating to universal healthcare and business regulations provide a unique perspective to the Board of Directors.

CORPORATE GOVERNANCE

General

Our management and board of directors believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that have been adopted.

Meetings of the Board of Directors

During 2015, the Board of Directors held eight meetings. Those members of the Board of Directors who are independent as defined by Rule 5605 of the NASDAQ Marketplace Rules (the “Independent Directors”) also regularly convene executive sessions where only such Independent Directors are present. Such meetings may be in conjunction with regularly scheduled meetings of the Board of Directors. Each member of the Board of Directors is also urged to attend the Annual Meeting. Nine members of the Board of Directors attended SIGA’s 2015 annual meeting of stockholders.

Committees of the Board of Directors

The Board of Directors is responsible for appointing the members of the standing Audit, Compensation, and Nominating and Corporate Governance Committees. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees is an Independent Director. Each of these committees has a written charter that was approved by the Board of the Directors. A copy of each charter is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Audit Committee. The Audit Committee, which consisted of directors Paul G. Savas, James J. Antal, and Bruce Slovin, held four meetings during 2015. The Board of Directors has determined that each of the members of the Audit Committee is “independent” under the applicable laws, rules and regulations. Moreover, the Company has determined that Mr. Savas is an “audit committee financial expert” within the meaning of Regulation S-K promulgated by the Securities and Exchange Commission (the “SEC”). The purpose of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of SIGA’s financial statements, SIGA’s compliance with legal and regulatory matters, the independent registered public accounting firm’s qualifications and independence, and the performance of SIGA’s independent registered public accounting firm. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of SIGA’s accounting and financial reporting process and audits of the financial statements of SIGA on behalf of the Board of Directors. The Audit Committee also selects the independent registered public accounting firm to conduct the annual audit of SIGA’s financial statements; reviews the proposed scope of such audit; reviews the Company’s accounting and financial controls with the independent registered public accounting firm and our financial accounting staff; and reviews and approves transactions, if any, between us and our directors, officers, and their affiliates. A copy of the Audit Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Compensation Committee. The Compensation Committee, which consisted of directors Paul G. Savas, Bruce Slovin and Joseph W. Marshall, held four meetings during 2015. The Board of Directors has determined that each of the members of the Compensation Committee is “independent” within the meaning of the NASDAQ listing standards. The Compensation Committee functions include reviewing and approving the compensation and benefits for SIGA’s executive officers, administering SIGA’s equity incentive plans and making recommendations to the Board of Directors regarding these matters. A copy of the Compensation Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section. Also see the section of this prospectus entitled “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (the “Nominating Committee”), which consisted of directors James J. Antal, Michael J. Bayer, and Jeff Kindler held two meetings in 2015. The Board of Directors has determined that each of the members of the Nominating Committee is “independent” within the meaning of the NASDAQ listing standards. The Nominating Committee is responsible for searching for and recommending to the Board of Directors potential nominees for director positions, making recommendations to the Board of Directors regarding the size and composition of the Board of Directors and its committees, monitoring the Board of Director’s effectiveness, and developing and implementing SIGA’s corporate governance procedures and policies. A copy of the Nominating Committee charter is available on SIGA’s website at www.siga.com under the “Corporate Governance” section.

In selecting candidates for the Board of Directors, the Nominating Committee begins by determining whether the incumbent directors, whose terms expire at the annual meeting of stockholders, desire and are qualified to continue their service on the Board of Directors. SIGA is of the view that the continuing service of qualified incumbents promotes stability and continuity of the Board of Directors, giving SIGA the benefit of familiarity and insight into SIGA’s affairs that its directors have accumulated during their tenure, while contributing to the Board of Director’s ability to work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board of Directors, whom the Nominating Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election and, if re-elected, to continue their service on the Board of Directors. If there are positions on the Board of Directors for which the Nominating Committee will not be re-nominating an incumbent director, or if there is a vacancy on the Board of Directors, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including members of the Board of Directors and management of SIGA. The Nominating Committee may also engage a professional search firm to assist in the identification of qualified candidates, but did not do so in 2015. As to each recommended candidate that the Nominating Committee believes merits serious consideration, the Nominating Committee will collect as much information including, without limitation, soliciting views from other directors and SIGA’s management and having one or more Nominating Committee members interview each such candidate, regarding each candidate as it deems necessary or appropriate in order to make an informed decision with respect to such candidate. The Nominating Committee considers the overall qualifications of prospective nominees for director, including the particular experience, expertise and outlook that they would bring to the Board of Directors. While diversity may contribute to this overall evaluation, it is not considered by the Nominating Committee as a separate or independent factor in identifying nominees for director. Based on all available information and relevant considerations, the Nominating Committee will select, for each directorship to be filled, a candidate who, in the view of the Nominating Committee, is most suited for membership on the Board of Directors.

The Nominating Committee has adopted a policy with regard to the minimum qualifications that must be met by a Nomination Committee-recommended nominee for a position on the Board of Directors. Pursuant to this policy, the Nominating Committee generally requires that all candidates for the Board of Directors be of high personal integrity and ethical character and not have any interest that would, in the view of the Nominating Committee, materially impair the candidate’s ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to SIGA and its stockholders. In addition, candidates must be able to represent fairly and equally all stockholders of SIGA without favoring or advancing any particular stockholder or other constituency of SIGA. Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavor. Candidates are expected to have sound judgment and a general appreciation regarding major issues facing public companies of a size and operational scope similar to SIGA, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have, and be prepared to devote, adequate time to the Board of Directors and its committees. It is expected that, taking into account their other business and professional commitments, including their service on the boards of other companies, each candidate will be available to attend meetings of the Board of Directors and any committees on which the candidate will serve, as well as SIGA’s annual meeting of stockholders. SIGA also requires that at least a majority of the directors serving at any time on the Board of Directors are independent, as defined under the rules of the NASDAQ stock market and that at least three of the directors satisfy the financial literacy requirements required for service on the Audit Committee under the rules of the NASDAQ stock market.

The Nominating Committee has adopted a policy, summarized in this paragraph, with regard to the consideration of director candidates recommended by stockholders. The Nominating Committee will consider recommendations for the nomination of directors submitted by holders of SIGA’s shares entitled to vote generally in the election of directors. The Nominating Committee will give consideration to these recommendations for positions on the Board of Directors where the Nominating Committee has not determined to re-nominate a qualified incumbent director. While the Nominating Committee has not established a minimum number of shares that a stockholder must own in order to present a nominating recommendation for consideration, or a minimum length of time during which the stockholder must own its shares, the Nominating Committee may take into account the size and duration of a recommending stockholder’s ownership interest in SIGA. The Nominating Committee may also consider whether the stockholder making the nominating recommendation intends to maintain an ownership interest in SIGA of substantially the same size as its interest at the time of making the recommendation. The Nominating Committee may refuse to consider recommendations of nominees who do not satisfy the minimum qualifications prescribed by the Nominating Committee for board candidates.

The Nominating Committee has adopted procedures to be followed by stockholders in submitting recommendations of candidates for directors. The procedures are set forth in SIGA’s Bylaws and are posted on SIGA’s website at www.siga.com under the “Corporate Governance” section. Pursuant to these procedures, a stockholder (or group of stockholders) wishing to submit a nominating recommendation for an annual meeting of stockholders should arrange to deliver it to SIGA no earlier than 120 calendar days and no later than 90 calendar days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. All stockholder nominating recommendations should be in writing, addressed to the “Nominating and Corporate Governance Committee” in care of SIGA’s Secretary at SIGA’s principal headquarters, 660 Madison Avenue, Suite 1700, New York, New York 10065. Submissions should be made by mail, courier or personal delivery. A nominating recommendation should be accompanied by the following information concerning each recommending stockholder:

•	The name and address of the recommending stockholder as they appear on the Company’s books;
•	The name and address of any other beneficial owner of the recommending stockholder’s Company stock or any affiliate of the recommending stockholder or such beneficial owner (any such person, a “stockholder associated person”);
•	As to each recommending stockholder and stockholder associated person: the number and class or series of SIGA’s shares directly or indirectly held of record and beneficially by the recommending stockholder or stockholder associated person; the date such shares were acquired; a description of any agreement, arrangement or understanding, direct or indirect, with respect to such nomination between or among the recommending stockholder, any stockholder associated person or any others (including their names); a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the recommending stockholder’s notice by, or on behalf of, the recommending stockholder or any stockholder associated person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the recommending stockholder or any stockholder associated person with respect to shares of stock of SIGA; a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the recommending stockholder or any stockholder associated person has a right to vote any shares of stock of the Company;
•	a representation that the recommending stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;
•	all information regarding the proposed nominee and each stockholder associated person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of such proposed nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement reasonably requested by the Company;
•	description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a recommending stockholder, any stockholder associated person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to

Rule 404 promulgated under Regulation S-K if the recommending stockholder, any stockholder associated person or any person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive of such registrant;

•	a representation as to whether the recommending stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from stockholders in support of such nomination;
•	all other information that would be required to be filed with the SEC if the recommending stockholder and any stockholder associated person were participants in a solicitation subject to Section 14 of the Exchange Act;
•	a representation that the recommending stockholder shall provide any other information reasonably requested by the Company; and
•	such other information as the Company may reasonably request.

Compensation Committee Interlocks and Insider Participation

None.

Code of Ethics

SIGA has adopted a Code of Ethics and Business Conduct that applies to its officers, directors and employees including, without limitation, our Chief Executive Officer, Executive Vice President & Chief Financial Officer, General Counsel & Chief Administrative Officer, and Vice President & Chief Scientific Officer. The Code of Ethics and Business Conduct is available, free of charge, on SIGA’s website at www.siga.com under the “Corporate Governance” section. In the event that there is any amendment to or waiver from any provision of the Code of Ethics and Business Conduct that requires disclosure under Item 5.05 of Form 8-K, SIGA intends to satisfy these disclosure requirements by posting such information on its website, as permitted by Item 5.05(c) of Form 8-K.

Stockholder Communications with the Board of Directors

SIGA stockholders may send communications to the Board of Directors, any committee of the Board of Directors or an individual director. The process for so communicating is posted on SIGA’s website at www.siga.com under the “Corporate Governance” section.

Board Leadership Structure

The Board of Directors believes that our Chief Executive Officer, or CEO, is best situated to serve as Chairman because he is the director most familiar with our business and industry and most capable of effectively identifying strategic priorities and leading the discussion and implementation of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight skills and expertise from outside our organization and industry, while the CEO brings company-specific experience and expertise. The Board of Directors believes that the combined role of Chairman and CEO promotes strategy development and implementation, and facilitates information flow between management and the Board of Directors, which are essential to effective governance.

One of the principal responsibilities of the Board of Directors is to develop strategic direction and hold management accountable for implementing the strategy once it is developed. The Board of Directors believes the combined role of Chairman and CEO, together with an informed and engaged Board, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management. The Board of Directors has no independent director permanently designated as a “Lead Director,” although the independent directors designate a leader for that meeting each time that they go into executive session. The Board of Directors intends to review its leadership structure periodically and consider whether other structures might be appropriate.

The Board’s Role in Risk Oversight

The Board of Directors has an active role, as a whole and at the committee level, in overseeing management of our risks. The Board of Directors regularly reviews information about our financial condition and operations, and the risks associated with each. The Board’s Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks and considers the effects of systemic risks inherent in our business. The Nominating Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and risks associated with other governance matters. Although each committee is responsible for evaluating certain risks and overseeing the management of those risks, the entire Board of Directors is regularly informed about them through committee reports.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Common Stock

The following tables set forth certain information regarding the beneficial ownership of SIGA’s voting securities as of May 24, 2016 of (i) each person known to SIGA to own beneficially more than 5% of the applicable class of voting securities, (ii) each director and director nominee of SIGA, (iii) each Named Executive Officer and (iv) all directors and executive officers of SIGA as a group. As of May 24, 2016, a total of 54,284,296 shares of common stock were outstanding. Each share of common stock is entitled to one vote on matters on which holders of common stock are eligible to vote. The column entitled “Percentage of Total Voting Stock Outstanding” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of May 24, 2016, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percentage of Common Stock Outstanding	Percentage of Total Voting Stock Outstanding
MacAndrews & Forbes Incorporated(3) 35 East 62nd Street New York, NY 10065	13,509,722		24.89%	24.89%
Jet Capital Investors, L.P.(4) 667 Madison Avenue, 9th Floor New York, NY 10021	4,955,721		9.13%	9.13%
John Latane Lewis IV(5) 4752 Sherwood Farm Charlottesville, VA 22902	2,730,852		5.03%	5.03%
James J. Antal 30952 Steeplechase Dr. San Juan Capistrano, CA 92675	141,154	(6)	*	*
Michael J. Bayer Dumbarton Strategies 3130 Dumbarton Street, NW Washington, D.C. 20007	115,000	(7)	*	*
Thomas E. Constance Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10036	275,000	(6)	*	*
Jeffrey Kindler Starboard Capital Partners LLC 30 Jelliff Lane Southport, CT 06890	70,000	(8)	*	*
Joseph W. Marshall III Stevens & Lee 1818 Market Street Philadelphia, PA 19103	130,000	(7)	*	*
Paul G. Savas 35 East 62nd Street New York, NY 10065	181,840	(6)	*	*
Bruce Slovin 1 Eleven Associates LLC 111 East 61st Street New York, NY 10065	255,000	(7)	*	*
Andrew Stern Old North 402 Georgetown University 37th and O St. NW Washington, D.C. 20057	97,150	(9)	*	*
Eric A. Rose, M.D.	1,339,663	(10)	2.44%	2.44%
Dennis E. Hruby, Ph.D.	513,463	(11)	*	*
Daniel J. Luckshire	380,661	(12)	*	*

All executive officers and directors as a group (twelve individuals)	3,498,931	(13)	6.25%	6.25%
(1)	Unless otherwise indicated the address of each beneficial owner identified is 660 Madison Avenue, Suite 1700, New York, New York 10065.
(2)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	The underlying beneficial owners, MacAndrews & Forbes LLC and MacAndrews & Forbes Group LLC, are direct, wholly owned subsidiaries of MacAndrews & Forbes Incorporated (“M&F”), a holding company whose sole stockholder is Ronald O. Perelman.
(4)	Based on a motion filed on March 21, 2016 on behalf of Jet Capital Management, LP in the United States Bankruptcy Court for the Southern District of New York.
(5)	Based on a Schedule 13G filed with the SEC on January 8, 2016 by John Latane Lewis, IV reporting beneficial ownership.
(6)	Includes 60,000 shares of common stock issuable upon exercise of options.
(7)	Includes 55,000 shares of common stock issuable upon exercise of options.
(8)	Includes 25,000 shares of common stock issuable upon exercise of options.
(9)	Includes 35,000 shares of common stock issuable upon exercise of options.
(10)	Includes 510,000 shares of common stock issuable upon exercise of options; 100,233 shares of common stock issuable upon exercise of stock-settled stock appreciation rights; and 133,333 shares of common stock issuable upon release of restricted stock units.
(11)	Includes 250,000 shares of common stock issuable upon exercise of options; 91,339 shares of common stock issuable upon exercise of stock-settled stock appreciation rights; and 50,000 shares of common stock issuable upon release of restricted stock units. Does not include 10,808 shares of common stock issuable upon exercise of options owned by Dr. Hruby’s spouse to which he disclaims beneficial ownership.
(12)	Includes 120,000 shares of common stock issuable upon exercise of options; 89,640 shares of common stock issuable upon exercise of stock-settled stock appreciation rights; and 66,669 shares of common stock issuable upon release of restricted stock units.
(13)	See footnotes (6)-(12).

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers (the “Named Executive Officers”) of SIGA:

Name	Age	Position
Eric A. Rose, M.D.	65	Chief Executive Officer and Chairman of the Board
Daniel J. Luckshire	45	Executive Vice President, Chief Financial Officer and Secretary
Dennis E. Hruby, Ph.D.	64	Vice President & Chief Scientific Officer
Robin E. Abrams	52	General Counsel & Chief Administrative Officer (effective April 12, 2016)
William J. Haynes	58	Executive Vice President & General Counsel (resigned, effective January 5, 2016)

Daniel J. Luckshire has served as Executive Vice President & Chief Financial Officer since February 2011. Prior to joining SIGA, Mr. Luckshire was a strategic advisor and private investor for companies within specialized market segments. Between 1998 and 2008, Mr. Luckshire was an investment banker at Merrill Lynch & Co., where he held various positions of increasing responsibility. Prior to his employment with Merrill Lynch, Mr. Luckshire was a member of the management team that built USI Insurance Services into a national insurance brokerage and was a CPA at Price Waterhouse LLP. Mr. Luckshire has a Master of Business Administration degree in Finance and Strategic Management from The Wharton School of the University of Pennsylvania and a Bachelor of Science degree from Villanova University.

Dennis E. Hruby, Ph.D. has served as Vice President & Chief Scientific Officer since June 2000. From April 1, 1997 through June 2000, Dr. Hruby was our Vice President of Research. From January 1996 through March 1997, Dr. Hruby served as a senior scientific advisor to SIGA. Dr. Hruby is an Adjunct Courtesy Professor of Microbiology at Oregon State University, and from 1990 to 1993 was Director of the Molecular and Cellular Biology Program and Associate Director of the Center for Gene Research and Biotechnology. Dr. Hruby specializes in virology and cell biology research, and the use of viral and bacterial vectors to produce recombinant vaccines as well as antiviral development. He is a member of the American Society of Virology, the American Society for Microbiology and a fellow of the American Academy of Microbiology. Dr. Hruby received a Ph.D. in microbiology from the University of Colorado Medical Center and a B.S. in microbiology from Oregon State University.

Robin Abrams joined SIGA as General Counsel & Chief Administrative Officer on April 12, 2016. Prior to joining SIGA, Ms. Abrams had a fourteen-year tenure at Purdue Pharma L.P., where she served as Vice President and Associate General Counsel. While at Purdue, Ms. Abrams was Purdue’s primary legal contact with government entities including the Department of Justice, Drug Enforcement Administration and other federal, state and local authorities. Ms. Abrams also served as Purdue’s liaison with congressional committees and caucuses that focused on issues related to Purdue’s products, such as abuse and diversion of opioid pharmaceutical products. Ms. Abrams also oversaw Purdue’s legal regulatory, employment, and government litigation groups. Prior to Purdue, Ms. Abrams served as an Assistant United States Attorney in the Southern District of New York and prior to that, Ms. Abrams clerked for then-Chief Judge Jack B. Weinstein, federal District Court, Eastern District of New York. Ms. Abrams earned her Juris Doctor degree from New York University School of Law, and her Bachelor of Arts degree from Cornell University.

William J. Haynes served as Executive Vice President and General Counsel from June 2012 until his resignation, effective January 5, 2016. Mr. Haynes has held a number of senior positions in the private sector and the U.S. Government, including Chief Corporate Counsel at Chevron Corporation (2008 to 2012), General Counsel of the Department of Defense (2001 to 2008), partner in the national law firm Jenner & Block (1993 to 1996 and 1999 to 2001), Vice President and Associate General Counsel of General Dynamics Corporation (1996 to 1999), and General Counsel of the Department of the Army (1989 to 1993). Mr. Haynes serves as a director of the United States Supreme Court Historical Society, a director of the Greater New York Councils of the Boy Scouts of America, and a member of the Veterans’ Policy Oversight Committee of the American Legion. Mr. Haynes earned his Juris Doctor degree from Harvard Law School, and his Bachelor of Arts degree from Davidson College.

See “Board of Directors — Director Information” above for a biography of Dr. Rose.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the Board of Directors the compensation of our Named Executive Officers, as well as our other key employees. In this regard, the Compensation Committee has the responsibility to establish a compensation policy for officers and key employees designed to (i) attract and retain the best possible executive talent; (ii) tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives; and (iii) provide competitive compensation to our officers and key employees to align executives’ incentives with the creation of stockholder value.

As a general matter, the compensation policy for officers and key employees has historically included:

•	base salary, which is determined on an annual or semi-annual basis,
•	annual or other time-based cash incentive compensation, and
•	long-term incentive compensation in the form of equity participation awards.

This section discusses the principles underlying our executive compensation policies, our decisions to date and the principles that we expect to use in coming years.

On September 16, 2014, the Company filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, chapter 11 Case Number 14-12623 (SHL). In 2015, the Company operated its business as a “debtor-in-possession” in accordance with the applicable provisions of the Bankruptcy Code. On December 15, 2015, we filed the Plan with the Bankruptcy Court. Subsequent to the initial filing, amendments have been made to the Plan. The Plan, which was confirmed by the Bankruptcy Court and became effective on April 12, 2016, includes new employment agreements for the Named Executive Officers. The compensation provided for in the new employment agreements is consistent with our overall compensation policies as expressed herein. The Compensation Committee has considered factors associated with SIGA’s chapter 11 case, as well as factors associated with the Company’s litigation with PharmAthene in its determinations.

Our Executive Compensation Decision Process

Overview

Our Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation for the Company’s executive officers, including the Chief Executive Officer. In its discretion, the Compensation Committee may establish cash or equity incentive programs and otherwise award cash bonuses or equity-based awards to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive discretionary bonuses and equity-based awards at the sole discretion of the Board of Directors. The Board of Directors’ decisions in such matters have been delegated from time to time to the Compensation Committee. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee considers the executive’s performance, economic and business conditions affecting the Company, the financial condition of the Company and reviews information regarding the compensation of similarly situated executives at peer companies. In 2014 and 2015, the Compensation Committee also considered factors associated with the Company’s chapter 11 case, as well as factors associated with the Company’s litigation with PharmAthene, when making its determinations. The Compensation Committee either makes such awards or makes recommendations to the Board of Directors with respect to the amounts of such awards based on the foregoing criteria.

Role of Executive Officers in Setting Compensation Decisions

Regarding most compensation matters, the Chief Executive Officer has historically provided recommendations to the Compensation Committee relying on his personal experience with respect to evaluating the contribution of our other executive officers. Dr. Eric A. Rose, our Chief Executive Officer and Chairman of the Board, is involved in compensation recommendations, with input from our Executive Vice President & Chief Financial Officer, Vice President & Chief Scientific Officer and General Counsel & Chief Administrative Officer (and, previously, our Executive Vice President & General Counsel) as it relates to the compensation of other key employees. The

Compensation Committee considers, but retains the right to reject or modify, such recommendations. Although the Chief Executive Officer may attend a portion of the meetings of the Compensation Committee, neither he nor any other member of management may be present during executive sessions of the Compensation Committee. Moreover, the Chief Executive Officer may not be present when decisions with respect to his compensation are made.

Compensation Advisors

The Compensation Committee has the authority to retain compensation consultants to advise the Compensation Committee as it deems necessary to carry out its duties. In 2015, the Compensation Committee continued to use the services of Compensation Advisory Partners LLC, or CAP, as its independent executive compensation consultant in accordance with its Committee Charter. The Compensation Committee uses analyses prepared by the consultant as part of its review of SIGA’s executive compensation practices. The consultant reports directly to the Compensation Committee, and the Compensation Committee has the final authority to hire and terminate the consultant.

CAP attends meetings of the Compensation Committee, as requested, and is available to communicate with the committee chairman between meetings; however, the Compensation Committee makes all decisions regarding compensation matters that are discussed with CAP. At no time has the Compensation Committee directed CAP to perform services in any particular manner or using any particular methodology.

CAP does not provide any consulting advice to SIGA outside of the scope of employee and director compensation. During 2015, CAP performed a competitive evaluation of total compensation for executives.

In addition to receiving advisory services from CAP, the Compensation Committee also received advisory services from Weil, Gotshal & Manges LLP with respect to compensation considerations associated with the Company’s chapter 11 case.

Competitive Market Analysis and Benchmarking

In reviewing the compensation of the Chief Executive Officer and other executive officers, the Compensation Committee considers the compensation awarded to executives of similarly situated companies, the Company’s performance, the respective individual’s performance, compensation given to executives in past years, anticipated changes to future duties and other factors the Compensation Committee deems appropriate. In 2015, the peer group for the Company was updated in consultation with CAP. The update process took into account a variety of factors, including: the industry specialization of potential peer companies, the number and projected revenue and EBIT of commercial drug products in select geographic markets at potential peer companies, the historical market capitalization of SIGA relative to the market capitalization of potential peer companies, and the historical and expected gross and net cash inflows of SIGA relative to the commercial revenue and EBIT of potential peer companies. It was concluded that this group of companies provides appropriate compensation benchmarks because of comparable quantitative and qualitative metrics and because these companies may compete with us for executives and other employees.

The group of companies used by the Compensation Committee to assess 2015 executive compensation includes:

Acorda Therapeutics Inc.	Omeros Corporation
Aegerion Pharmaceuticals, Inc.	Raptor Pharmaceuticals Corp
Alimera Sciences, Inc.	Spectrum Pharmaceuticals, Inc.
Ariad Pharmaceuticals, Inc.	Supernus Pharmaceuticals, Inc.
Corcept Therapeutics Incorporated	Vanda Pharmaceuticals, Inc.
Ironwood Pharmaceuticals, Inc.	Vivus, Inc. Xenoport, Inc.

Evaluations

The Compensation Committee evaluates, at least once a year, the performance of our executive officers and other key employees in light of goals and objectives established by the Committee. Based upon these evaluations, the Compensation Committee either adjusts the compensation of such personnel as appropriate or recommends to the full Board of Directors any adjustment for such personnel, including any change to base salary, bonus and incentive and equity compensation. In its evaluation of the Chief Executive Officer, the Compensation Committee considers overall management of the Company; progress in the performance of strategic, regulatory and commercial activities and the development of product candidates; and the establishment and maintenance of successful relationships with the Company’s customers, potential customers, various funding and research partners, the Board of Directors, and stockholders. In its evaluation of the Executive Vice President & Chief Financial Officer, the Committee considers the Company’s financial performance, the Chief Financial Officer’s role in achieving our financial, strategic and operational goals; the Chief Financial Officer’s contribution to the management of the Company; the Chief Financial Officer’s relationship with stockholders and potential investors, the Chief Financial Officer’s efforts with respect to financial regulatory compliance (including compliance with any applicable listing rules, the securities laws and all related regulations), and the preparation of and compliance with the Company’s budget. In its evaluation of the General Counsel, the Committee considers the strategic contribution to the Board of Directors and the management team; the achievement of legal objectives within budgetary requirements; the General Counsel’s role in achieving our contractual, commercial and strategic goals; and addressing any legal issues as they arise. In its evaluation of the Company’s Vice President & Chief Scientific Officer, the Committee considers achievement of program objectives within budgetary requirements; the Chief Scientific Officer’s contribution to key business initiatives; relationships with regulators and current and possible future scientific partners; compliance with grant requirements; and management of the Company’s research and development facility located in Corvallis, Oregon. In 2014 and 2015, for the executive officers as well as other key employees, the Compensation Committee considered factors associated with SIGA’s chapter 11 case, as well as factors associated with the Company’s litigation with PharmAthene, when performing its evaluations.

Our Compensation Philosophy and Program Objectives

The overall objectives of the Company’s compensation program are to attract and retain the best possible executive talent, to motivate such executives to achieve the goals inherent in the Company’s business strategy, to maximize the link between executive and stockholder interests and to recognize individual contributions as well as overall business results. To achieve these objectives, the Company has developed an overall compensation strategy and specific compensation plans that tie a substantial portion of an executive’s compensation to performance.

The Role of Shareholder Advisory Votes on Executive Compensation

The Company’s stockholders are provided with an opportunity to cast an advisory vote every three years on the Company’s executive compensation program. At the Company’s annual meeting held in May 2014, a majority of the votes cast supported our advisory vote proposal on the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of our past and future advisory vote proposals.

Our Executive Compensation Program

Overview

The key elements of the Company’s compensation program consist of fixed compensation in the form of base salary, and the discretion to award variable compensation in the forms of incentive cash compensation and equity awards. The Compensation Committee’s policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to the individual, including pension benefits, insurance and other benefits, as well as the programs described below. Due to the inability to determine how the Company’s common stock will be impacted by the implementation of the Plan, the Company has not granted equity-based incentive compensation during the pendency of the Company’s chapter 11 case.

Base Salary

The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain executives and key talent needed to accomplish the Company’s goals. In determining the appropriate base salary levels and, to a lesser extent, other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience and past accomplishments, and anticipated changes to future job responsibilities, as well as historical practices within the Company. Economic, legal and business conditions affecting the Company are also considered. The Compensation Committee also considers historical levels of salary paid by the Company as well as the provisions in the various executives’ employment contracts with the Company, which contracts are more fully discussed elsewhere in this prospectus.

Periodic adjustments in base salary may be merit-based with respect to individual performance or tied to the Company’s financial condition or other competitive factors. The Compensation Committee takes into account the effect of any transaction outside of the ordinary course of business that has been consummated during the relevant year and, where appropriate, also considers non-financial performance measures. These include the Company’s competitive position, scientific developments and improvements in relations with employees and investors.

For Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby, in 2015, we paid a base salary in accordance with their employment agreements. Base salary was reviewed by our Compensation Committee and Dr. Rose, and Dr. Hruby received a 3% salary increase in January of 2016, and Mr. Luckshire received a 12% increase in January of 2016. The size of the increase was consistent with the salary guidelines applicable to other employees. The base salary levels of these executives reflect our Compensation Committee’s subjective judgment, which took into account each executive’s respective position and tenure, our present needs, the general business environment, the executive’s individual performance, achievements and prior contributions and anticipated performance levels.

Annual Incentive Compensation

The Compensation Committee, in its discretion, may establish cash incentive programs and otherwise award bonuses to executive officers and key employees. Annual incentive compensation to our executive officers is payable pursuant to contractual provisions with certain executives that provide eligibility to receive bonuses, in the sole discretion of the Board of Directors or Compensation Committee based on the executive’s performance, economic and business conditions affecting the Company, and the financial condition of the Company. The Compensation Committee approves or makes recommendations to the Board of Directors with respect to such amounts. For the 2014 and 2015 performance years, approvals and recommendations of annual incentive compensation took into account factors associated with the Company’s chapter 11 case, as well as factors associated with the Company’s litigation with PharmAthene. Cash incentive payments approved by the Board of Directors, for executive officer performance in 2014 and 2015, were subject to Bankruptcy Court approval and were paid following Bankruptcy Court confirmation of the Plan and the Plan becoming effective.

For the 2015 performance year, the Board of Directors approved cash bonuses for executive officers based on the recommendation of the Compensation Committee. The Compensation Committee evaluated executive officers, and set cash bonus amounts, based on the Company’s achievement of pre-established formal goals and taking into account factors associated with the Company’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene. The performance goals that were set were objectively measurable; reflected progress in the performance of strategic, regulatory and commercial activities; represented activities that are believed to create enterprise value; and were heavily weighted toward activities important in the successful performance of the BARDA contract. The pre-established goals provided executives with an opportunity to earn an annual cash bonus that is equivalent to base salary (“Target Annual Cash Bonus”).

A summary of the pre-established goals is as follows:

•	Deliver a threshold quantity of TPOXX™ courses to the Strategic Stockpile; this goal constituted 33% weighting toward the Target Annual Cash Bonus.
•	Progress a threshold quantity of TPOXX™ drug material to a key point of the supply chain, and maintain manufacturing cost within a specified threshold; these goals constituted 32% weighting toward the Target Annual Cash Bonus.
•	Meet key regulatory milestones related to human safety studies and animal efficacy studies; these goals constituted 25% weighting toward the Target Annual Cash Bonus.
•	Maintain operating expenses below a specified threshold; this goal constituted 10% weighting toward the Target Annual Cash Bonus.

For the 2015 performance year, all pre-established goals were met. As such, Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby were eligible for a cash bonus equivalent to the Target Annual Cash Bonus. However, after consideration of factors associated with the Company’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene, the Compensation Committee recommended to the Board of Directors that each executive be paid a cash bonus equivalent to 25% of the Target Annual Cash Bonus.

For Dr. Rose, the Board of Directors approved a cash bonus of $191,227 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Dr. Rose’s contribution to the Company’s performance, the following was considered: the overall management of the Company; progress in the performance of strategic, regulatory and commercial activities and the development of product candidates; the establishment and maintenance of successful relationships with the Company’s customers, potential customers, various funding and research partners, the Board of Directors and stockholders; and Dr. Rose’s leadership with respect to the BARDA Contract. The Compensation Committee’s determination of Dr. Rose’s cash bonus was heavily impacted by consideration of factors associated with the Company’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene.

For Mr. Luckshire, the Board of Directors approved a cash bonus of $112,551 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Mr. Luckshire’s contribution to the Company’s performance, the following was considered: Mr. Luckshire’s role in achieving the Company’s financial, strategic and operational goals; Mr. Luckshire’s contribution to the management of the Company; Mr. Luckshire’s relationships with stockholders and potential investors; Mr. Luckshire’s efforts with respect to financial regulatory compliance (including compliance with any applicable listing rules, securities laws and all related regulations), and the preparation of and compliance with the Company’s budget; and Mr. Luckshire’s substantive role in managing the BARDA Contract. The Compensation Committee’s determination of Mr. Luckshire’s cash bonus was heavily impacted by consideration of factors associated with the Company’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene.

For Mr. Haynes, the Board of Directors approved a cash bonus of $122,932 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Mr. Haynes’ contribution to the Company’s performance, the following was considered: Mr. Haynes strategic contribution to the Board of Directors and the management team; the achievement of legal objectives within budgetary requirements; and Mr. Haynes’ role in achieving our contractual, commercial and strategic goals. The Compensation Committee’s determination of Mr. Haynes cash bonus was heavily impacted by consideration of factors associated with the Company’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene.

For Dr. Hruby, the Board of Directors approved a cash bonus of $136,591 based on the recommendation of the Compensation Committee. In the Compensation Committee’s evaluation of Dr. Hruby’s contribution to the Company’s performance, the following was considered: Dr. Hruby’s achievement of development program objectives within budgetary requirements; Dr. Hruby’s contribution to key business initiatives; relationships with regulators and current and possible future scientific partners; compliance with grant requirements and management of the Company’s research facility located in Corvallis, Oregon; and Dr. Hruby’s substantial role in managing the BARDA Contract. The Compensation Committee’s determination of Dr. Hruby’s cash bonus was heavily impacted by consideration of factors associated with the Company’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene.

The cash bonuses for Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby were subject to Bankruptcy Court approval and were paid following Bankruptcy Court confirmation of the Plan and the Plan becoming effective.

We believe that our annual incentive bonus program can motivate and encourage our executives to fulfill or exceed our objectives and provide us with the opportunity to recognize superior individual performance.

Long-Term Incentive Awards

The Compensation Committee believes that granting equity-based incentives can provide officers and employees with a strong economic interest in maximizing stock price appreciation over the long term. The Committee also believes that the practice of granting equity-based incentives can be useful in retaining and recruiting the key talent necessary to ensure the Company’s continued success. This element of compensation is governed by the 2010 Plan which provides for grants of incentive stock options (“ISOs”); nonqualified stock options; stock appreciation rights (“SARs”); restricted stock units (“RSUs”); and shares of restricted and unrestricted stock to our executives, directors and employees. The 2010 Plan is administered by our Compensation Committee, which reviews management’s recommendations concerning persons to be granted awards, and determines the number of and type of equity-based awards to be granted to each such person, and the terms and conditions of any grant as permitted under the 2010 Plan.

In determining the size of a share-based award to a Named Executive Officer, the Compensation Committee considers not only competitive market factors, changes in responsibility and the executive officer’s performance, but also the number, term and vesting of stock-based awards previously granted to the officer. The Compensation

Committee may also consider the total compensation package or changes made thereto, when determining whether to make a stock-based award. Additionally, in 2014 and 2015, the Compensation Committee considered factors associated with SIGA’s chapter 11 case and factors associated with the Company’s litigation with PharmAthene. The number of shares granted to each Named Executive Officer is determined by the Compensation Committee based on its consideration of the Named Executive Officer’s individual responsibilities and ability to significantly enhance key company initiatives. In connection with its review of compensation matters for the Company’s executive officers, the Compensation Committee also reviews information regarding the overall compensation, including stock-based awards, of similarly situated executives at peer companies. The Compensation Committee makes recommendations to the Board of Directors with respect to such awards based on the foregoing facts.

As a consequence of the Company’s chapter 11 case and the inability to determine how the Company’s common stock will be impacted by the implementation of the Plan, the granting of equity-based incentive compensation for 2015 was not recommended by the Compensation Committee.

Additional Benefits and Perquisites

Our officers and key employees are entitled to participate in the benefit plans which are generally available to all employees, including health, dental, life, and accidental disability. For each of these benefit plans, the Company makes contributions to the premiums paid to the plans. The Company also offers a 401(k) defined contribution plan, but it makes no contribution to the 401(k) plan. In each case, we provide these benefits to our executive officers on the same basis as our other employees.

Severance and Change of Control Agreements

We also provide some of our executive officers with severance and change of control arrangements in their employment contracts. We believe that severance and change of control packages are a common characteristic of compensation for key executive officers. They are intended to provide our executive officers with a sense of security in making the commitment to dedicate their professional careers to our success. Due to our size relative to other public companies and our operating history, we believe that severance and change of control arrangements are necessary to help us attract and retain necessary skilled and qualified executive officers to continue to grow our business. During the pendency of the Company’s chapter 11 case, the Company was subject to certain restrictions with respect to the payment of severance to its executive officers.

Our Compensation Policies

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation over $1 million in any year paid to the Chief Executive Officer and the other Named Executive Officers (other than the Chief Financial Officer). The Compensation Committee takes into account the deductibility of compensation in determining Named Executive Officer compensation. However, the Compensation Committee retains its discretion to authorize compensation payments that do not qualify for the exemptions in Section 162(m) when the Compensation Committee believes that such payments are appropriate.

Common Stock Ownership Requirements

While we have not adopted a formal written policy on common stock ownership requirements, part of our compensation philosophy involves common stock ownership by our executive officers, because we believe that it helps to align their financial interests with those of our stockholders. We also recognize, on the other hand, that our executive officers cannot acquire more than 10% of our common stock without triggering adverse tax consequences. In addition, we expect our executive officers to abide by the provisions of our Policy on Confidential Information and Insider Trading.

Timing of Awards

Our Compensation Committee has the authority to issue equity awards under our incentive plan. The Compensation Committee strives to ensure that any award is made in such a manner to avoid even the appearance of manipulation because of its award date. Due to the inability to determine how the Company’s common stock will be impacted by the implementation of the Plan, the Compensation Committee did not recommend the grant of equity-based incentive compensation during the pendency of the Company’s chapter 11 case. With the Plan now effective, the Compensation Committee may resume consideration of equity awards to our executive officers and key employees in the future.

Financial Restatement

Although we have not adopted a formal written policy, it is our Board of Directors’ informal policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority and discretion in consultation with the Board of Directors, to make retroactive adjustments to any cash or equity based incentive payments to executive officers where the payment was based upon the achievement of certain financial results that were subsequently the subject of a restatement, without regard to misconduct being involved. If the Compensation Committee chose to exercise this discretion, we would seek to recover any amount determined to have been improperly paid to the executive officer.

Summary Compensation Table

The following table sets forth the total compensation of the Company’s Named Executive Officers for the last three fiscal years ended December 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)	Non—Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Eric A. Rose, M.D.	2015	764,909	—	(3)	—	—	—	—	764,906
Chief Executive Officer	2014	743,130	—	(4)	670,000	—	—	—	1,413,126
	2013	721,000	360,500		564,000	—	—	500	1,646,000

Daniel J. Luckshire	2015	450,204	—	(3)	—	—	—	—	450,201
Executive Vice President & Chief Financial Officer	2014	437,091	—	(4)	335,000	—	—	—	772,087
	2013	424,360	212,180		282,000	—	—	—	918,540

William J. Haynes	2015	491,727	—	(3)	—	—	—	—	491,724
Executive Vice President & General Counsel (Resigned, effective January 5, 2016)	2014	477,405	—	(4)	251,250	—	—	—	728,651
	2013	450,000	225,000		211,500	—	—	—	886,500

Dennis E. Hruby, Ph.D.	2015	546,364	—	(3)	—	—	—	—	546,361
Vice President & Chief Scientific Officer	2014	530,450	—	(4)	251,250	—	—	—	781,696
	2013	515,000	257,500		211,500	—	—	—	984,000
(1)	Bonuses are shown in the year in which they were accrued and earned.
(2)	Stock options, stock appreciation rights and stock awards represent the aggregate grant date fair value calculated in accordance with the authoritative accounting literature. The award granted in January 2014 relates to 2013 performance.
(3)	A cash bonus of $191,227, $112,551, $122,932 and $136,591 was approved by the Board of Directors in March 2016 for Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby, respectively. The cash bonus awards were subject to Bankruptcy Court approval and were paid following Bankruptcy Court confirmation of the Plan and the Plan becoming effective.
(4)	A cash bonus of $185,658, $109,273, $119,351, and $265,225 was approved by the Board of Directors in December 2014 for Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby, respectively. The cash bonus awards were subject to Bankruptcy Court approval and were paid following Bankruptcy Court confirmation of the Plan and the Plan becoming effective.

Grants of Plan - Based Awards

Prior to the commencement of the Company’s chapter 11 case, the Compensation Committee determined that it was in the best interest of the Company to issue equity-based awards to motivate the aforementioned executive officers to contribute to our growth and to continue their service to the Company. The amount and type of these equity-based awards granted to each Named Executive Officer were determined by the Committee based on its consideration of the Named Executive Officer’s individual responsibilities and ability to significantly enhance key company initiatives. As a consequence of the Company’s chapter 11 case and the inability to determine how the Company’s common stock will be impacted by the implementation of the Plan, the granting of equity-based incentive compensation for 2015 was not recommended by the Compensation Committee.

Employment Agreements

We had employment agreements with Dr. Rose, Mr. Luckshire, Mr. Haynes and Dr. Hruby that continued in effect until the Effective Date of the Plan. Upon the Effective Date of the Plan, new employment agreements (attached as exhibits to the Plan) for Dr. Rose, Mr. Luckshire and Dr. Hruby, and a separation agreement for Mr. Haynes, became effective, each as described below.

Eric A. Rose – Chief Executive Officer

On January 31, 2007, we entered into an employment agreement with Eric A. Rose, M.D., pursuant to which he became our Chief Executive Officer, effective as of March 1, 2007. Pursuant to the employment agreement, Dr. Rose was paid an annual base salary of $400,000. Moreover, Dr. Rose was eligible to receive a bonus payment (in either cash or stock options) as determined by the Board of Directors in its sole discretion. On January 13, 2012, Dr. Rose’s existing employment agreement was amended. Pursuant to the amended employment agreement, we agreed to pay to Dr. Rose an annual base salary of $700,000, subject to any cost of living adjustments as may be approved by our Board of Directors. Under the terms of this employment agreement, Dr. Rose was also eligible to receive an annual cash bonus, the target of which was $350,000, as determined by the Board of Directors in its sole discretion. Dr. Rose’s base salary was adjusted to $787,856 effective January 1, 2016.

Pursuant to the amended and restated employment agreement that became effective on the Effective Date of the Plan (the “Post-Plan Rose Agreement”), we have agreed to pay to Dr. Rose an annual base salary of $787,856, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year, beginning with January 1, 2017 and ending on the third (3rd) anniversary of the occurrence of a Change of Control (defined below). The Compensation Committee may increase Dr. Rose’s base salary by additional discretionary amounts, but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Dr. Rose’s base salary; provided, that no such additional discretionary increase shall be implemented without the prior written consent of PharmAthene prior to the date our covenants under the Plan terminate in accordance with the Plan (the “Plan Covenant Termination Date”). Under the terms of the Post-Plan Rose Agreement, Dr. Rose is also eligible to receive an annual cash bonus, the target of which is 100% of his base salary. In the event of a Change of Control, Dr. Rose shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Dr. Rose remains employed on the last day of such calendar year. The term of his employment, pursuant to the Post-Plan Rose Agreement, expires at the end of the one (1) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Dr. Rose are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Daniel J. Luckshire – Executive Vice President & Chief Financial Officer

On February 10, 2011, we entered into an employment agreement with Mr. Daniel J. Luckshire, our Executive Vice President & Chief Financial Officer. Pursuant to the employment agreement, we agreed to pay Mr. Luckshire: an annual base salary of $400,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which was 50% of the base salary, as determined by the Compensation Committee in its sole discretion, and an annual stock bonus, the target of which was $300,000 in restricted shares of common stock, as determined by the Compensation Committee in its sole discretion. Mr. Luckshire’s base salary was adjusted to $506,480 effective January 1, 2016.

Pursuant to the amended and restated employment agreement that became effective on the Effective Date of the Plan (the “Post-Plan Luckshire Agreement”), we have agreed to pay to Mr. Luckshire an annual base salary of $506,480, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year, beginning with January 1, 2017 and ending on the third (3rd) anniversary of the occurrence of a Change of Control. The Compensation Committee may increase Mr. Luckshire’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Mr. Luckshire’s base salary; provided that, no such additional discretionary increase shall be implemented prior to the Plan Covenant Termination Date without the prior written consent of PharmAthene. Under the terms of the Post-Plan Luckshire Agreement, Mr. Luckshire is also eligible to receive an annual cash bonus, the target of which is 100% of his base salary. In the event of a Change of Control of the Company, Mr. Luckshire shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Mr. Luckshire remains employed on the last day of such calendar year. The term of his employment, pursuant to the Post-Plan Luckshire Agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Mr. Luckshire are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Dennis E. Hruby – Vice President & Chief Scientific Officer

On January 22, 2007, we entered into an employment agreement with Dr. Dennis E. Hruby, our Vice President & Chief Scientific Officer, which agreement was most recently amended on December 21, 2011. Pursuant to this employment agreement, Dr. Hruby’s base salary was set at an annual amount of $500,000, subject to any cost of living adjustments as may be approved by the Board of Directors, and an annual cash bonus, the target of which was $250,000, as determined by the Board of Directors in its sole discretion. Dr. Hruby’s base salary was adjusted to $562,755 effective January 1, 2016.

In a prior period, Dr. Hruby was eligible for a one-time additional bonus equal to $350,000 of which $100,000 was paid in 2011. The remainder of the one-time bonus was to be paid upon the earlier of: (i) approval by FDA of a NDA for TPOXX™, also known as ST-246, for a smallpox or orthopox treatment indication consistent with the contract line items in the BARDA Contract; (ii) approval of a Marketing Authorization Application by the European Medicines Agency for TPOXX™ for a smallpox or orthopox treatment indication; or (iii) approval by FDA of an Emergency Use Authorization, or a similar designation such as a contingency IND, that would permit use of ST-246 for the treatment of smallpox or another orthopox virus disease in case of a public health emergency. In late 2012, in advance of the first delivery of TPOXX™, the Company obtained a contingency IND. The remaining $250,000 portion of such one-time $350,000 bonus was paid in 2013.

Pursuant to the amended and restated employment agreement that became effective on the Effective Date of the Plan (the “Post-Plan Hruby Agreement”), we have agreed to pay to Dr. Hruby an annual base salary of $562,755, subject to an automatic increase of three percent (3%) above the amount of his base salary in effect at the end of the prior calendar year, beginning with January 1, 2017 and ending on the third (3rd) anniversary of the occurrence of a Change of Control. The Compensation Committee may increase Dr. Hruby’s base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Dr. Hruby’s base salary; provided that, no such additional discretionary increase shall be implemented prior to the Plan Covenant Termination Date without the prior written consent of PharmAthene. Under the terms of the Post-Plan Hruby Agreement, Dr. Hruby is also eligible to receive an annual cash bonus, the target of which is 100% of his base salary. In the event of a Change of Control of the Company, Dr. Hruby shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Dr. Hruby remains employed on the last day of such calendar year. The term of his employment, pursuant to the Post-Plan Hruby Agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Dr. Hruby are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

Robin Abrams – General Counsel & Chief Administrative Officer

Pursuant to the employment agreement that became effective on April 12, 2016, we have agreed to pay to Ms. Abrams an annual base salary of $700,000, subject to an automatic increase of three percent (3%) above the amount of her base salary in effect at the end of the prior calendar year, beginning with January 1, 2017 and ending on the third (3rd) anniversary of the occurrence of a Change of Control. The Compensation Committee may increase Ms. Abrams’ base salary by additional discretionary amounts but any such additional discretionary amounts shall be disregarded when calculating the amount of any automatic increase in Ms. Abrams’ base salary; provided that, no such additional discretionary increase shall be implemented prior to the Plan Covenant Termination Date without the prior written consent of PharmAthene. Under the terms of the employment agreement, Ms. Abrams is also eligible to receive an annual cash bonus, the target of which is 100% of her base salary. In the event of a Change of Control of the Company, Ms. Abrams shall receive an annual cash bonus for the year in which the Change of Control occurs equal to the greater of (i) the target annual bonus for such year or (ii) the annual bonus determined based upon the applicable performance criteria and goals for such year, provided that Ms. Abrams remains employed on the last day of such calendar year. The term of her employment, pursuant to the employment agreement, expires at the end of the two (2) year anniversary from when the agreement becomes effective and will automatically renew for additional one (1) year periods unless notice of non-renewal is given; provided, however, that the agreement shall not automatically renew upon the expiration of any subsequent term that ends following the third (3rd) anniversary of the occurrence of a Change of Control.

Details with respect to our severance obligations to Ms. Abrams are set forth below under the heading “Potential Payments upon Termination or Change of Control.”

William J. Haynes, Executive Vice President & General Counsel (resigned effective January 5, 2016)

On June 4, 2012, we entered into an employment agreement with Mr. William J. Haynes, our former Executive Vice President and General Counsel. Pursuant to the employment agreement, we agreed to pay Mr. Haynes: an annual base salary of $450,000, subject to any cost of living or merit increases as may be approved by our Board of Directors, an annual cash bonus, the target of which was 50% of the base salary, as determined by the Compensation Committee in its sole discretion, and an annual equity bonus, the target value of which was 50% of the base salary, as determined by the Compensation Committee in its sole discretion.

On January 5, 2016 we entered into a separation agreement (the “Separation Agreement”) with Mr. Haynes in connection with his resignation as the Company’s Executive Vice President and General Counsel. The effectiveness of the Separation Agreement was conditioned upon the effectiveness of the Plan.

Details with respect to our severance obligations to Mr. Haynes, including amounts payable under the Separation Agreement, are set forth below under the heading “Severance Arrangement for William J. Haynes.”

Outstanding Equity Awards at Fiscal Year End

The following table provides certain summary information concerning unexercised options and equity incentive plan awards for each Named Executive Officer as of December 31, 2015:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Eric A. Rose, M.D.	10,000		—	—		2.72	12/19/2016
	200,000		—	—		3.10	7/26/2017
	300,000		—	100,000	(1)	2.49	11/14/2018
	465,000	(2)	—	—		3.53	2/2/2019
								66,667	(7)	28,000	—	—
								133,334	(8)	56,000	—	—
Daniel J. Luckshire	60,000		—	—		11.04	2/10/2021
	60,000		—	—		13.04	2/10/2021
	132,000	(3)	—	—		3.53	2/2/2019
								33,334	(7)	14,000	—	—
								66,667	(8)	28,000	—	—
William J. Haynes	100,000		—	—		2.37	6/4/2022
	—		—	—		—		25,000	(7)	10,500	—	—
								50,000	(8)	21,000	—	—
Dennis E. Hruby, Ph.D.	200,000		—	100,000	(4)	3.10	7/26/2017
	50,000		—	—		4.70	3/5/2019
	337,500	(5)	—	—		3.53	2/2/2019
	37,500	(6)	—	—		3.53	2/2/2019
								25,000	(7)	10,500	—	—
								50,000	(8)	21,000	—	—
(1)	Stock option awards were granted to the Named Executive Officer on November 14, 2008 and are eligible to vest upon the Company’s achievement of certain regulatory milestones. The performance conditions were not satisfied as of December 31, 2015.
(2)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vest one-third per year over a three-year term. The appreciation of this right is capped at $4.50 and limits the potential shares that could be granted to 100,233.
(3)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vests one-third per year over a three-year term. The appreciation of each right is capped at $11.00 and limits the potential shares that could be granted to 89,640.
(4)	Stock option awards were granted to the Named Executive Officer on July 26, 2007 and are eligible to vest upon the Company’s achievement of certain regulatory milestones. The performance conditions were not satisfied as of December 31, 2015.
(5)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vest one-third per year over a three-year term. The appreciation of each right is capped at $4.50 and limits the potential shares that could be granted to 72,750.
(6)	Stock-settled stock appreciation rights were granted to the Named Executive Officer on February 2, 2012 and vest one-third per year over a three-year term. The appreciation of each right is capped at $7.00 and limits the potential shares that could be granted to 18,589.
(7)	Stock awards were granted to the Named Executive Officers on January 3, 2013 and vest one-third per year over a three-year term.
(8)	Stock awards were granted to the Named Executive Officers on January 3, 2014 and vest one-third per year over a three-year term.
(9)	The market value reflects the closing price per share of the Company’s common stock on the OTC Market on December 31, 2015.

Option Exercises and Stock Vested

The following table sets forth any exercises of stock options and the vesting of restricted stock units for each of the Named Executive Officers for the year ended December 31, 2015:

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Eric A. Rose	—	—	200,000	338,000
Daniel J. Luckshire	—	—	78,332	119,817
William J. Haynes	—	—	50,000	70,000
Dennis E. Hruby	—	—	75,000	126,750
(1)	Amounts reflect the aggregate amount realized upon vesting based on the number of shares of stock vested at the market price of the underlying shares on the vesting date.

Potential Payments upon Termination or Change of Control

As a result of the Company’s chapter 11 case, there are certain restrictions on severance benefits payable to the Company’s executive officers if they are severed during the pendency of the chapter 11 case. The following does not take into account such restrictions.

Severance Arrangement for Eric A. Rose

The following table and footnotes describe and quantify the potential payments to Dr. Rose upon termination or change of control pursuant to the Post-Plan Rose Agreement, assuming that such termination or change of control was effective as of December 31, 2015:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control
Aggregate monthly cash payments	$764,909	$—	$764,909
Value of accelerated stock—based grants(1)	84,000	—	84,000
Total	$848,909	$—	$848,909
(1)	For stock options and stock appreciation rights, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the OTC market on December 31, 2015. The amount consists of the value of “in-the-money” stock options and unvested restricted stock units as of December 31, 2015.

Pursuant to the Post-Plan Rose Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Dr. Rose for good reason.
•	Termination by the Company without cause or by Dr. Rose for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control (the “Change of Control Period”).

•	Termination by the Company for cause or by Dr. Rose without good reason.
•	Termination by the Company based on Dr. Rose’s death or total disability.

If the Post-Plan Rose Agreement is terminated without cause or if Dr. Rose terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the PharmAthene Judgment is satisfied under the Plan in the event that the PharmAthene Judgment is satisfied by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Post-Plan Rose Agreement is terminated during the Change of Control Period other than for cause or if Dr. Rose terminates his employment during the Change of Control Period, for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Rose shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Dr. Rose’s employment is terminated by reason of death or total disability, for cause or if he voluntarily terminates his employment without good reason, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with his employment agreement.

Severance Arrangement for Daniel J. Luckshire

The following table and footnotes describe and quantify the potential payments to Mr. Luckshire pursuant to the Post-Plan Luckshire Agreement upon termination, change of control or in the event that his contract is not renewed, assuming that such termination, change of control or non-renewal was effective as of December 31, 2015:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control
Aggregate monthly cash payments	$450,204	$—	$450,204
Value of accelerated stock-based grants(1)	42,000	—	42,000
Total	$492,204	$—	$492,204
(1)	For stock options and stock appreciation rights, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the OTC market on December 31, 2015. The amount consists of the value of unvested restricted stock units as of December 31, 2015.

Pursuant to the Post-Plan Luckshire Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Mr. Luckshire for good reason.
•	Termination by the Company without cause or by Mr. Luckshire for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.

•	Termination by the Company for cause or by Mr. Luckshire without good reason.
•	Termination by the Company based on Mr. Luckshire’s death or total disability.

If the Post-Plan Luckshire Agreement is terminated or non-renewed without cause or if Mr. Luckshire terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the PharmAthene Judgment is satisfied under the Plan in the event that the PharmAthene Judgment is satisfied by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Post-Plan Luckshire Agreement is terminated during the Change of Control Period other than for cause or if Mr. Luckshire terminates his employment during the Change of Control Period for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Mr. Luckshire shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Mr. Luckshire’s employment is terminated by reason of death or total disability, by the Company for cause or if he voluntarily terminates his employment without good reason, he (or his estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with his employment agreement.

Severance Arrangement for Dennis E. Hruby

The following table and footnotes describe and quantify the potential payments to Dr. Hruby pursuant to the Post-Plan Hruby Agreement upon termination, change of control or in the event that his contract is not renewed, assuming that such termination, change of control or non-renewal was effective as of December 31, 2015:

	Termination by the Company without cause (or by the officer for good cause)	Termination upon death or disability	Termination by the Company due to a change in control
Aggregate monthly cash payments	$1,092,728	$—	$1,092,728
Value of accelerated stock-based grants(1)	31,500	—	31,500
Total	$1,124,228	$—	$1,124,228
(1)	For stock options and stock appreciation rights, equal to the aggregate amount of the differences between the exercise prices of the accelerated “in-the-money” stock options and the closing sales price per share of the Company’s common stock on the OTC market on December 31, 2015. The amount consists of the value of unvested restricted stock units as of December 31, 2015.

Pursuant to the Post-Plan Hruby Agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Dr. Hruby for good reason.
•	Termination by the Company without cause or by Dr. Hruby for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.
•	Termination by the Company for cause or by Dr. Hruby without good reason.
•	Termination by the Company based on Dr. Hruby’s death or total disability.

If the Post-Plan Hruby Agreement is terminated or non-renewed without cause or if Dr. Hruby terminates his employment for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years (except in the case of non-renewal, in which event such continued payment will be for one (1) year); (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the PharmAthene Judgment is satisfied under the Plan in the event that the PharmAthene Judgment is satisfied by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Post-Plan Hruby Agreement is terminated during the Change of Control Period other than for cause or if Dr. Hruby terminates his employment during the Change of Control Period for good reason, he will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of his salary for two (2) years; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Dr. Hruby shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the Dr. Hruby’s employment is terminated by reason of death or total disability, for cause or if he voluntarily terminates his employment without good reason, he (or his estate or beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with his employment agreement; (iv) any benefits to which he may be entitled upon termination pursuant to the plans, programs and grants referred to in his employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with his employment agreement.

Severance Arrangement for Robin Abrams

Pursuant to Ms. Abrams’ employment agreement, the following termination and change of control-related circumstances would trigger payments or the provision of other benefits:

•	Termination by the Company without cause or by Ms. Abrams for good reason.

•	Termination by the Company without cause or by Ms. Abrams for good reason in the period that begins 90 days prior to the occurrence of a change of control and ends on the second anniversary of the occurrence of a change of control.

•	Termination by the Company for cause or by Ms. Abrams without good reason.
•	Termination by the Company based on Ms. Abrams’ death or total disability.

If the employment agreement is terminated or non-renewed without cause or if Ms. Abrams terminates her employment for good reason, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in her employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of her salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; and (vii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants, excluding any equity grants that may be awarded after the PharmAthene Judgment is satisfied under the Plan in the event that the PharmAthene Judgment is satisfied by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity, shall, immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If the employment agreement is terminated during the Change of Control Period other than for cause or if Ms. Abrams terminates her employment during the Change of Control Period for good reason, she will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in her employment agreement in accordance with the terms of such plans, programs and grants; (v) the continued payment of her salary for one (1) year; (vi) the payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year; (vii) a pro rata portion of the annual bonus for the year of termination; and (viii) the Company shall take all such action as is necessary such that all stock options and other stock-based grants to Ms. Abrams shall immediately and irrevocably vest and, to the extent applicable, become exercisable as of the date of termination and shall remain exercisable for a period of not less than one (1) year from the date of termination, or, if earlier, the expiration of the term of such equity award.

If Ms. Abrams’ employment is terminated by reason of death or total disability, by the Company for cause or if she voluntarily terminates her employment without good reason, she (or her estate and beneficiaries) will be entitled to the following: (i) any accrued but unpaid salary for services rendered through the date of termination; (ii) any vacation accrued to the date of termination, in accordance with Company policy; (iii) any accrued but unpaid expenses through the date of termination required to be reimbursed in accordance with her employment agreement; (iv) any benefits to which she may be entitled upon termination pursuant to the plans, programs and grants referred to in her employment agreement in accordance with the terms of such plans, programs and grants; and (v) payment of any accrued but unpaid annual bonuses with respect to the prior full calendar year as determined by the Compensation Committee in good faith and payable in cash in accordance with her employment agreement.

Severance Arrangement for William J. Haynes

Under the Haynes Separation Agreement, which was subject to the effectiveness of the Plan and Mr. Haynes’ compliance with restrictive covenants contained in his employment agreement that was in effect prior to the Effective Date of the Plan, the Company has paid to Mr. Haynes the following bonus amounts:

•	Mr. Haynes’ annual bonus for the 2014 calendar year equal to $119,351, which amount was paid on the Effective Date of the Plan. In the event that in the future the Compensation Committee decides to restore 2014 bonus pay lost as a consequence of the Company’s chapter 11 case, Mr. Haynes shall not be treated less favorably than other executives of the Company;
•	Mr. Haynes’ annual bonus for the 2015 calendar year equal to $122,932, or 25% of Mr. Haynes’ target bonus opportunity as discussed above under the heading “Annual Incentive Compensation”, which amount was paid after the Effective Date of the Plan. Pursuant to the Separation Agreement, Mr. Haynes was not treated less favorably than other executives of the Company with respect to determinations concerning the attainment of the applicable performance criteria and goals established by the Compensation Committee and the payment of the 2015 calendar year bonus.

Other General Terms

Circumstances Triggering Payments

“Cause”, “good reason” and “change of control” are defined in Dr. Rose, Mr. Luckshire, Dr. Hruby and Ms. Abrams’s current (i.e., post-Plan) employment agreements as follows:

“Cause” generally includes:

•	executive officer’s neglect or failure or refusal to perform his duties under the applicable employment agreement (other than as a result of total or partial incapacity due to physical or mental illness);
•	any act by or omission of executive officer constituting gross negligence or willful misconduct in connection with the performance of his duties that could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any of its affiliates;
•	perpetration of an intentional and knowing fraud against or affecting the Company or any of its affiliates or any customer, client, agent, or employee thereof;
•	the commission by or indictment of executive officer for (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud (“indictment”, for these purposes, meaning a United States-based indictment, probable cause hearing or any other procedure pursuant to which an initial determination of probable or reasonable cause with respect to such offense is made);
•	the breach of a covenant set forth in the applicable employment agreement; or
•	any other material breach of the applicable employment agreement.

“Good reason” generally includes:

•	the Company failing to pay executive officer his base salary;
•	executive officer no longer holding his agreed upon office or offices of equivalent stature, or his functions and/or duties being materially diminished; or
•	executive officer’s job site being involuntarily relocated to a location which is more than fifty (50) miles from the agreed upon location.

A “Change of Control” is deemed to occur:

•	upon the consummation of a transaction or a series of related transactions pursuant to which any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than executive officer, his designee(s) or “affiliate(s)” (as defined in Rule 12b-2 under the Exchange Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;
•	upon stockholders of the Company approving a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
•	upon the stockholders of the Company approving a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of, or the Company sells or disposes of, all or substantially all of the Company’s assets.

•	if, subsequent to the Plan Covenant Termination Date (as defined in the Plan), the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board of Directors: individuals who, on the day immediately preceding the Effective Date of the Plan, constitute the Board of Directors and any new director whose appointment or election by the Board of Directors or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the day immediately preceding the Effective Date of the Plan or whose appointment, election or nomination for election was previously so approved or recommended, but excluding (i) any director whose initial assumption of office is in connection with an actual or threatened election contest (including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a person other than the Board of Directors) and (ii) any director whose initial assumption of office is in connection with the Plan;

•	if the PharmAthene Judgment is satisfied under the Plan by delivery to PharmAthene of one hundred percent (100%) of the Company’s equity; or
•	if the Board of Directors is reconstituted, due to an event of default under the Plan, such that it consists of a majority of directors designated by PharmAthene.

Non-Competition Provisions

Pursuant to the current (i.e., post-Plan) employment agreements for Dr. Rose, Mr. Luckshire, Dr. Hruby and Ms. Abrams, during the respective terms thereof plus an additional twelve (12) months thereafter for Dr. Rose and Mr. Luckshire, an additional twenty-four (24) months thereafter for Dr. Hruby, and an additional six (6) months thereafter for Ms. Abrams, all of Dr. Rose, Mr. Luckshire, Dr. Hruby and Ms. Abrams have agreed not to engage in any competitive business with us, induce our employees to terminate their employment or solicit our customers. We have agreed to indemnify each of them under their respective employment agreements for liabilities incurred because of their employment and to provide each of them with the full protection of any directors’ and officers’ liability insurance policies maintained generally for the benefit of our officers.

Equity Compensation Plan Information

The following table sets forth certain compensation plan information with respect to both equity compensation plans approved by security holders and equity compensation plans not approved by security holders as of December 31, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, Rights and Restricted Stock Units(1)	Weighted-average Exercise Price of Outstanding Options, Warrants, Rights and Restricted Stock Units	Number of Securities Available for Future Issuance under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	2,950,323	$4.04	1,569,169
Equity compensation plans not approved by security holders	—	N/A	—
Total	2,950,323		1,569,169
(1)	Consists of the 1996 Incentive and Non-Qualified Stock Option Plan, as amended and restated, and the 2010 Stock Incentive Plan, as amended from time to time.
(2)	Consists of the 2010 Stock Incentive Plan, as amended from time to time.

As of December 31, 2015, there were no outstanding options that had been awarded outside of the Company’s equity compensation plan.

Director Compensation

During the fiscal year ending December 31, 2015, the directors of SIGA received total compensation as shown in the following table:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(5)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James J. Antal(1,2)	43,000	30,000	—	—	—	—	73,000
Michael J. Bayer(2)	49,000	30,000	—	—	—	—	79,000
Thomas E. Constance	35,500	30,000	—	—	—	—	65,500
Jeffrey B. Kindler(2)	37,500	30,000	—	—	—	—	67,500
Joseph W. Marshall, III(3)	51,000	30,000	—	—	—	—	81,000
Eric A. Rose, M.D.(4)	—	—	—	—	—	—	—
Paul G. Savas(1,3)	60,000	30,000	—	—	—	—	90,000
Bruce Slovin(1,3)	45,000	30,000	—	—	—	—	75,000
Andrew Stern	37,000	30,000	—	—	—	—	67,000
(1)	Member of the Audit Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Compensation Committee.
(4)	Chairman of the Board of Directors; refer to Summary Compensation Table for applicable details.
(5)	Represents the grant date fair value of the award in accordance with the authoritative accounting literature.

Director Fees and Equity Compensation

During 2011, the Compensation Committee of the Board of Directors conducted a review of Board compensation. CAP prepared a competitive analysis and review of the cash and equity compensation for independent directors. Following this review, the Compensation Committee recommended to the Board of Directors an independent director compensation structure which the Board approved effective January 1, 2012. The compensation structure for non-employee directors is outlined below:

•	An annual retainer of $25,000 for members, with such payments to be made quarterly, in arrears;
•	Board meeting fees of $1,500 per board meeting;
•	An annual retainer of $15,000 for service as the Audit Committee Chairman, with such payments to be made quarterly, in arrears;
•	An annual retainer of $10,000 for service as the Compensation Committee Chairman and the Nominating Committee Chairman, with such payments to be made quarterly, in arrears;
•	Committee meeting fees of $1,000 per committee meeting;
•	An award of 15,000 RSUs to be granted on the date of the Annual Meeting with vesting on the first anniversary of such grant; and
•	An award of 25,000 stock options upon a director’s initial appointment to the Board of Directors vesting upon the date of such grant.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policies and procedures for reviewing, approving, and ratifying transactions with related persons are set forth in a written policy.

Under these procedures, management recommends to the Audit Committee related party transactions to be entered into by the Company, including the proposed aggregate value of such transactions, if applicable. After review, the Audit Committee either approves or disapproves such transactions. Management can preliminarily enter into related party transactions that are subject to ratification by the Audit Committee; provided that, if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transactions.

In addition, with respect to any related party transaction that includes a compensation component, management will submit the terms of such proposed compensation (or any subsequent material changes to such compensation) to the Compensation Committee for its review. After its review, the Compensation Committee either approves or disapproves the compensation component of the related party transaction and informs management and the Audit Committee of such approval or disapproval.

Transactions with Related Persons

Based on information provided by the directors and the executive officers, the Audit Committee determined that there were no related person transactions to be reported in this prospectus other than:

•	Kramer Levin Naftalis & Frankel LLP, the Company’s outside legal counsel, billed the Company for legal services provided to the Company. One of our directors, Thomas Constance, is a partner at Kramer Levin Naftalis & Frankel LLP.
•	In October 2012, the Company funded a letter of credit and deposit to take advantage of a lease for office space secured by an affiliate of M&F from a third party landlord on behalf of the Company. Pursuant to such letter of credit, in January 2013 the Company entered into a sublease in which the Company will pay all costs associated with the lease, including rent. All payments made by the Company pursuant to the sublease will either be directly or indirectly made to the third-party landlord and not retained by M&F or any affiliate. Occupancy commenced April 1, 2013. The sublease allowed for a free rent period of five months; subsequent to the free rent period, monthly rent payments are scheduled to be $60,000 for the first five years and $63,000 for the next two years. Upon expiration on September 1, 2020, the sublease and lease provides for two consecutive five year renewal options.
•	On April 30, 2013, SIGA entered into a Services Agreement with M&F for certain professional and administrative services. The Services Agreement has a term of three years. As consideration for the Services Agreement, SIGA issued warrants to M&F to acquire 250,000 shares of common stock at an exercise price of $3.29 per share. The warrants expired in April, 2015.
•	In 2015, an affiliate of M&F provided the Company with research services for a pre-clinical drug candidate. The Company incurred costs of $26,000 in 2015 for the services.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax considerations of the receipt, lapse, and exercise of the subscription rights distributed to holders of our common stock pursuant to the rights offering. This discussion assumes that the holders of our common stock hold such common stock as a capital asset for U.S. federal income tax purposes. This discussion is based on the Code, Treasury Regulations promulgated thereunder, rulings and pronouncements of the Internal Revenue Service (the “Service”), and judicial decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. The following summary does not purport to be a complete analysis of all U.S. federal income tax considerations of the receipt, lapse and exercise of the subscription rights, applies only to holders that are United States persons (as defined in Section 7701(a)(30) of the Code) and does not address all aspects of U.S. federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Code, including, without limitation, holders who are dealers in securities or foreign currency, insurance companies, tax-exempt organizations, banks, financial institutions, regulated investment companies, real estate investment trusts, partnerships and other flow-through entities, traders in securities that elect to use a mark-to market method of accounting for their securities, broker-dealers, and holders who hold our common stock or subscription rights as part of a hedge, straddle, conversion or other risk-reduction transaction, or who acquired our common stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following summary also does not address the tax considerations of the rights offering under any foreign, state, or local tax laws.

This summary is of a general nature only and is not intended to constitute a complete analysis of all U.S. federal income tax considerations of the receipt, lapse and exercise of the subscription rights. There can be no assurance that the Service will agree with the tax considerations described below. We have not sought, and will not seek a ruling from the Service regarding the U.S. federal income tax considerations of the rights offering. Accordingly, each holder of our common stock should consult its tax advisor with respect to the tax considerations relating to the rights offering in light of such holder’s particular circumstances.

A distribution of subscription rights with respect to common stock is generally treated as a non-taxable distribution for U.S. federal income tax purposes under Section 305(a) of the Code. However, if the receipt of subscription rights is treated as a distribution described in Section 305(b) of the Code, the receipt would first be treated as a taxable dividend in an amount equal to the lesser of the fair market value of the subscription rights and the recipient stockholder’s allocable share of the current or accumulated earnings and profits (“E&P”) of the issuing corporation. Any excess of the fair market value of the subscription rights over the recipient stockholder’s share of E&P would then be treated as a non-taxable return of capital to the extent of the stockholder’s adjusted tax basis in its common stock, and any further excess would be treated as capital gain. A distribution of subscription rights with respect to common stock will generally be a taxable distribution under Section 305(b) if it is a “disproportionate distribution.” A disproportionate distribution is a distribution or part of a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders and an increase in the proportionate interests of other stockholders in the issuing corporation’s assets or E&P. For example, this distribution of subscription rights will not qualify as non-taxable under Section 305(a) of the Code if, within the 36-month period following the distribution of the subscription rights, the Company were to distribute cash in redemption of its shares held by some but not all of its stockholders, and any such redemption was not an isolated redemption or in complete termination of the shares held by the redeeming stockholder. This distribution of subscription rights also may not qualify as non-taxable if, within the 36-month period following the distribution of the subscription rights, the Company issues convertible securities. The Company has no current plans to make any such redemptions or issue convertible securities, but there is no guarantee that it will not do so.

Provided that the receipt of the subscription rights distributed pursuant to the rights offering is a non-taxable distribution for U.S. federal income tax purposes, the U.S. federal income tax considerations to a holder of our common stock of the receipt, lapse and exercise of subscription rights distributed pursuant to the rights offering should generally be as follows:

•	A holder will not recognize taxable income for U.S. federal income tax purposes as a result of the receipt of subscription rights in the rights offering.
•	Except as otherwise provided below, a holder’s tax basis in its subscription rights will depend on the relative fair market value of the subscription rights received by such holder and the common stock owned by such holder at the time the subscription rights are distributed. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, in a statement attached to its U.S. federal income tax return for the taxable year in which the subscription rights are received, to allocate part of its tax basis in such common stock to the subscription rights, then the holder’s tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. If the subscription rights received by a holder have a fair market value that is less than 15% of the fair market value of the common stock owned by such holder on the date the subscription rights are distributed, the holder’s tax basis in its subscription rights will be zero unless the holder elects to allocate its adjusted tax basis in the common stock owned by such holder in the manner described in clause (ii) of the previous sentence. A holder’s tax basis in the common stock will be reduced to the extent any such tax basis is allocated to the subscription rights. The Company has not obtained, and does not currently intend to obtain, an appraisal of the fair market value of the subscription rights on the date the subscription rights are distributed.
•	A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and no portion of the tax basis in the common stock owned by such holder with respect to which such subscription rights were distributed will be allocated to the unexercised subscription rights. If the subscription rights received in the rights offering expire without exercise after the holder disposes of the shares of the common stock with respect to which the subscription rights were received, then the tax considerations are unclear and the holder should consult its tax advisor.

•	A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering. The tax basis in the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder’s tax basis, if any, in the subscription rights, as described above. The holding period for the common stock acquired through exercise of the subscription rights will begin with and include the date the subscription rights are exercised in the manner set forth in this prospectus.

LEGAL MATTERS

The validity of the rights and shares of common stock offered by this prospectus have been passed upon for us by Kramer Levin Naftalis & Frankel LLP.

EXPERTS

The financial statements as of December 31, 2015 and 2014 and for each of the three years in the period ended December 31, 2015 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2015 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s public reference room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We filed a registration statement on Form S-1 to register with the SEC the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by the rules of the SEC, this prospectus does not contain all of the information you can find in our registration statement or the exhibits to the registration statement.

Our website is located at www.siga.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

Copies of each of our filings with the SEC on Form 10-K, Form 10-Q, and Form 8-K, and all amendments to those reports, can be viewed and downloaded free of charge as soon as reasonably practicable after the reports and amendments are electronically filed with or furnished to the SEC. To view the reports, access www.siga.com, click on “Investor Relations” and “Financial Information.”

The following corporate governance related documents are also available on our website:

•	Audit Committee Charter;
•	Compensation Committee Charter;
•	Nominating and Corporate Governance Committee Charter;
•	Code of Ethics and Business Conduct;
•	Procedure for Sending Communications to the Board of Directors;
•	Procedures for Security Holder Submission of Nominating Recommendations;
•	Policy on Confidentiality of Information and Securities Trading; and
•	Conflict of Interest Policy.

To review these documents, access www.siga.com and click on “Investor Relations” and “Corporate Governance.”

Any of the above documents can also be obtained in print upon request to the Secretary, SIGA Technologies, Inc., 660 Madison Avenue, Suite 1700, New York, New York 10065.

DISCLOSURE OF COMMISSION POSITION
ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

SIGA TECHNOLOGIES, INC. (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$104,061,350	$112,711,028
Accounts receivable	1,003,154	3,676,730
Inventory	22,841,861	12,447,088
Prepaid expenses and other current assets	552,616	623,983
Total current assets	128,458,981	129,458,829
Property, plant and equipment, net	413,848	449,825
Deferred costs	53,035,635	52,936,428
Goodwill	898,334	898,334
Other assets	1,989,520	1,989,520
Total assets	$184,796,318	$185,732,936
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$8,493,678	$3,944,476
Accrued expenses and other current liabilities	5,045,138	3,388,608
Total current liabilities	13,538,816	7,333,084
Deferred revenue	255,474,196	255,258,371
Deferred income tax liability, net	277,895	265,643
Other liabilities	311,161	332,218
Liabilities subject to compromise	209,875,502	206,972,170
Total liabilities	479,477,570	470,161,486
Commitments and Contingencies (Note 14) Stockholders’ equity (Deficit)
Common stock ($.0001 par value, 100,000,000 shares authorized, 54,114,296 issued and outstanding at March 31, 2016, and December 31, 2015)	5,411	5,411
Additional paid-in capital	177,204,236	177,008,371
Accumulated deficit	(471,890,899)	(461,442,332)
Total stockholders’ deficit	(294,681,252)	(284,428,550)
Total liabilities and stockholders’ deficit	$184,796,318	$185,732,936

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC. (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three months ended March 31,
	2016	2015
Revenues
Research and development	$1,269,733	$1,192,092

Operating expenses
Selling, general and administrative	2,656,231	3,077,987
Research and development	2,536,011	2,807,422
Patent preparation fees	219,715	333,103
Litigation accrual expense	2,917,187	13,295
Total operating expenses	8,329,144	6,231,807
Operating loss	(7,059,411)	(5,039,715)
Interest expense	—	(253,412)
Other income, net	11,311	5,464
Reorganization items, net	(3,389,173)	(1,781,825)
Loss before income taxes	(10,437,273)	(7,069,488)
Provision for income taxes	(11,294)	(83,831)
Net and comprehensive loss	$(10,448,567)	$(7,153,319)
Loss per share: basic and diluted	$(0.19)	$(0.13)
Weighted average shares outstanding: basic and diluted	54,114,296	53,504,296

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC. (DEBTOR-IN-POSSESSION)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three months ended March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,448,567)	$(7,153,319)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and other amortization	44,452	78,778
Stock-based compensation	195,865	491,724
Non-cash interest expense	—	10,052
Changes in assets and liabilities:
Accounts receivable	2,673,576	(13,780,685)
Inventory	(10,394,773)	4,228,642
Deferred costs	(99,207)	(5,429,248)
Prepaid expenses and other current assets	71,367	442,093
Deferred income taxes, net	12,252	5,016
Accounts payable, accrued expenses and other current liabilities	6,205,732	1,506,583
Liabilities subject to compromise	2,903,332	379
Deferred revenue	215,825	13,447,162
Other liabilities	(21,057)	(15,487)
Net cash used in operating activities	(8,641,203)	(6,168,310)
Cash flows from investing activities:
Capital expenditures	(8,475)	—
Restricted cash	—	4,000,000
Net cash (used in) provided by investing activities	(8,475)	4,000,000
Cash flows from financing activities:
Repayment of long-term debt	—	(2,000,000)
Net cash used by financing activities	—	(2,000,000)
Net decrease in cash and cash equivalents	(8,649,678)	(4,168,310)
Cash and cash equivalents at beginning of period	112,711,028	99,713,929
Cash and cash equivalents at end of period	$104,061,350	$95,545,619

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC. (DEBTOR-IN-POSSESSION)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Condensed Consolidated Financial Statements

The financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (the “SEC”) for quarterly reports on Form 10-Q and should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2015, included in the 2015 Annual Report on Form 10-K. All terms used but not defined elsewhere herein have the meaning ascribed to them in the Company’s 2015 Annual Report on Form 10-K filed on March 4, 2016. In the opinion of management, all adjustments (consisting of normal and recurring adjustments) considered necessary for a fair statement of the results of the interim periods presented have been included. The 2015 year-end condensed balance sheet data was derived from the audited financial statements but does not include all disclosures required by U.S. GAAP. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the results expected for the full year.

Certain prior period amounts have been reclassified to the current period presentation related to employee recruiting expenses from research and development to selling, general and administrative.

Our lead product is TPOXX™, also known as tecovirimat or ST-246. In the Notes to the financial statements, our lead product is referred to as TPOXX™.

Chapter 11 Case

On April 7, 2016, SIGA Technologies, Inc. (the “Company”) filed its Third Amended Chapter 11 Plan (the “POR”). The POR was supported by the official committee of unsecured creditors appointed in the Company’s chapter 11 case (the “UCC”). On April 8, 2016, the Bankruptcy Court confirmed the POR and on April 12, 2016, the POR became effective (the “POR Effective Date”). On the POR Effective Date, the Company emerged from chapter 11.

On September 16, 2014 (the “Petition Date”), the Company filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) chapter 11 Case Number 14-12623 (SHL). During the quarter ended March 31, 2016, the Company operated its business as a “debtor-in-possession” in accordance with the applicable provisions of the Bankruptcy Code.

The Company commenced the chapter 11 case to preserve and to ensure its ability to satisfy its commitments under the BARDA Contract (as defined in Note 4 to the financial statements) and to preserve its operations, which likely would have been jeopardized by the enforcement of a judgment stemming from the litigation with PharmAthene, Inc. (“PharmAthene”) (see Note 14 to the financial statements). While operating as a debtor-in-possession under chapter 11, the Company pursued an appeal of the Delaware Court of Chancery Final Order and Judgment (as described below under “PharmAthene Litigation”), without having to post a bond.

PharmAthene Litigation

On August 8, 2014, the Delaware Court of Chancery issued its Remand Opinion and related order in the litigation initiated against the Company in 2006 by PharmAthene. In the Remand Opinion, the Court of Chancery determined, among other things, that PharmAthene is entitled to a lump sum damages award for its lost profits related to TPOXX™, with interest and fees, based on United States government purchases of the Company’s smallpox drug allegedly anticipated as of December 2006. On January 15, 2015, the Delaware Court of Chancery entered its Final Order and Judgment awarding PharmAthene approximately $195 million, including pre-judgment interest up to January 15, 2015 (the “Outstanding Judgment”). On January 16, 2015, the Company filed a notice of appeal of the Outstanding Judgment with the Delaware Supreme Court and, on January 30, 2015, PharmAthene filed a notice of cross appeal. On October 7, 2015, the Delaware Supreme Court heard oral argument, en banc. On December 23, 2015 the Delaware Supreme Court affirmed the Outstanding Judgment (the “Delaware Supreme Court Affirmation”). As of March 31, 2016, the accrued obligation under the Delaware Court of Chancery Final Order and Judgment, including post-judgment interest, is estimated to be $208 million. The Company’s chapter 11 case prevented PharmAthene from taking any enforcement action with respect to the Outstanding Judgment. The Outstanding Judgment is being treated in accordance with the POR (see Note 2 for additional information).

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is impacted by the Delaware Supreme Court Affirmation, as well as by the uncertainty attendant to the exact manner in which PharmAthene’s claim will be treated under the POR. As of March 31, 2016, the accrued obligation under the Delaware Court of Chancery Final Order and Judgment, including post-judgment interest, is estimated to be $208 million (see below, under “Plan of Reorganization” for additional information). In addition, as of March 31, 2016, the Company has a net capital deficiency of $295 million. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As such, the realization of assets and the satisfaction of liabilities are subject to uncertainties. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

2.	Chapter 11 Case

Plan of Reorganization

On April 7, 2016, the Company filed the POR, which was supported by the UCC. The POR, as more fully described below, addresses, among other things, how the Company will treat and satisfy its liabilities relating to the period prior to the commencement of its chapter 11 case, including all claims held by PharmAthene. On April 8, 2016, the Bankruptcy Court confirmed the POR and on April 12, 2016, the POR became effective and the Company emerged from chapter 11.

The POR provides for, among other things:

•	Prepetition unsecured claims (other than PharmAthene’s claim) will be paid in cash in full.
•	As of the POR Effective Date, ownership of existing shares of the Company’s common stock remained unaltered by the POR; however, existing shares will be subject to potential future cancellation (without receipt of any consideration) in the event that PharmAthene’s claim is satisfied through the issuance of newly issued shares of SIGA stock (option (ii) described below).
•	Commencing on March 23, 2016, the date of the Delaware Court of Chancery Final Order and Judgment, the Company has 120 days (subject to a possible 90 day extension) to select one of the following options to treat PharmAthene’s claim under the POR: (i) payment in full in cash of the Company’s obligation under the Delaware Court of Chancery Final Order and Judgment, which is estimated to be approximately $208 million as of March 31, 2016; (ii) delivery to PharmAthene of 100% of newly-issued stock of SIGA, with all existing shares of the Company’s common stock being cancelled with no distribution to existing stockholders on account thereof; or (iii) such other treatment as is mutually agreed upon by the Company and PharmAthene.
*	The 120 day period can be extended for a maximum of 90 additional days in exchange for payment by the Company of $20 million to PharmAthene to be applied to payments to be made under option (i) set forth above (if selected), and otherwise nonrefundable.
*	In addition, PharmAthene was paid $5 million on the POR Effective Date, to be applied to payments to be made under option (i) set forth above (if selected), and otherwise nonrefundable.
•	The POR requires the Company to comply with certain affirmative and negative covenants from the POR Effective Date until the covenants are terminated as provided under the POR, and if the Company breaches any covenant, PharmAthene is entitled to exercise certain remedies provided in the POR.

Pre-Petition Claims

As a result of the chapter 11 filing, the payment of pre-petition liabilities was generally subject to compromise pursuant to a plan of reorganization.

On October 30, 2014, the Company filed its schedules of assets and liabilities and statement of financial affairs (the “Schedules”) with the Bankruptcy Court. The Bankruptcy Court entered an order setting March 30, 2015 as the deadline for filing proofs of claim (the “Bar Date”). The Bar Date is the date by which claims against the Company relating to the period prior to the commencement of the Company’s chapter 11 were required to be filed if such claims were not listed in liquidated, non-contingent and undisputed amounts in the Schedules, or if the claimant disagreed with the amount, characterization or classification of its claim as reflected in the Schedules. Claims that were subject to the Bar Date and which were not filed on or prior to the Bar Date may be barred from participating in any distribution that may be made under the POR.

Prior to the Bar Date, PharmAthene asserted a claim in the amount of $195 million, which reflected pre-judgment interest up to January 15, 2015 on the Delaware Court of Chancery Final Order and Judgment. It is estimated that, as of March 31, 2016, the accrued obligation to PharmAthene under the Delaware Court of Chancery Final Order and Judgment, including post-judgment interest, is $208 million. On the POR Effective Date (April 12, 2016), the Company paid $5 million of the PharmAthene claim, as required by the POR.

Separately, a contingent and unliquidated claim was filed by BARDA prior to the Bar Date in the amount of approximately $109 million in connection with amounts BARDA identified as subject to repayment in the event that the Company fails to perform under the terms of the BARDA Contract. As a result of the assumption of the BARDA Contract, as described above, BARDA withdrew the claim on August 4, 2015.

As of April 29, 2016, excluding the PharmAthene claim, the Company has paid 75 pre-petition claims in the amount of $700,558 (including interest), and there remain 35 unpaid pre-petition claims (including claims that were filed and claims that were previously identified on the Schedules), a portion of which assert, in part or in whole, unliquidated claims.

The Company will ask the Bankruptcy Court to disallow pre-petition claims that the Company believes are duplicative, have been later amended or superseded, are without merit, are overstated, have already been paid, or should be disallowed for other reasons. In addition, as a result of this process, the Company may identify additional liabilities that will need to be recorded or reclassified to Liabilities Subject to Compromise. The resolution of such claims could result in material adjustments to the Company’s financial statements. The ultimate amount of such liabilities is not estimable as of April 29, 2016.

Financial Reporting in Reorganization

The Company applied Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852, Reorganizations effective on September 16, 2014, which is applicable to companies under bankruptcy protection, and requires amendments to the presentation of key financial statement line items. It requires that the financial statements for periods subsequent to the chapter 11 filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the consolidated statements of operations. The balance sheet must distinguish pre-petition Liabilities Subject to Compromise from both those pre- petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be subject to a plan of reorganization must be reported at the amounts expected to be allowed in the Company’s chapter 11 case, even if they may be settled for lesser amounts as a result of the plan of reorganization or negotiations with creditors. In addition, cash used by reorganization items are disclosed separately in the consolidated statements of cash flow.

Other Matters Related to the Chapter 11 Case

By motion filed with the Bankruptcy Court on April 8, 2015 (the “UCC 2004 Motion”), the UCC sought authority to take discovery under Federal Rule of Bankruptcy Procedure 2004 (“Rule 2004”) with respect to certain discrete matters. Rule 2004 permits a creditors’ committee appointed in a chapter 11 case or other party in interest, subject to Bankruptcy Court approval, to conduct broad discovery relating to the acts, conduct, property and liabilities of a debtor or with respect to any matter that may affect the administration of the debtor’s bankruptcy case. The UCC 2004 Motion was filed for the purpose of determining whether the Company’s chapter 11 estate had claims against certain officers and directors in connection with the matters sought to be investigated pursuant to the UCC 2004 Motion.

Pursuant to an order of the Bankruptcy Court, dated June 16, 2015 (the “2004 Order”), the UCC 2004 Motion was granted, in part, with regard to certain discovery requests specifically listed in the UCC 2004 Motion.

By a motion filed with the Bankruptcy Court on September 1, 2015, the UCC sought further discovery under Rule 2004 from PharmAthene and certain third parties with respect to one of the matters set forth in the UCC 2004 motion. By order of the Bankruptcy Court dated October 2, 2015, the terms of which were agreed to by the Company and the UCC, the UCC was authorized to obtain certain additional discovery from PharmAthene related to the PharmAthene litigation.

As of March 31, 2016, the Company, pursuant to the 2004 Order, had provided to the attorneys for the UCC the discovery already produced by the Company to PharmAthene in the PharmAthene litigation. No document requests or deposition subpoenas have been served by the UCC on the Company.

Pursuant to the POR, all claims sought to be investigated by the UCC in connection with the UCC 2004 Motion have been released.

NASDAQ/OTC Markets

On September 16, 2014, the Company received a letter from the NASDAQ Stock Market LLC asserting that, based on the Company’s chapter 11 filing, the Company no longer met the continuing listing requirements necessary to maintain its listing on the NASDAQ Stock Market and would be promptly delisted. On March 18, 2015, after the expiration of an extension of time granted pursuant to a Company appeal, the Company received a letter from the NASDAQ hearings panel stating that the Company’s securities would be delisted from the NASDAQ Stock Market. On March 20, 2015, the Company’s common shares were suspended from trading on the NASDAQ Global Market at the opening of business and the Company’s shares began trading on the OTC Markets under the “SIGAQ” symbol. Following the POR Effective Date, on April 18, 2016, the trading of the Company’s shares moved from the “SIGAQ” symbol to the “SIGA” symbol.

3.	Liabilities Subject to Compromise

Pre-petition liabilities that are subject to compromise are required to be reported at the amounts expected to be allowed in the Company’s chapter 11 case, even if they may be settled for lesser amounts. The amounts classified as Liabilities Subject to Compromise as of March 31, 2016 may be subject to adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, if any, the value of any collateral securing such claims, or other events. The Company cannot reasonably estimate the value of the claims that ultimately will be allowed in its chapter 11 case until the Company completes its evaluation, investigation and reconciliation of all filed claims. As of April 29, 2016, the Company has paid $6,369,905 of pre-petition claims and accrued expenses that were classified as Liabilities Subject to Compromise. Remaining unpaid pre-petition claims are still subject to further review and reconciliation and may be subject to dispute.

The amount recorded as Liabilities Subject to Compromise, as of March 31, 2016, represents the Company’s estimate, where an estimate is determinable, of known or potential pre-petition claims to be addressed in connection with its chapter 11 case. Such liabilities are reported at the Company’s current estimate, where an estimate is determinable, of the allowed claim amount, even though they may be settled for lesser amounts. These claims remain subject to adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, if any, the value of any collateral securing such claims, or other events. At such time as these claims are resolved, they will be treated and satisfied pursuant to the POR.

As of March 31, 2016 and December 31, 2015, Liabilities Subject to Compromise consisted of the following:

	March 31, 2016		December 31, 2015
Accounts payable - pre-petition	833,769		834,219
Accrual- PharmAthene Litigation	208,303,850	(1)	205,400,068	(1)
Other accrued expenses - pre-petition	737,883		737,883
Total	$209,875,502		$206,972,170
(1)	Includes a $3.2 million accrual at March 31, 2016 and December 31, 2015 for reimbursement of PharmAthene attorney’s fees and expert fees, against which there is a $2.7 million surety bond that has cash collaterization of $1.3 million. On April 12, 2016, the Company paid PharmAthene $5 million pursuant to the POR.

Reorganization Items, net:

Reorganization items reflect expenses in connection with the chapter 11 case. For the three and three months ended March 31, 2016 and 2015, reorganization items consisted of the following:

	Three months ended March 31,
	2016	2015
Legal fees	$1,677,945	$1,201,792
Professional fees	1,698,228	564,496
Trustee fees	13,000	13,000
Other	—	2,537
Total	$3,389,173	$1,781,825

During the three months ended March 31, 2016 and 2015, the Company paid approximately $1.5 million and $1.3 million, respectively, for reorganization items.

4.	Procurement Contract and Research Agreements

Procurement Contract

On May 13, 2011, the Company signed a contract with BARDA pursuant to which SIGA agreed to deliver two million courses of TPOXX™ to the U.S. Strategic National Stockpile (“Strategic Stockpile”). The contract with BARDA (as modified, the “BARDA Contract”) is worth approximately $470 million, including $409.8 million for manufacture and delivery of 1.7 million courses of TPOXX™ and $60 million of potential reimbursements related to development and supportive activities (the “Base Contract”). In addition to the Base Contract, the BARDAContract also separately contains $122.7 million of options that, if exercised by BARDA: would result in a $50 million payment to the Company in the event of FDA approval for extension to 84-month expiry for TPOXX™ (from 38 month expiry as required in the Base Contract); would fund up to $58.3 million of development and supportive activities such as work on a smallpox prophylaxis indication for TPOXX™; and/or would fund $14.4 million of production-related activities related to warm-base manufacturing. In 2015, BARDA exercised two options related to extending the indication of the drug to the geriatric and pediatric populations. The stated value of these exercises was minimal. BARDA may not exercise additional options in the future. Options are exercisable by BARDA at its sole discretion. BARDA has indicated that it will evaluate, after the FDA’s review and evaluation of stability data, the Company’s request that BARDA exercise the option for the $50 million payment to the Company in the event of FDA approval of 84-month expiry for TPOXX™.

The BARDA Contract expires in September 2020.

Under the Base Contract, BARDA has agreed to buy from the Company 1.7 million courses of TPOXX™. Additionally, the Company expects to contribute to BARDA 300,000 courses at no additional cost to BARDA.

As of March 31, 2016, the Company has received $249.2 million under the Base Contract related to the manufacture and physical delivery of courses of TPOXX™. Included in this amount are: a $41 million advance payment in 2011 for the completion of certain planning and preparatory activities related to the Base Contract; a $12.3 million milestone payment in 2012 for the completion of the product labeling strategy for TPOXX™; an $8.2 million milestone payment in 2013 for the completion of the commercial validation campaign for TPOXX™; and $187.7 million of payments for physical deliveries of 1.4 million courses of TPOXX™ to the Strategic Stockpile beginning in 2013 (an additional 259,200 courses were delivered at no cost to BARDA). Product deliveries of 1.3 million of those courses in 2013 and 2014 (including courses delivered at no cost to BARDA) were at a provisional dosage of 600 mg administered once daily. Product deliveries of 383,754 courses in 2015 were at a provisional dosage of 600 mg administered twice per day (1,200 mg per day).

Starting in 2015, product deliveries of TPOXX™ have been at a provisional dosage of 600 mg administered twice per day (1,200 mg per day). This is a change from the provisional dosage that was in effect when product deliveries were made in 2013 and 2014 (600 mg per day). The change in the provisional dosage is based on FDA guidance received by the Company in 2014, subsequent to the delivery of 1.3 million courses of TPOXX™. Based on the current provisional dosage of 600 mg administered twice per day (1,200 mg per day), the Company currently expects to supplement previously delivered courses of TPOXX™, at no additional cost to BARDA, with additional dosages so that all of the courses previously delivered to BARDA will be at the new provisional dosage. The

Company and BARDA agreed to an amendment (the “BARDA Amendment”) of the BARDA Contract to reflect the foregoing, which modification was approved by the Bankruptcy Court in April 2015.

The Company expects to incur significant incremental costs with the production of additional dosage.

The BARDAContract is a multiple deliverable arrangement comprising delivery of courses and covered research and development activities. The BARDA Contract provides certain product replacement rights with respect to delivered courses. For this reason, recognition of revenue that might otherwise occur upon delivery of courses is expected to be deferred until the Company’s obligations related to potential replacement of delivered courses are satisfied. The Company assessed the selling price for each of the aforementioned deliverables - research and development activities and drug product. The selling price of certain reimbursed research and development services was determined by reference to existing and past research and development grants and contracts between the Company and various government agencies. The selling price of drug product was determined by reference to other Companies’ sales of drug products such as antiviral therapeutics, orphan drugs and drugs with potential life-saving impact similar to TPOXX™, including products delivered to the Strategic Stockpile.

The Company has recognized revenue for reimbursement of certain BARDA Contract research and development services. Cash inflows related to delivery of courses will continue to be recorded as deferred revenue. In addition, direct costs incurred by the Company to fulfill the delivery of courses including the supplementing of courses previously delivered under the BARDAContract are being deferred and will be recognized as expenses over the same period that the related deferred revenue is recognized as revenue.

As of March 31, 2016 and December 31, 2015, deferred direct costs under the BARDA Contract of approximately $52.8 million and $52.5 million, respectively, are included in deferred costs on the consolidated balance sheets. As of March 31, 2016, the Company recorded $255.5 million of deferred revenue. Deferred revenue has been recorded for the delivery of courses of TPOXX™ to the Strategic Stockpile and certain research and development services provided as part of the BARDA Contract. For the three months ended March 31, 2016, revenue from reimbursed research and development was $0.9 million.

Research Agreements

The Company obtains funding from the contracts and grants it obtains from various agencies of the U.S. Government to support its research and development activities. Currently, the Company has one contract and one grant with varying expiration dates through February 2018 that provide for potential future aggregate research and development funding for specific projects of approximately $6.8 million. We may not utilize all available funds under the grant covering the pre-clinical drug candidate.

The funded amount includes, among other things, options that may or may not be exercised at the U.S. government’s discretion. Moreover, the contract and contract grant contain customary terms and conditions including the U.S. Government’s right to terminate or restructure a grant for convenience at any time.

5.	Financial Instruments

At March 31, 2016 and December 31, 2015, there were no liability classified warrants outstanding.

On April 30, 2013, the Company entered into a Services Agreement with M&F, a related party, for certain professional and administrative services. The Services Agreement had a term of three years. As consideration for the Services Agreement, the Company issued warrants to M&F to acquire 250,000 shares of common stock at an exercise price of $3.29 per share. The warrants were fully vested, immediately exercisable and remained exercisable for two years from issuance date. The grant-date fair value, determined using the Black-Scholes model, was recorded as an asset with a corresponding increase to equity. The asset was amortized over the contractual term of the warrant. For the three months ended March 31, 2016 and 2015, the Company recorded an expense of $0 and $34,091, respectively. On April 30, 2015, the warrants expired.

6.	Per Share Data

The Company incurred losses for the three months ended March 31, 2016 and 2015 and as a result, equity instruments are excluded from the calculation of diluted earnings (loss) per share as the effect of such shares is anti-dilutive. The weighted average number of equity instruments excluded consist of:

	Three months ended March 31,
	2016	2015
Stock Options	1,895,571	2,108,967
Stock-Settled Stock Appreciation Rights	361,647	372,114
Restricted Stock Units	638,045 (1)	1,161,666 (2)
Other	—	250,000

The appreciation of each stock-settled stock appreciation right was capped at a determined maximum value. As a result, the weighted average number shown in the table above for stock-settled stock appreciation rights reflects the weighted average maximum number of shares that could be issued.

(1)	Includes 363,337 restricted stock units that have vested but not been converted into common stock.
(2)	Includes 480,000 restricted stock units that have vested but have not converted into common stock.
7.	Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments.

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 – Quoted prices for identical instruments in active markets.
•	Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations where inputs are observable or where significant value drivers are observable.
•	Level 3 – Instruments where significant value drivers are unobservable to third parties.

The Company uses model-derived valuations where inputs are observable in active markets. As of March 31, 2016, the Company did not hold level 3 securities.

8.	Related Party Transactions

In October 2012, the Company funded a letter of credit and deposit to take advantage of a lease for office space secured by an affiliate of M&F from a third party landlord on behalf of the Company. Pursuant to such letter of credit, in January 2013 the Company entered into a sublease in which the Company will pay all costs associated with the lease, including rent. All payments made by the Company pursuant to the sublease will either be directly or indirectly made to the third-party landlord and not retained by M&F or any affiliate. The sublease allows for a free rent period of five months beginning April 1, 2013; subsequent to the free rent period, monthly rent payments are $60,000 for the first five years and $63,000 for the next two years. Upon expiration on September 1, 2020, the sublease and lease provides for two consecutive five year renewal options.

The Company had a Services Agreement with M&F and a warrant agreement with M&F. Refer to Note 5 to the financial statements for additional information.

A member of the Company’s Board of Directors is a member of the Company’s outside counsel. During the three months ended March 31, 2016, and 2015, the Company incurred costs of $363,000, and $202,000, respectively, related to services provided by the outside counsel. On March 31, 2016, the Company’s outstanding payables included $375,000 payable to the outside counsel.

9.	Inventory

The value of inventory represents the costs incurred to manufacture TPOXX™ under the BARDAContract. Additional costs incurred to complete production of courses of TPOXX™ will be recorded as inventory and reclassified to deferred costs upon delivery to the extent related revenue is deferred.

Inventory consisted of the following at March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015
Work-in-process	$22,841,861	$12,447,088
Inventory	$22,841,861	$12,447,088

For the three months ended March 31, 2015, research and development expenses include inventory write-downs of approximately $27,000.

10.	Property, Plant and Equipment

Property, plant and equipment consisted of the following at March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015
Leasehold improvements	$2,542,044	$2,542,044
Computer equipment	762,977	754,502
Furniture and fixtures	452,696	452,696
	3,757,717	3,749,242
Less - accumulated depreciation	(3,343,869)	(3,299,417)
Property, plant and equipment, net	$413,848	$449,825

Depreciation and amortization expense on property, plant, and equipment was $44,452 and $78,778 for the three months ended March 31, 2016 and 2015 respectively.

11.	Accrued Expenses

Accrued expenses and other current liabilities consisted of the following at March 31, 2016 and December 31, 2015:

	March 31, 2016	December 31, 2015
Bonus	$780,894	$580,801
Professional fees	901,877	597,721
Vacation	231,515	227,863
Income taxes payable	—	389,443
Reorganization expenses	2,450,102	842,922
Other (including service vendors)	680,750	749,858
Accrued expenses and other current liabilities	$5,045,138	$3,388,608
12.	Income Taxes

Accounting Standards Codification (“ASC”) 740, Income Taxes requires that a valuation allowance be established when it is “more likely than not” that all or a portion of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including company’s performance, the market environment in which the company operates, the utilization of past tax credits, length of carryback and carryforward periods, existing contracts, and unsettled circumstances that, if unfavorably resolved, would adversely affect future operations and profit levels in the future years. Based on the available evidence, the Company continues to conclude that its deferred tax assets are not realizable on a more-likely-than-not basis.

During the three months ended March 31, 2016, the Company recorded an income tax provision of $11,000 on a pre-tax loss of $10.4 million. The effective tax rate differs from the statutory rate as no income tax benefit was recorded for current year operating losses due to the Company’s assessment regarding tax realizability of its deferred tax asset.

13.	Recent Accounting Pronouncements

In March 2016, the FASB amended the existing accounting standards for stock-based compensation, Accounting Standards Update (“ASU”) 2016-09, Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The amendments impact several aspects of accounting for share-based payment transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company is required to adopt the amendments in the first quarter of 2017, with early adoption permitted. If early adoption is elected, all amendments must be adopted in the same period. The manner of application varies by the various provisions of the guidance, with certain provisions applied on a retrospective or modified retrospective approach, while others are applied prospectively. The Company is currently evaluating the impact of these amendments and the transition alternatives on its consolidated financial statements.

On November 20, 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes. Current GAAP requires the deferred taxes to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction- by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction – that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance will be effective for public business entities in fiscal years beginning after December 15, 2016, including interim periods within those years (i.e., in the first quarter of 2017 for calendar year-end companies). Early adoption is permitted, including for December 31, 2015. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively (i.e., by reclassifying the comparative balance sheet). If applied prospectively, entities are required to include a statement that prior periods were not retrospectively adjusted. If applied retrospectively, entities are also required to include quantitative information about the effects of the change on prior periods. The Company early adopted this guidance retrospectively as of December 31, 2015.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Inventory measured using last-in, first- out (LIFO) and the retail inventory method (RIM) are not impacted by the new guidance. The ASU only addresses the measurement of the inventory if its value declines or is impaired. Prior to the issuance of the standard, inventory was measured at the lower of cost or market (where market was defined as replacement cost, with a ceiling of net realizable value and floor of net realizable value less a normal profit margin). This necessitated obtaining three data points to determine market value. Replacing the concept of market with the single measurement of net realizable value is intended to create efficiencies. The ASU defines net realizable value as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This ASU is effective prospectively for annual periods beginning after December 15, 2016. The Company is currently evaluating the impact of adoption of the ASU and believes the adoption of the ASU will not have an impact on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40) Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU requires management to assess whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. This ASU states that, when making this assessment, management should consider relevant conditions or events that are known or reasonably knowable on the date the financial statements are issued or available to be issued. This ASU is effective for annual periods ending after December 15, 2017 and interim periods thereafter, and early adoption is permitted. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. Additionally, this update supersedes some cost guidance included in Subtopic 605-35, Revenue

Recognition-Construction-Type and Production-Type Contracts. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It is effective for the first interim period within annual reporting periods beginning after December 15, 2017, and early adoption is permitted for the first interim period within annual reporting period beginning after December 15, 2016. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

14.	Commitments and Contingencies

In December 2006, PharmAthene filed an action against us in the Delaware Court of Chancery captioned PharmAthene, Inc. v. SIGA Technologies, Inc., C.A. No. 2627-VCP. In its amended complaint, PharmAthene asked the Court to order us to enter into a license agreement with PharmAthene with respect to TPOXX™, to declare that we are obliged to execute such a license agreement, and to award damages resulting from our alleged breach of that obligation. PharmAthene also alleged that we breached an obligation to negotiate such a license agreement in good faith, and sought damages for promissory estoppel and unjust enrichment based on information, capital, and assistance that PharmAthene allegedly provided to us during the negotiation process.

In September 2011, the Court of Chancery issued its post-trial opinion. The Court denied PharmAthene’s requests for specific performance and expectation damages measured by present value of estimated future profits. Nevertheless, the Court held that we breached our duty to negotiate in good faith and were liable under the doctrine of promissory estoppel. The Court consequently awarded to PharmAthene what the Court described as an equitable payment stream or equitable lien consisting of fifty percent of the net profits that we achieve from sales of ST-246 after we secure$40 million in net profits, for ten years following the first commercial sale. In addition, the Court awarded PharmAthene one-third of its reasonable attorneys’ fees and expert witness expenses of $2.4 million.

In May 2012, the Court of Chancery entered its final order and judgment, implementing its post-trial opinion.

In June 2012, the Company appealed to the Delaware Supreme Court the final order and judgment and certain earlier rulings of the Court of Chancery. Shortly thereafter, PharmAthene filed its cross-appeal. The Company obtained a stay of enforcement of the fee and expense portion of the judgment by filing a surety bond for the amount of the judgment plus post-judgment interest. We posted $1.3 million of cash as approximately 50% collateral for a $2.7 million surety bond. The $1.3 million of cash collateral is recorded in other assets as of March 31, 2016.

On May 24, 2013, the Supreme Court of Delaware issued its decision, affirming the Delaware Court of Chancery’s judgment in part, reversing it in part, and remanding to Court of Chancery.

On August 8, 2014, the Court of Chancery issued its Remand Opinion. In its Remand Opinion, the Court of Chancery reversed its earlier conclusions and held that PharmAthene had carried its burden of demonstrating its entitlement to lump sum expectation damages for lost profits related to TPOXX™ by a preponderance of the evidence.

On September 16, 2014, as a consequence of SIGA’s chapter 11 filing, the legal proceedings with PharmAthene were stayed (see Note 1 to the financial statements). On October 8, 2014, the Bankruptcy Court approved a Stipulation between the Company and PharmAthene partially lifting the stay to permit the litigation before the Delaware Chancery Court to proceed, including all appeals. The Stipulation, however, provides that the stay shall remain in effect with respect to the enforcement of any judgment that may be entered.

On January 15, 2015, the Delaware Court of Chancery entered its Final Order and Judgment, awarding to PharmAthene $113,116,985 in contract expectation damages, plus pre-judgment interest up to January 15, 2015, and certain permitted legal fees, costs, and expenses, for a judgment of $194,649,042. Pursuant to the Final Order and Judgment, SIGA also is liable to PharmAthene for post-judgment interest, which was specified in the Final Order and Judgment to be $30,663.89 per diem, such per diem amount to be periodically adjusted to reflect the applicable Delaware legal rate. The per diem for the quarter ended March 31, 2016 was $31,909.68.

On January 16, 2015, the Company appealed from certain portions of the Delaware Court of Chancery’s rulings on remand, including but not limited to the Final Order and Judgment, to the Delaware Supreme Court.

On December 23, 2015, the Delaware Supreme Court affirmed the Final Order and Judgment.

With the affirmation of the Delaware Court of Chancery’s Final Order and Judgment by the Delaware Supreme Court on December 23, 2015 (“Delaware Supreme Court Affirmation”), and taking into account the occurrence of the effective date under the POR on April 12, 2016, SIGA has recorded a litigation loss accrual of approximately $208 million as of March 31, 2016. This amount is classified as a liability subject to compromise. The loss accrual of $208 million includes pre and post-judgment interest up to March 31, 2016, and also includes a $3.2 million reimbursement obligation to PharmAthene for attorneys’ fees and expert expenses related to the case. Interest for the period subsequent to September 16, 2014 (the date on which the Company commenced its chapter 11 case) has been included in the loss accrual because post-petition interest is allowed as part of PharmAthene’s claim under the POR.

Separate from the PharmAthene litigation, from time to time, we may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although such claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, we believe that the resolution of such current pending matters will not have a material adverse effect on our business, consolidated financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on us because of legal costs, diversion of management resources and other factors.

15.	Subsequent Event

On April 8, 2016, the Bankruptcy Court entered an order confirming the POR. On April 12, 2016, the POR became effective and the Company emerged from chapter 11.

On the POR Effective Date and in accordance with the POR, the Company filed an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”). The Amended and Restated Certificate of Incorporation contains certain amendments to the Company’s certificate of incorporation, including an increase in the number of shares of common stock the Company has authority to issue. Under the Amended and Restated Certificate of Incorporation, the Company has authority to issue up to 600,000,000 shares of common stock.

Management’s Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) or Rule 15d-15(f) of the Securities and Exchange Act of 1934. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements prepared for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

a.	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and disposition of the Company’s assets;
b.	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and the directors of the Company; and
c.	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Our management conducted an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2015 using the framework in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation using the COSO criteria, management concluded that the Company’s internal control over financial reporting was effective as of December 31, 2015.

The effectiveness of our internal control over financial reporting as of December 31, 2015 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which appears herein.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of SIGA Technologies, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive income(loss), of changes in stockholders’ equity (deficit) and of cash flows present fairly, in all material respects, the financial position of SIGA Technologies, Inc. and its subsidiary at December 31, 2015 and December 31, 2014, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

The accompanying financial statements have prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the consolidated financial statements, the Company has a net capital deficiency and is currently operating under chapter 11 of the United States Bankruptcy Code. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York March 4, 2016

SIGA TECHNOLOGIES, INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED BALANCE SHEETS

As of

	December 31, 2015	December 31, 2014
ASSETS
Current assets
Cash and cash equivalents	$112,711,028	$99,713,929
Restricted cash	—	4,000,000
Accounts receivable	3,676,730	491,632
Inventory	12,447,088	19,044,477
Prepaid expenses and other current assets	623,983	898,705
Total current assets	129,458,829	124,148,743

Property, plant and equipment, net	449,825	831,936
Deferred costs	52,936,428	32,860,874
Goodwill	898,334	898,334
Other assets	1,989,520	1,989,520
Total assets	$185,732,936	$160,729,407
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$3,944,476	$3,384,310
Accrued expenses and other current liabilities	3,388,608	2,085,995
Current portion of long term debt	—	1,989,948
Total current liabilities	7,333,084	7,460,253
Deferred revenue	255,258,371	81,799
Deferred income tax liability, net	265,643	244,540
Other liabilities	332,218	405,325
Liabilities subject to compromise	206,972,170	399,039,967
Total liabilities	470,161,486	407,231,884
Commitments and Contingencies (Note 13)
Stockholders’ equity (Deficit)
Common stock ($.0001 par value, 100,000,000 shares authorized, 54,114,296 and 53,504,296 issued and outstanding at December 31, 2015, and December 31, 2014, respectively)	5,411	5,351
Additional paid-in capital	177,008,371	175,483,180
Accumulated deficit	(461,442,332)	(421,991,008)
Total stockholders’ equity (deficit)	(284,428,550)	(246,502,477)
Total liabilities and stockholders’ equity (deficit)	$185,732,936	$160,729,407

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Years Ended December 31

	2015	2014	2013
Revenues
Research and development	$8,175,878	$3,139,835	$5,519,300

Operating expenses
Selling, general and administrative	10,582,068	12,646,653	13,119,029
Research and development	13,130,529	10,707,354	13,785,083
Patent preparation fees	1,009,053	987,777	1,421,218
Litigation accrual expense	14,407,494	188,465,065	197,207
Restructuring charges	—	—	512,944
Total operating expenses	39,129,144	212,806,849	29,035,481
Operating loss	(30,953,266)	(209,667,014)	(23,516,181)
Decrease (increase) in fair value of common stock warrants	—	313,425	(73,756)
Interest expense	(266,726)	(455,810)	(1,207,332)
Other income, net	42,202	1,065	1,497
Reorganization items, net	(7,811,551)	(2,126,536)	—
Loss before income taxes	(38,989,341)	(211,934,870)	(24,795,772)
Benefit from (provision for) income taxes	(461,983)	(53,528,268)	7,618,439
Net and comprehensive income (loss)	$(39,451,324)	$(265,463,138)	$(17,177,333)
Basic earnings (loss) per share	$(0.73)	$(4.97)	$(0.33)
Diluted earnings (loss) per share	$(0.73)	$(4.97)	$(0.33)
Weighted average shares outstanding: basic	53,777,687	53,419,686	52,368,842
Weighted average shares outstanding: diluted	53,777,687	53,419,686	52,368,842

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2015, 2014 and 2013

	Common Stock		Additional Paid - In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity
	Shares	Amount
Balances, December 31, 2012	51,642,520	5,164	167,588,375	(139,350,537)	—	28,243,002
Net loss				(17,177,333)		(17,177,333)
Issuance of common stock upon exercise of stock options and warrants	1,508,148	150	2,868,237			2,868,387
Stock-based compensation			2,172,597			2,172,597
Payment of common stock tendered for employee stock-based compensation tax obligations	(41,824)	(4)	(178,948)			(178,952)
Warrants issued in exchange for services recorded as other assets			272,729			272,729
Fair value of exercised common stock warrants			751,370			751,370
Change in excess tax benefit from stock-based compensation			23,668			23,668
Balances, December 31, 2013	53,108,844	$5,310	$173,498,028	$(156,527,870)	$—	$16,975,468
Net loss				(265,463,138)		(265,463,138)
Issuance of common stock upon exercise of stock options	521,327	54	101,981			102,035
Stock-based compensation			2,299,098			2,299,098
Payment of common stock tendered for employee stock-based compensation tax obligations	(125,875)	(13)	(415,927)			(415,940)
Balances, December 31, 2014	53,504,296	$5,351	$175,483,180	$(421,991,008)	$—	$(246,502,477)
Net loss				(39,451,324)		(39,451,324)
Issuance of common stock upon exercise of stock options	610,000	60	12,140			12,200
Stock-based compensation			1,528,582			1,528,582
Change in excess tax benefit from stock-based compensation			(15,531)			(15,531)
Balances, December 31, 2015	54,114,296	$5,411	$177,008,371	$(461,442,332)	$—	$(284,428,550)

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC.
(DEBTOR-IN-POSSESSION)
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31

	2015	2014	2013
Cash flows from operating activities:
Net income (loss)	$(39,451,324)	$(265,463,138)	$(17,177,333)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and other amortization	247,357	351,561	463,137
Increase (decrease) in fair value of warrants	—	(313,425)	73,756
Stock-based compensation	1,574,038	2,435,462	2,263,506
Gain on sale of assets	—	(345,658)	—
Loss on disposal of assets	243,707	—	—
Non-cash interest expense	10,052	31,175	48,774
Changes in assets and liabilities:
Accounts receivable	(3,185,098)	490,391	3,759,484
Inventory	6,597,389	1,470,872	(2,873,427)
Deferred costs	(20,075,554)	(10,277,672)	(19,741,668)
Prepaid expenses and other current assets	229,266	(236,134)	188,101
Other assets	—	43,186	147,621
Deferred income taxes, net	21,103	53,569,071	(9,599,927)
Accounts payable, accrued expenses and other current liabilities	1,862,779	(4,436,468)	(4,566,993)
Liabilities subject to compromise	(192,067,797)	399,039,967	—
Deferred revenue	255,176,572	(162,140,390)	105,170,169
Other liabilities	(73,107)	(42,280)	281,302
Net cash provided by operating activities	11,109,383	14,176,520	58,436,502
Cash flows from investing activities:
Capital expenditures	(108,953)	(28,046)	(857,341)
Proceeds from sale of assets	—	569,607	—
Restricted cash	4,000,000	(4,000,000)	—
Net cash provided by (used in) investing activities	3,891,047	(3,458,439)	(857,341)
Cash flows from financing activities:
Net proceeds from exercise of warrants and options	12,200	102,035	2,868,387
Payment of common stock tendered for employee tax obligations	—	(415,940)	(178,952)
Proceeds from the issuance of long-term debt	—	—	7,000,000
Repayment of long-term debt	(2,000,000)	(2,000,001)	(8,000,000)
Change in excess tax benefit from stock-based compensation	(15,531)	—	23,668
Net cash provided by (used in) financing activities	(2,003,331)	(2,313,906)	1,713,103
Net increase (decrease) in cash and cash equivalents	12,997,099	8,404,175	59,292,264
Cash and cash equivalents at beginning of period	99,713,929	91,309,754	32,017,490
Cash and cash equivalents at end of period	$112,711,028	$99,713,929	$91,309,754

Supplemental disclosure of non-cash financing activities:
Reclass of common stock warrant liability to additional paid-in capital upon warrant exercise	$—	$—	$751,370

The accompanying notes are an integral part of these financial statements.

SIGA TECHNOLOGIES, INC.
(DEBTOR-IN-POSSESSION)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Basis of Presentation

Description of Business

SIGA Technologies, Inc. (“SIGA” or the “Company”) is a company specializing in the development and commercialization of solutions for serious unmet medical needs and biothreats. The Company’s lead product is Tecovirimat, also known as ST-246®, an orally administered antiviral drug that targets orthopoxviruses. While Tecovirimat is not yet licensed as safe or effective by the U.S. Food & Drug Administration, it is a novel small-molecule drug that is being delivered to the Strategic National Stockpile under Project Bioshield.

Chapter 11 Filing

On September 16, 2014 (the “Petition Date”), the Company filed a voluntary petition for relief under chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) chapter 11 Case Number 14-12623 (SHL). The Company is continuing to operate its business as a “debtor-in-possession” in accordance with the applicable provisions of the Bankruptcy Code.

The Company commenced the chapter 11 case to preserve and to ensure its ability to satisfy its commitments under the BARDA Contract (as defined in Note 3 to the financial statements) and to preserve its operations, which likely would have been jeopardized by the enforcement of a judgment stemming from the litigation with PharmAthene, Inc. (“PharmAthene”) (see below “PharmAthene Litigation”). While operating as a debtor-in-possession under chapter 11, the Company pursued an appeal of the Delaware Court of Chancery Final Order and Judgment (as defined below), without having to post a bond. On December 23, 2015, the Delaware Supreme Court affirmed the Delaware Court of Chancery Final Order and Judgment.

On December 15, 2015, the Company filed a Plan of Reorganization. Subsequent to the initial filing, amendments have been made to the Plan of Reorganization (as amended (the “POR”). The POR is supported by the official committee of unsecured creditors appointed in the Company’s chapter 11 case. Please see the section titled Plan of Reorganization for details regarding the POR. The implementation of the POR is subject to confirmation thereof by the Bankruptcy Court in accordance with the provisions of the Bankruptcy Code and the occurrence of the effective date under the POR.

PharmAthene Litigation

On August 8, 2014, the Delaware Court of Chancery issued its Remand Opinion and related order in the litigation initiated against the Company in 2006 by PharmAthene. In the Remand Opinion, the Court of Chancery determined, among other things, that PharmAthene is entitled to a lump sum damages award for its lost profits related to Tecovirimat, with interest and fees, based on United States government purchases of the Company’s smallpox drug allegedly anticipated as of December 2006. On January 15, 2015, the Delaware Court of Chancery entered its Final Order and Judgment awarding PharmAthene approximately $195 million, including pre-judgment interest up to January 15, 2015 (the “Outstanding Judgment”). On January 16, 2015, the Company filed a notice of appeal of the Outstanding Judgment with the Delaware Supreme Court and, on January 30, 2015, PharmAthene filed a notice of cross appeal. On October 7, 2015, the Delaware Supreme Court heard oral argument, en banc. On December 23, 2015 the Delaware Supreme Court affirmed the Outstanding Judgment (the “Delaware Supreme Court Affirmation”). As of December 31, 2015, the accrued obligation under the Delaware Court of Chancery Final Order and Judgment, including post-judgment interest, is estimated to be $205 million. The Company’s pending chapter 11 case prevents PharmAthene from taking any enforcement action with respect to the Outstanding Judgment.

Administration of Chapter 11 Case

On September 17, 2014, the Company received Bankruptcy Court approval of certain “first-day” motions, which preserved the Company’s ability to continue operations without interruption in chapter 11. As part of the “first-day” motions, the Company received approval to pay or otherwise honor certain pre-petition obligations generally designed to support the Company’s operations. Additionally, the Bankruptcy Court confirmed the Company’s authority to pay for goods and services received post-petition in the ordinary course of business.

In October 2014, the U.S. Trustee for the Southern District of New York (the “U.S. Trustee”) appointed an official committee of unsecured creditors (the “UCC”). The UCC has a right to be heard on any issue in the Company’s chapter 11 case. There can be no assurance that the UCC will support the Company’s positions on matters to be presented to the Bankruptcy Court.

As part of the chapter 11 case, the Company has retained, pursuant to Bankruptcy Court authorization, legal and other professionals to advise the Company in connection with the administration of its chapter 11 case and its litigation with PharmAthene, and certain other professionals to provide services and advice in the ordinary course of business. From time to time, the Company may seek Bankruptcy Court approval to retain additional professionals.

Pursuant to an order of the Bankruptcy Court, dated October 28, 2014, the Company was authorized to pay pre-petition obligations to certain service providers that are fully reimbursable by the U.S. Biomedical Advanced Research and Development Authority (“BARDA”) pursuant to the BARDA Contract (as defined in Note 4). Pursuant to an order of the Bankruptcy Court, dated January 14, 2015, the Company was authorized to satisfy a fully-secured term loan provided by General Electric Capital Corporation in the approximate amount of $1.8 million. Such amount, and related fees, was paid by the Company on January 16, 2015 and all liens securing the credit facility were released.

Pursuant to orders entered by the Bankruptcy Court in April 2015, the Company was authorized to consummate the following transactions: assumption of the BARDA Contract, as amended by the BARDA Amendment (as defined in Note 4 to the financial statements); assumption of the Company’s commercial manufacturing agreement (the “Commercial Manufacturing Agreement”) with Albemarle Corporation (“Albemarle”), as amended by a 2015 amendment (the “2015 Amendment”); and assumption of the Company’s lease with Research Way Investments, as amended by the Tenth Addendum to Commercial Lease, for the Company’s research and development facility located at 4575 S.W. Research Way, Corvallis, Oregon. The 2015 Amendment to the Commercial Manufacturing Agreement with Albemarle provides the Company with improved pricing on future purchases of active pharmaceutical ingredient (“API”) for Tecovirimat. As part of the assumption of the Commercial Manufacturing Agreement, as amended, on April 30, 2015, the Company paid Albemarle’s prepetition claim under the Commercial Manufacturing Agreement of approximately $2.7 million. The Tenth Addendum to the Commercial Lease with Research Way Investments reduced the Company’s rent costs for the research and development facility by approximately $35,000 per month, starting May 1, 2015. Additionally, as part of the Tenth Addendum, Research Way Investments withdrew its proof of claim for $971,451 filed in the Bankruptcy Court.

Plan of Reorganization

On December 15, 2015, the Company filed a Plan of Reorganization. Subsequent to the initial filing, amendments have been made to the Plan of Reorganization (as amended the “POR”). Implementation of the POR is subject to confirmation thereof by the Bankruptcy Court in accordance with the provisions of the United States Bankruptcy Code and the occurrence of the effective date under the POR. The POR is supported by the UCC. There can be no assurance that the POR will be confirmed by the Bankruptcy Court. The POR, as more fully described below, addresses, among other things, how the Company will treat and satisfy its liabilities relating to the period prior to the commencement of its chapter 11 case, including all claims held by PharmAthene.

By the order dated February 16, 2016, the Bankruptcy Court approved the Company’s Disclosure Statement for the POR (the “Disclosure Statement”), thereby enabling the Company to solicit acceptances or rejections of the POR from those creditors entitled to vote on the POR. The Bankruptcy Court has scheduled a hearing to consider confirmation of the POR for April 5, 2016.

The POR provides for, among other things:

•	Prepetition unsecured claims (other than PharmAthene’s claim) will be paid in cash in full.
•	Upon the effective date of the POR, ownership of existing shares of the Company’s common stock shall remain unaltered by the POR; however, existing shares will be subject to potential future cancellation (without receipt of any consideration) in the event that PharmAthene’s claim is satisfied through the issuance of newly issued shares of SIGA stock (option (ii) described below).
•	Once the Delaware Supreme Court enters final judgment on the December 23 ruling (which is expected to occur on or about March 22, 2016), the Company will have 120 days (subject to a possible 90 day extension) to select one of the following options to satisfy PharmAthene’s claim under the POR: (i) payment in full in cash of the Company’s obligation under the Delaware Court of Chancery

Final Order and Judgment, which is estimated to be approximately $205 million as of December 31, 2015; (ii) delivery to PharmAthene of 100% of newly-issued stock of SIGA, with all existing shares of the Company’s common stock being cancelled with no distribution to existing stockholders on account thereof; or (iii) such other treatment as is mutually agreed upon by the Company and PharmAthene.

*	The 120 day period can be extended for a maximum of 90 additional days in exchange for payment by the Company of $20 million to PharmAthene to be applied to payments to be made under option (i) set forth above (if selected), and otherwise nonrefundable.
*	In addition, PharmAthene shall be paid $5 million on the effective date of the POR to be applied to payments to be made under option (i) set forth above (if selected), and otherwise nonrefundable.
•	The POR requires the Company to comply with certain affirmative and negative covenants from the date the POR becomes effective until the covenants are terminated as provided under the POR, and if the Company breaches any covenant, PharmAthene is entitled to exercise certain remedies provided in the POR.

Pre-Petition Claims

As a result of the chapter 11 filing, the payment of pre-petition liabilities is generally subject to compromise pursuant to a plan of reorganization. Generally, under the Bankruptcy Code, actions to enforce or otherwise effect payment of pre-bankruptcy filing liabilities are stayed. Although payment of pre-petition claims generally is not permitted, the Bankruptcy Court granted the Company authority to pay certain pre-petition claims in designated categories and subject to certain terms and conditions. Among other things, the Bankruptcy Court authorized the Company to pay certain pre-petition claims relating to employees, critical vendors, a fully-secured pre-petition term loan, and services for which the Company receives reimbursement from the government.

On October 30, 2014, the Company filed its schedules of assets and liabilities and statement of financial affairs (the “Schedules”) with the Bankruptcy Court. The Bankruptcy Court entered an order setting March 30, 2015 as the deadline for filing proofs of claim (the “Bar Date”). The Bar Date is the date by which claims against the Company relating to the period prior to the commencement of the Company’s chapter 11 case must be filed if such claims are not listed in liquidated, non-contingent and undisputed amounts in the Schedules, or if the claimant disagrees with the amount, characterization or classification of its claim as reflected in the Schedules. Claims that are subject to the Bar Date and which are not filed on or prior to the Bar Date may be barred from participating in any distribution that may be made under a plan of reorganization in the Company’s chapter 11 case.

As of February 15, 2016 approximately 126 proofs of claim were outstanding (including claims that were previously identified on the Schedules), a portion of which assert, in part or in whole, unliquidated claims. Prior to the Bar Date, PharmAthene asserted a claim in the amount of $194,649,042, which reflects pre-judgment interest up to January 15, 2015 on the Delaware Court of Chancery Final Order and Judgment. It is estimated that, as of December 31, 2015, the accrued obligation to PharmAthene under the Delaware Court of Chancery Final Order and Judgment, including post-judgment interest, is $205 million. Excluding the PharmAthene claim, all other liquidated proofs of claim amount to $3,037,125.

Separately, a contingent and unliquidated claim was filed by BARDA prior to the Bar Date in the amount of $109,339,609 in connection with amounts BARDA identified as subject to repayment in the event that the Company fails to perform under the terms of the BARDA Contract. As a result of the assumption of the BARDA Contract, as described above, BARDA withdrew the claim on August 4, 2015.

Certain proof of claims that have been filed relate to amounts which have been paid by the Company as of December 31, 2015.

The Company will ask the Bankruptcy Court to disallow claims that the Company believes are duplicative, have been later amended or superseded, are without merit, are overstated, have already been paid, or should be disallowed for other reasons. In addition, as a result of this process, the Company may identify additional liabilities that will need to be recorded or reclassified to Liabilities Subject to Compromise. The resolution of such claims could result in material adjustments to the Company’s financial statements. The determination of how liabilities will ultimately be treated cannot be made until the Bankruptcy Court confirms a plan of reorganization and such plan becomes effective. Accordingly, the ultimate amount or treatment of such liabilities is not determinable at this time.

Financial Reporting in Reorganization

The Company applied Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 852, Reorganizations effective on September 16, 2014, which is applicable to companies under bankruptcy protection, and requires amendments to the presentation of key financial statement line items. It requires that the financial statements for periods subsequent to the chapter 11 filing distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the consolidated statements of operations. The balance sheet must distinguish pre-petition Liabilities Subject to Compromise from both those pre-petition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be subject to a plan of reorganization must be reported at the amounts expected to be allowed in the Company’s chapter 11 case, even if they may be settled for lesser amounts as a result of the plan of reorganization or negotiations with creditors. In addition, cash used by reorganization items are disclosed separately in the consolidated statements of cash flow.

Other Matters Related to the Chapter 11 Case

By motion filed with the Bankruptcy Court on April 8, 2015 (the “UCC 2004 Motion”), the UCC sought authority to take discovery under Federal Rule of Bankruptcy Procedure 2004 (“Rule 2004”) with respect to certain discrete matters. Rule 2004 permits a creditors’ committee appointed in a chapter 11 case or other party in interest, subject to Bankruptcy Court approval, to conduct broad discovery relating to the acts, conduct, property and liabilities of a debtor or with respect to any matter that may affect the administration of the debtor’s bankruptcy case. The UCC 2004 Motion was filed for the purpose of determining whether the Company’s estate has claims against certain officers and directors in connection with the matters sought to be investigated pursuant to the UCC 2004 Motion.

Pursuant to an order of the Bankruptcy Court, dated June 16, 2015 (the “2004 Order”), the UCC 2004 Motion was granted, in part, with regard to certain discovery requests specifically listed in the UCC 2004 Motion.

By a motion filed with the Bankruptcy Court on September 1, 2015, the UCC sought further discovery under Rule 2004 from PharmAthene and certain third parties with respect to one of the matters set forth in the UCC 2004 Motion. By order of the Bankruptcy Court dated October 2, 2015, the terms of which were agreed to by the Company and the UCC, the UCC was authorized to obtain certain additional discovery from PharmAthene related to the PharmAthene litigation.

As of the date hereof, the Company, pursuant to the 2004 Order, has provided to the attorneys for the UCC the discovery already produced by the Company to PharmAthene in the PharmAthene litigation. No document requests or deposition subpoenas have been served by the UCC on the Company.

The POR provides that, subject to confirmation and upon the effective date of the POR, all claims sought to be investigated by the UCC in connection with the UCC 2004 Motion will be released.

NASDAQ/OTC Markets

On September 16, 2014, the Company received a letter from the NASDAQ Stock Market LLC asserting that, based on the Company’s chapter 11 filing, the Company no longer met the continuing listing requirements necessary to maintain its listing on the NASDAQ Stock Market and would be promptly delisted. On March 18, 2015, after the expiration of an extension of time granted pursuant to a Company appeal, the Company received a letter from the NASDAQ hearings panel stating that the Company’s securities would be delisted from the NASDAQ Stock Market. On March 20, 2015, the Company’s common shares were suspended from trading on the NASDAQ Global Market at the opening of business and the Company’s shares began trading on the OTC Markets under the “SIGAQ” symbol.

Basis of presentation

The consolidated financial statements are presented in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and reflect the consolidated financial position, results of operations and cash flows for all periods presented.

Certain prior period amounts have been reclassified to the current period presentation, primarily related to human resources and recruiting activities from research and development to selling, general and administrative.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern and contemplate the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern will be impacted by the Delaware Supreme Court Affirmation, as well as the resolution of the Company’s chapter 11 case. As of December 31, 2015, the accrued obligation under the Delaware Court of Chancery Final Order and Judgment, including post-judgment interest, is estimated to be $205 million (see above, for the Company’s “Plan of Reorganization” for additional information). In addition, as of December 31, 2015, the Company has a net capital deficiency of $284 million. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As such, the realization of assets and the satisfaction of liabilities are subject to uncertainties. The accompanying financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities or any other adjustments that might be necessary should the Company be unable to continue as a going concern.

2.	Summary of Significant Accounting Policies

Use of Estimates

The consolidated financial statements and related disclosures are prepared in conformity with accounting principles generally accepted in the United States of America. Management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the period reported. The most significant estimates include the variables used in the calculation of fair value of stock-based awards including options and warrants granted or issued by the Company; reported amounts of revenue; calculation of contingencies including estimating litigation accrual; and the realization of deferred tax assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary. Actual results could differ from these estimates.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk

The Company has cash in bank accounts that exceed the Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses on its cash accounts and no allowance has been provided for potential credit losses because management believes that any such losses would be minimal, if any.

As part of its chapter 11 case, on January 29, 2015, the Company established debtor-in-possession bank accounts “DIP Accounts” in accordance with the provisions of the Bankruptcy Code and transferred substantially all its cash into the DIP Accounts in February 2015.

Accounts Receivable

Accounts receivable are recorded net of provisions for doubtful accounts. At December 31, 2015 and 2014, 100% of accounts receivables represented receivables from National Institutes of Health (“NIH”) and Biomedical Advanced Research and Development Authority (“BARDA”). An allowance for doubtful accounts is based on specific analysis of the receivables. At December 31, 2015 and 2014, the Company had no allowance for doubtful accounts.

Inventory

Inventories are stated at the lower of cost or estimated realizable value. The Company capitalizes inventory costs associated with the Company’s products when, based on management’s judgment, future commercialization is considered probable and the future economic benefit is expected to be realized; otherwise, such costs are expensed as research and development. Inventory is evaluated for impairment periodically to identify inventory that may expire prior to expected sale or has a cost basis in excess of its estimated realizable value. If certain batches or units of product no longer meet quality specifications or become obsolete due to expiration, the Company records a charge to write down such unmarketable inventory to its estimated realizable value.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided on a straight-line method over the estimated useful lives of the various asset classes. The estimated useful lives are as follows: 5 years for laboratory equipment; 3 years for computer equipment; and 7 years for furniture and fixtures. Leasehold improvements are amortized over the shorter of the estimated useful lives of the assets or the lease term. Maintenance, repairs and minor replacements are charged to expense as incurred.

Liabilities Subject to Compromise

Liabilities subject to compromise is the Company’s estimate of known or potential pre-petition claims to be resolved in connection with its chapter 11 case. Such claims remain subject to future adjustments. Payment terms for liabilities subject to compromise are established as part of the Plan or Reorganization filed on December 15, 2015, as amended.

Revenue Recognition

Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, collectability is reasonably assured, title and risk of loss have been transferred to the customer and there are no further contractual obligations.

Certain arrangements may provide for multiple deliverables, in which there may be a combination of: up-front licenses; research, development, regulatory or other services; and delivery of product. Multiple deliverable arrangements can be divided into separate units of accounting if the deliverables in the arrangement meet the following criteria: (i) the delivered item(s) have value to the customer on a standalone basis and (ii) in circumstances in which an arrangement includes a general right of return with respect to delivered items, then performance of the remaining deliverables must be considered probable and substantially in control of the Company. If multiple deliverables cannot be divided into separate units of accounting then the deliverables must be combined into a single unit of accounting.

Total consideration in a multiple deliverable arrangement is allocated to units of accounting on a relative fair value of selling price basis. Consideration allocated to a delivered item or unit of accounting is limited to the amount that is not contingent upon delivery of additional items.

Direct costs incurred by the Company and associated with the deferral of revenue for a unit of accounting will also be deferred and will be recognized as expenses over the same period that the related deferred revenue is recognized as revenue.

Subject to the above, payments for development activities are recognized as revenue when earned, over the period of effort. Funding for the acquisition of capital assets under cost-plus-fee contracts or grants is evaluated for appropriate recognition as a reduction to the cost of the asset, a financing arrangement, or revenue based on the specific terms of the related grant or contract.

For the years ended December 31, 2015, 2014, and 2013, revenues from NIH and BARDA were 100% of total revenues recognized by the Company.

Research and Development

Research and development expenses include costs directly and indirectly attributable to the conduct of research and development programs, and performance of the BARDA Contract, including employee related costs, materials, supplies, depreciation on and maintenance of research equipment, the cost of services provided by outside contractors, including services related to the Company’s clinical trials and facility costs, such as rent, utilities, and general support services. All costs associated with research and development are expensed as incurred. Costs related to the acquisition of technology rights, for which development work is still in process, and that have no alternative future uses, are expensed as incurred.

Reorganization Items

Costs directly attributable to the chapter 11 case and the implementation of the plan of reorganization are expensed as incurred as reorganization items.

Goodwill

The Company evaluates goodwill for impairment at least annually or as circumstances warrant. The impairment review process compares the fair value of the reporting unit in which goodwill resides to its carrying value. The Company operates as one business and one reporting unit. Therefore, the goodwill impairment analysis is performed on the basis of the Company as a whole, using the market capitalization of the Company as an estimate of its fair value.

Share-based Compensation

Stock-based compensation expense for all share-based payment awards made to employees and directors is determined on the grant date; for options awards, fair value is estimated using the Black-Scholes model and for stock appreciation rights (“SARs”), fair value is estimated using the Monte Carlo method. The value of the portion of the award that is ultimately expected to vest is recorded as expense over the requisite service periods in the Company’s consolidated statement of operations.

These compensation costs are recognized net of an estimated forfeiture rate over the requisite service periods of the awards. Forfeitures are estimated on the date of the respective grant and revised if actual or expected forfeiture activity differs from original estimates.

Income Taxes

The Company recognizes income taxes utilizing the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities at enacted tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is established if it is more likely than not that some or the entire deferred tax asset will not be realized. The recognition of a valuation allowance for deferred taxes requires management to make estimates and judgments about the Company’s future profitability which are inherently uncertain.

Net Loss per Share

The objective of basic earnings per share (“EPS”) is to measure the performance of an entity over the reporting period by dividing income (loss) by the weighted average shares outstanding. The objective of diluted EPS is consistent with that of basic EPS, except that it also gives effect to all potentially dilutive common shares outstanding during the period.

The Company incurred losses for the years ended December 31, 2015, 2014 and 2013. For all periods presented, all equity instruments are excluded from the calculation of diluted earnings (loss) per share as the effect of such shares is anti-dilutive. The weighted average number of equity instruments excluded consist of:

	Year Ended December 31,
	2015	2014	2013
Stock Options	2,047,083	2,179,643	2,725,632
Stock-Settled Stock Appreciation Rights	368,331	388,325	439,056
Restricted Stock Units	700,265	1,206,534	981,645
Warrants	82,192	772,903	1,802,820

As discussed in Note 6, the appreciation of each SSAR was capped at a determined maximum value. As a result, the weighted average number shown in the table above for stock-settled stock appreciation rights reflects the weighted average maximum number of shares that could be issued.

Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts payable and accrued expenses approximates fair value due to the relatively short maturity of these instruments. Common stock warrants which are classified as liabilities are recorded at their fair market value as of each reporting period.

The measurement of fair value requires the use of techniques based on observable and unobservable inputs. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect our market assumptions. The inputs create the following fair value hierarchy:

•	Level 1 – Quoted prices for identical instruments in active markets.
•	Level 2 – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations where inputs are observable or where significant value drivers are observable.
•	Level 3 – Instruments where significant value drivers are unobservable to third parties.

The Company uses model-derived valuations where inputs are observable in active markets to determine the fair value of certain common stock warrants on a recurring basis and classify such liability classified warrants in Level 2. The Company utilizes the Black-Scholes model consisting of the following variables: (i) the closing price of SIGA’s common stock; (ii) the expected remaining life of the liability classified warrant; (iii) the expected volatility using a weighted-average of historical volatilities from a combination of SIGA and comparable companies; and (iv) the risk-free market rate.

As of December 31, 2014, the Company had $2.0 million outstanding, from a loan entered into on December 31, 2012 (see Note 7). The fair value of the loan, which is measured using Level 2 inputs, approximated book value at December 31, 2014.

For the years ended December 31, 2015 and 2014, SIGA did not hold any Level 3 securities.

There were no transfers between levels of the fair value hierarchy during 2015.

Legal Contingencies

The Company is subject to certain contingencies arising in the ordinary course of business. The Company has been involved in litigation with PharmAthene, Inc. (see Note 13 ). The Company records accruals for these contingencies to the extent that a loss is both probable and reasonably estimable. If some amount within a range of loss appears to be a better estimate than any other amount within the range, that amount is accrued. Alternatively, when no amount within a range of loss appears to be a better estimate than any other amount, the lowest amount in the range is accrued. The Company expenses legal costs associated with loss contingencies as incurred. We record anticipated recoveries under existing insurance contracts when recovery is assured.

Segment Information

The Company is managed and operated as one business. The entire business is managed by a single management team that reports to the chief executive officer. The Company does not operate separate lines of business or separate business entities with respect to any of its product candidates. Accordingly, the Company does not prepare discrete financial information with respect to separate product areas or by location and only has one reportable segment.

Recent Accounting Pronouncements

On November 20, 2015, the FASB issued Accounting Standards Update 2015-17, Balance Sheet Classification of Deferred Taxes. Current GAAP requires the deferred taxes to be presented as a net current asset or liability and net noncurrent asset or liability. This requires a jurisdiction-by-jurisdiction analysis based on the classification of the assets and liabilities to which the underlying temporary differences relate, or, in the case of loss or credit carryforwards, based on the period in which the attribute is expected to be realized. Any valuation allowance is then required to be allocated on a pro rata basis, by jurisdiction, between current and noncurrent deferred tax assets. To simplify presentation, the new guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The guidance does not change the existing requirement that only permits offsetting within a jurisdiction – that is, companies are still prohibited from offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. The new guidance will be effective for public business entities in fiscal years beginning after December 15, 2016, including interim periods within those years (i.e., in the first quarter of 2017 for calendar year-end companies). Early adoption is permitted, including for December 31, 2015. The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively (i.e., by reclassifying the comparative balance sheet). If applied prospectively, entities are required to include a statement that prior periods were not retrospectively adjusted. If applied retrospectively, entities are also required to include quantitative information about the effects of the change on prior periods. The Company early adopted this guidance retrospectively as of December 31, 2015. The impact of adoption of the guidance on the Company’s consolidated financial statements as of December 31, 2014 was a $5.7 million reclassification of current deferred tax assets to noncurrent deferred tax liabilities.

In July 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-11, Simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to lower of cost and net realizable value. Inventory measured using last-in, first-out (LIFO) and the retail inventory method (RIM) are not impacted by the new guidance. The ASU only addresses the measurement of the inventory if its value declines or is impaired. Prior to the issuance of the standard, inventory was measured at the lower of cost or market (where market was defined as replacement cost, with a ceiling of net realizable value and floor of net realizable value less a normal profit margin). This necessitated obtaining three data points to determine market value. Replacing the concept of market with the single measurement of net realizable value is intended to create efficiencies. The ASU defines net realizable value as the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This ASU is effective prospectively for annual periods beginning after December 15, 2016. Adoption of the ASU by the Company will not have an impact on its consolidated financial statements.

In August 2014, the FASB issued Accounting Standard Update (“ASU”) No. 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40) Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU requires management to assess whether there is substantial doubt about the entity’s ability to continue as a going concern and, if so, disclose that fact. Management will also be required to evaluate and disclose whether its plans alleviate that doubt. This ASU states that, when making this assessment, management should consider relevant conditions or events that are known or reasonably knowable on the date the financial statements are issued or available to be issued. This ASU is effective for annual periods ending after December 15, 2017 and interim periods thereafter, and early adoption is permitted. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the Industry Topics of the Accounting Standards Codification. Additionally, this update supersedes some cost guidance included in Subtopic 605-35, Revenue Recognition-Construction-Type and Production-Type Contracts. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. It is effective for the first interim period within annual reporting periods beginning after December 15, 2017, and early adoption is permitted for the first interim periods beginning after December 15, 2016. The Company is currently evaluating the impact of adoption on its consolidated financial statements.

3.	Procurement Contract and Research Agreements

Procurement Contract

On May 13, 2011, the Company signed a contract with BARDA (the “BARDA Contract”) pursuant to which SIGA agreed to deliver two million courses of Tecovirimat to the U.S. Strategic National Stockpile (“Strategic Stockpile”). The BARDA Contract is worth approximately $466 million, including $409.8 million for manufacture and delivery of 1.7 million courses of Tecovirimat and $56 million of potential reimbursements related to development and supportive activities (the “Base Contract”). In addition to the Base Contract, the BARDA Contract also separately contains $122.7 million of options that, if exercised by BARDA: would result in a $50 million payment to the Company in the event of FDA approval for extension to 84-month expiry for Tecovirimat (from 38 month expiry as required in the Base Contract); would fund up to $58.3 million of development and supportive activities such as work on a smallpox prophylaxis indication for Tecovirimat; and/or would fund $14.4 million of production-related activities related to warm-base manufacturing. In 2015, BARDA exercised two options related to extending the indication of the drug to the geriatric and pediatric populations. The stated value of these exercises was minimal. BARDA may not exercise additional options in the future. Options are exercisable by BARDA at its sole discretion. BARDA has indicated that it will evaluate, after the FDA’s review and evaluation of stability data, the Company’s request that BARDA exercise the option for the $50 million payment to the Company in the event of FDA approval of 84-month expiry for Tecovirimat.

The BARDA Contract expires in September 2020.

Under the Base Contract with BARDA, BARDA has agreed to buy from SIGA 1.7 million courses of Tecovirimat. Additionally, SIGA expects to contribute to BARDA 300,000 courses at no additional cost to BARDA.

As of December 31, 2015, the Company has received $249.2 million under the Base Contract related to the manufacture and physical delivery of courses of Tecovirimat. Included in this amount are: a $41 million advance payment in 2011 for the completion of certain planning and preparatory activities related to the Base Contract; a $12.3 million milestone payment in 2012 for the completion of the product labeling strategy for Tecovirimat; an $8.2 million milestone payment in 2013 for the completion of the commercial validation campaign for Tecovirimat; and $187.7 million of payments following physical deliveries of 1.4 million courses of Tecovirimat to the Strategic Stockpile beginning in 2013 (an additional 259,200 courses were delivered at no cost to BARDA). Product deliveries of 1.3 million of those courses in 2013 and 2014 (including courses delivered at no cost to BARDA) were at a provisional dosage of 600 mg administered once daily. Product deliveries of 383,754 courses in 2015 were at a provisional dosage of 600 mg administered twice per day (1,200 mg per day).

Payments following physical delivery of courses were $50.8 million and $40.7 million in 2015 and 2014, respectively. Reimbursement payments related to research and development services and supportive activities were $3.9 million and $3.1 million in 2015 and 2014, respectively. Since inception of the BARDA Contract, reimbursements (including amounts invoiced) are cumulatively $15.3 million.

Product deliveries of Tecovirimat in 2015, and in the future, are expected to be at a provisional dosage of 600 mg administered twice per day (1,200 mg per day). This is a change from the provisional dosage that was in effect when product deliveries were made in 2013 and 2014 (600 mg per day). The change in the provisional dosage is based on FDA guidance received by the Company in 2014, subsequent to the delivery of 1.3 million courses of Tecovirimat. Based on the current provisional dosage of 600 mg administered twice per day (1,200 mg per day), the Company currently expects to supplement previously delivered courses of Tecovirimat, at no additional cost to BARDA, with additional dosages so that all of the courses previously delivered to BARDA will be at the new provisional dosage. The Company and BARDA have agreed to an amendment (the “BARDA Amendment”) of the BARDA Contract to reflect the foregoing, which modification was approved by the Bankruptcy Court in April 2015.

The Company expects to incur significant incremental costs with the production of additional dosage.

The BARDA Contract is a multiple deliverable arrangement comprising delivery of courses and covered research and development activities. The BARDA Contract provides certain product replacement rights with respect to delivered courses. For this reason, recognition of revenue that might otherwise occur upon delivery of courses is expected to be deferred until the Company’s obligations related to potential replacement of delivered courses are satisfied. The Company assessed the selling price for each of the aforementioned deliverables - research and development activities and drug product. The selling price of certain reimbursed research and development services was determined by reference to existing and past research and development grants and contracts between the Company and various government agencies. The selling price of drug product was determined by reference to other Companies’ sales of drug products such as antiviral therapeutics, orphan drugs and drugs with potential life-saving impact similar to Tecovirimat, including products delivered to the Strategic Stockpile.

The Company has recognized revenue for reimbursement of certain BARDA Contract research and development services. Cash inflows related to delivery of courses will continue to be recorded as deferred revenue. In addition, direct costs incurred by the Company to fulfill the delivery of courses including the supplementing of courses previously delivered under the BARDA Contract are being deferred and will be recognized as expenses over the same period that the related deferred revenue is recognized as revenue.

As of December 31, 2015 and 2014, deferred direct costs under the BARDA Contract of approximately $52.5 million and $32.9 million, respectively, are included in deferred costs on the consolidated balance sheets. As of December 31, 2015, the Company recorded $255.3 million of deferred revenue. Deferred revenue has been recorded for the delivery, and invoicing, of approximately 1.4 million courses of Tecovirimat to the Strategic Stockpile and certain research and development services provided as part of the BARDA Contract. For the year ended December 31, 2015, revenue from reimbursed research and development was $6.2 million.

Research Agreements

The Company obtains funding from the contracts and grants it obtains from various agencies of the U.S. Government to support its research and development activities. Currently, the Company has one contract and one grant with varying expiration dates through February 2018 that provide for potential future aggregate research and development funding for specific projects of approximately $7.2 million. We may not utilize all available funds under the grant covering the pre-clinical drug candidate.

The funded amount includes, among other things, options that may or may not be exercised at the U.S. government’s discretion. Moreover, the contract and contract grant contain customary terms and conditions including the U.S. Government’s right to terminate or restructure a grant for convenience at any time.

4.	Liabilities Subject to Compromise

Pre-petition liabilities that are subject to compromise are required to be reported at the amounts expected to be allowed in the Company’s chapter 11 case, even if they may be settled for lesser amounts. The amounts classified as Liabilities Subject to Compromise as of December 31, 2015 may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, if any, the value of any collateral securing such claims, or other events. The Company cannot reasonably estimate the value of the claims that ultimately will be allowed in its chapter 11 case until the Company completes its evaluation, investigation and reconciliation of all filed claims has been completed.

The amount of Liabilities Subject to Compromise represents the Company’s estimate, where an estimate is determinable, of known or potential pre-petition claims to be addressed in connection with its chapter 11 case. Such liabilities are reported at the Company’s current estimate, where an estimate is determinable, of the allowed claim amount, even though they may be settled for lesser amounts. These claims remain subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, if any, the value of any collateral securing such claims, or other events.

As of December 31, 2015 and 2014, Liabilities Subject to Compromise consisted of the following:

	December 31, 2015	December 31, 2014
Deferred revenue	$—	$203,696,194
Accounts payable - pre-petition	834,219	3,502,607
Accrual - PharmAthene Litigation	205,400,068	191,046,416	(1)
Other accrued expenses - pre-petition	737,883	794,750
Total	$206,972,170	$399,039,967
(1)	Includes a $3.2 million accrual at December 31, 2015 and 2014, respectively for reimbursement of PharmAthene attorney’s fees and expert fees, against which there is a $2.7 million surety bond that has cash collaterization of $1.3 million.

Reorganization Items, net:

As of December 31, 2015 and 2014, reorganization items consisted of the following:

	December 31, 2015	December 31, 2014
Legal fees	$5,719,052	$1,806,701
Professional fees	2,027,827	225,360
Trustee fees	59,000	17,875
Other	5,672	76,600
Total	$7,811,551	$2,126,536

The cash payments for the reorganization items for the years-ended December 31, 2015 and 2014 were $6.7 million and $1.5 million, respectively.

5.	Stockholders’ Equity

On December 31, 2015, the Company’s authorized share capital consisted of 110,000,000 shares, of which 100,000,000 are designated common shares and 10,000,000 are designated preferred shares. The Company’s Board of Directors is authorized to issue preferred shares in series with rights, privileges and qualifications of each series determined by the Board. As of December 31, 2015 and 2014, no preferred shares were outstanding or issued.

For the year ended December 31, 2014 and 2013, the Company recorded a gain of $313,425 and loss of $73,756, respectively. The gains/(losses) are the result of net decrease and (increase), respectively in fair value of Commitment Warrants (as discussed below) during the respective periods.

On June 19, 2008, SIGA entered into a letter agreement (as amended, the “Letter Agreement”) that expired on June 19, 2010, with MacAndrews & Forbes LLC (“M&F”), a related party, for M&F’s commitment to invest, at SIGA’s discretion or at M&F’s option, up to $8 million in exchange for (i) SIGA common stock and (ii) warrants to purchase 40% of the number of SIGA shares acquired by M&F. In consideration for the commitment of M&F reflected in the Letter Agreement, on June 19, 2008, M&F received warrants to purchase 238,000 shares of SIGA common stock, initially exercisable at $3.06 (the “Commitment Warrants”). The Commitment Warrants were exercisable until June 19, 2012. On June 19, 2012, the Commitment Warrants were amended to extend expiration to June 19, 2014. Due to certain anti-dilution provisions, the Commitment Warrants were recorded as a liability, and consequently the “mark-to-market” adjustment to the fair value from the extended term was accounted immediately upon modification. On June 19, 2014, the Commitment Warrants expired. During 2014, the Company recognized a mark-to-market gain of $129,398.

On June 18, 2010, M&F notified SIGA of its intention to exercise its right to invest $5.5 million, the remaining amount available under the Letter Agreement following earlier investments and entered into a Deferred Closing and Registration Rights Agreement dated as of June 18, 2010 with the Company. On July 26, 2010, upon satisfaction of certain customary closing conditions, including the expiration of the applicable waiting period pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, M&F funded the $5.5 million purchase price to SIGA in exchange for the issuance of (i) 1,797,386 shares of common stock and (ii) warrants to purchase 718,954 shares of SIGA common stock at an exercise price of $3.519 per share; the warrants are exercisable for a term of four years from issuance. On July 26, 2014, the warrants expired. During 2014, the Company recognized a mark-to-market gain of $184,027.

On April 30, 2013, SIGA entered into a Services Agreement with M&F, a related party, for certain professional and administrative services. The Services Agreement has a term of three years. As consideration for the Services Agreement, SIGA issued warrants to M&F to acquire 250,000 shares of common stock at an exercise price of $3.29 per share. The warrants are fully vested, immediately exercisable and remain exercisable for two years from issuance date. On April 30, 2015, the warrants expired. The grant-date fair value, determined using the Black-Scholes model as previously described, is recorded as an asset with a corresponding increase to equity. The asset is amortized over the contractual term of the warrant. For the years ended December 31, 2015 and 2014, the Company recorded an expense of $45,456 and $136,364, respectively.

The Company accounted for the warrants in accordance with the authoritative guidance which requires that free-standing derivative financial instruments that require net cash settlement be classified as assets or liabilities at the time of the transaction, and recorded at their fair value. Any changes in the fair value of the derivative instruments are reported in earnings or loss as long as the derivative contracts are classified as assets or liabilities.

6.	Stock Compensation Plans

The Company’s 2010 Stock Incentive Plan (the “2010 Plan”) was initially adopted in May 2010. The 2010 Plan provided for the issuance of stock options, restricted stock and unrestricted stock with respect to an aggregate of 2,000,000 shares of the Company’s common stock to employees, consultants and outside directors of the Company. On May 17, 2011, the 2010 Plan was amended to provide for the issuance of restricted stock units (“RSUs”) and on February 2, 2012, the 2010 Plan was amended to provide for the issuance of SARs. Effective April 25, 2012, the 2010 Plan was amended to increase the maximum number of shares of common stock available for issuance to an aggregate of 4,500,000 shares. The vesting period for awards granted under the 2010 Plan, is determined by the Compensation Committee of the Board of Directors. The Compensation Committee also determines the expiration date of each equity award, however, stock options and SARs may not be exercisable more than ten years after the date of grant as the maximum term of equity awards issued under the 2010 Plan is ten years.

For the years ended December 31, 2015, 2014 and 2013, the Company recorded stock-based compensation expense, including stock options, SARs, RSUs and certain warrant amortization, of approximately $1.6 million, $2.4 million and $2.3 million, respectively.

Stock Options

Stock option awards provide holders the right to purchase shares of common stock at prices determined by the Compensation Committee and must have an exercise price equal to or in excess of the fair market value of the Company’s common stock at the date of grant.

There were no stock options granted during years-ended 2015 and 2014.

The fair value of options granted prior to December 31, 2014 were estimated at the date of grant. Expected volatility has been estimated using a combination of the Company’s historical volatility and the historical volatility of a group of comparable companies, both using historical periods equivalent to the options’ expected lives. The expected dividend yield assumption is based on the Company’s intent not to issue a dividend in the foreseeable future. The risk-free interest rate assumption is based upon observed interest rates for securities with maturities approximating the options’ expected lives. The expected life was estimated based on historical experience and expectation of employee exercise behavior in the future giving consideration to the contractual terms of the award.

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2015	2,115,566	$4.90
Granted	—	—
Exercised	(10,000)	1.22
Canceled/Expired	(180,599)	9.28
Outstanding at December 31, 2015	1,924,967	$4.51	3.03	$—
Vested and expected to vest at December 31, 2015	1,914,633	$4.51	3.04	$—
Exercisable at December 31, 2015	1,724,967	$4.71	3.13	$—

As of December 31, 2015, $13,000 of total remaining unrecognized stock-based compensation cost related to stock options is expected to be recognized over the weighted-average remaining requisite service period of 1.5 years. The total fair value of vested stock options was $0, $144,000and $579,432 for the years ended December 31, 2015, 2014 and 2013, respectively.

The total intrinsic value of stock options exercised was $5,900, $19,000 and $959,000 for the years ended December 31, 2015, 2014 and 2013, respectively. The intrinsic value represents the amount by which the market price of the underlying stock exceeds the exercise price of an option.

The weighted average fair value at the date of grant for stock options granted during the year ended December 31, 2013 was $2.34.

As of December 31, 2015 and 2014, 500,000 of the Company’s outstanding options, respectively, were subject to specific performance conditions consisting of minimum cash receipts thresholds and regulatory approval of our lead drug candidate. During the year ended December 31, 2014, the performance conditions relating to minimum cash receipts were achieved making 300,000 of the aforementioned options exercisable. The remaining 200,000 options with performance conditions relating to regulatory approval have not been achieved, thus these options are not exercisable at December 31, 2015.

Stock Appreciation Rights

Stock-settled stock appreciation rights (“SSARs”) provide holders the right to purchase shares of common stock at prices determined by the Compensation Committee and must have an exercise price equal to or in excess of the fair market value of the Company’s common stock at the date of grant. Upon exercise, the gain, or intrinsic value, is settled by the delivery of SIGA stock to the employee.

There were no SSARs granted during the years ended 2015 and 2014. During the year ended December 31, 2012, the Company granted 1.4 million shares of SSARs at a weighted average grant-date fair value of $0.68 per share. The exercise price of a SSAR is equal to the closing market price on the date of grant. The granted SSARs vest in equal annual installments over a period of three years and expire no later than seven years from the date of grant. Moreover, the appreciation of each SSAR was capped at a determined maximum value. At December 31, 2015 and 2014, due to the cap on value the maximum number of shares that could be issued in the future was 365,689 and 372,000, respectively.

The fair value of granted SSARs has been estimated utilizing a Monte Carlo method. The Monte Carlo method is a statistical simulation technique used to provide the grant-date fair value of an award. As the issued SSARs were capped at maximum values, such attribute was considered in the simulation.

The Company calculates the expected volatility using a combination of SIGA’s historical volatility and the volatility of a group of comparable companies. The expected life from grant date was estimated based on the expectation of exercise behavior in consideration of the maximum value and contractual term of the SSARs. The dividend yield assumption is based on the Company’s intent not to issue a dividend in the foreseeable future. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected life of the SSARs.

A summary of the Company’s SSAR activity is as follows:

	Number of SSARs	Weighted Average Exercise Price	Weighted Average Remaining Life (in years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2015	1,226,524	$3.53
Granted	—	—
Exercised	—	—
Canceled/Expired	(17,250)	3.53
Outstanding at December 31, 2015	1,209,274	$3.53	3.09	$—
Vested and expected to vest at December 31, 2015	1,209,274	$3.53	3.09	$—
Exercisable at December 31, 2015	1,209,274	$3.53	3.09	$—

The total fair value of vested SSARs was $0, $267,000 and $317,000 for the years ended December 31, 2015, 2014 and 2013, respectively. The total intrinsic value of SSARs exercised was $0, $0 and $4,000 for the years ended December 31, 2015, 2014 and 2013, respectively. The intrinsic value represents the amount by which the market price of the underlying stock exceeds the exercise price of a SSAR.

Restricted Stock Awards/Restricted Stock Units

RSUs awarded to employees vest in equal annual installments over a three-year period and RSUs awarded to directors of the Company vest over a one-year period. A summary of the Company’s RSU activity is as follows:

	Number of RSUs	Weighted Average Grant-Date Fair Value
Outstanding at January 1, 2015	1,161,672	$3.07
Granted	120,000	2.00
Vested	(600,000)	2.98
Canceled/Expired	(20,001)	3.17
Outstanding at December 31, 2015	661,671	$2.96

As of December 31, 2015, $0.7 million of total remaining unrecognized stock-based compensation cost related to RSUs is expected to be recognized over the weighted-average remaining requisite service period of 0.57 years. The weighted average fair value at the date of grant for restricted stock awards granted during the years ended December 31, 2015, 2014 and 2013 was $2.00, $3.23 and $2.98 per share, respectively. Based on the grant date, the total fair value of restricted stock and restricted stock units vested during the years ended December 31, 2015, 2014 and 2013 was $1.8 million, $1.5 million and $0.7 million.

7.	Debt

In December 2012, the Company entered into a loan agreement (“Loan Agreement”) with General Electric Capital Corporation (“GE Capital”) to provide the Company a term loan of $5.0 million with a fixed interest rate of 9.85% per annum and a revolving line of credit of $7.0 million with a variable interest rate. At December 31, 2014, the Company had approximately $2.0 million of term loan outstanding. The term of the loan was three years.

On September 17, 2014, the Bankruptcy Court approved on an interim basis a Stipulation and Order between the Company and GE Capital, in its capacity as Agent for the lenders under the Loan Agreement, in connection with the chapter 11 case. The Loan Agreement, consisting of a term loan and revolving line of credit, was a fully secured loan facility.

The Stipulation and Order was approved by the Bankruptcy Court on a final basis on October 28, 2014. The Company set aside, in a separate account, $4.0 million as collateral for obligations under the Loan Agreement and classified this amount as restricted cash on its balance sheet. The GE loan was considered fully secured and was not reported as liabilities subject to compromise.

In January 2015, the Company paid the term loan in full including related fees. The Loan Agreement was terminated with the full payment of the term loan and all collateral was released.

8.	Related Party Transactions

In October 2012, the Company funded a letter of credit and deposit to take advantage of a lease for office space secured by an affiliate of M&F from a third party landlord on behalf of the Company. Pursuant to such letter of credit, in January 2013 the Company entered into a sublease in which the Company will pay all costs associated with the lease, including rent. All payments made by the Company pursuant to the sublease will either be directly or indirectly made to the third-party landlord and not retained by M&F or any affiliate. The new sublease replaced a prior Office Services Agreement, and occupancy commenced on April 1, 2013. The sublease allowed for a free rent period of five months beginning April 1, 2013; subsequent to the free rent period, monthly rent payments are $60,000 for the first five years and $63,000 for the next two years. Upon expiration on September 1, 2020, the sublease and lease provides for two consecutive five year renewal options.

The Company has a Services Agreement with M&F and a warrant agreement with M&F (see Note 5).

A member of the Company’s Board of Directors is a member of the Company’s outside counsel. During the years ended December 31, 2015, 2014 and 2013, the Company incurred costs of $602,000, $822,000 and $1.8 million, respectively, related to services provided by the outside counsel. On December 31, 2015, the Company’s outstanding payables included $190,211 payable to the outside counsel.

An affiliate of M&F provided the Company with research services for a pre-clinical drug candidate. During 2015, the Company incurred costs of $26,000 related to services provided by the affiliate of M&F.

9.	Inventory

During the year ended December 31, 2015, the Company delivered approximately 383,754 courses, at a provisional dosage of 600 mg administered twice per day (1,200 mg per day). Due to the deferral of revenue under the BARDA Contract (see Note 3), amounts that would be otherwise recorded as cost of goods sold for delivered courses are recorded as deferred costs in the balance sheet. The value of inventory represents the costs incurred to manufacture Tecovirimat under the BARDA Contract. Additional costs incurred to complete production of courses of Tecovirimat will be recorded as inventory and reclassified to deferred costs upon delivery to the extent related revenue is deferred.

Inventory consisted of the following at December 31, 2015 and 2014:

	2015	2014
Work in-process	$12,447,088	$16,688,682
Finished goods	—	2,355,795
Inventory	$12,447,088	$19,044,477

For the years ended December 31, 2015 and 2014, research and development expense included inventory write-downs of approximately $60,000 and $1.0 million, respectively.

10.	Property, Plant and Equipment

Property, plant and equipment consisted of the following at December 31, 2015 and 2014:

	2015	2014
Leasehold improvements	$2,542,044	$3,170,598
Computer equipment	754,502	669,782
Furniture and fixtures	452,696	488,807
	3,749,242	4,329,187
Less - accumulated depreciation	(3,299,417)	(3,497,251)
Property, plant and equipment, net	$449,825	$831,936

Depreciation and amortization expense on property, plant, and equipment was $247,357, $351,561, and $463,137 for the years ended December 31, 2015, 2014, and 2013, respectively.

Pursuant to an order by the Bankruptcy Court in April 2015, the Company assumed its existing lease with Research Way Investments, as amended by the Tenth Addendum to Commercial Lease, for the Company’s research and development facility located in Corvallis, Oregon. In connection with the Tenth Addendum to the commercial Lease, the Company relinquished the second floor space at its research and development facility. With the space relinquishment, the Company wrote-off the related leasehold improvements and recognized a loss of $243,707.

During 2014, certain laboratory equipment with a net book value of $223,949 was sold for gross proceeds of $569,607, which resulted in a gain of $345,658.

11.	Accrued Expenses

Accrued expenses and other current liabilities consisted of the following at December 31, 2015 and 2014:

	2015	2014
Bonus	$580,801	$17,500
Professional fees	597,721	534,775
Vacation	227,863	271,000
Other	1,982,223	1,262,720
Accrued expenses and other current liabilities	$3,388,608	$2,085,995
12.	Income Taxes

At December 31, 2015, 2014 and 2013 the Company’s provision (benefit) for income taxes is comprised of the following:

	2015	2014	2013
Current:
Federal	$439,934	$(10,428)	$1,608,033
State and local	946	(30,375)	373,455
Total current provision (benefit)	440,880	(40,803)	1,981,488
Deferred:
Federal	19,006	53,198,632	(10,072,499)
State and local	2,097	370,439	472,572
Total deferred provision (benefit)	21,103	53,569,071	(9,599,927)
Total provision (benefit)	$461,983	$53,528,268	$(7,618,439)

At December 31, 2015 and 2014, the Company’s deferred tax assets and liabilities are comprised of the following:

	2015	2014
Deferred income tax assets:
Net operating losses	$22,701,028	$30,402,940
Deferred research and development costs	1,130,413	1,606,547
Amortization of intangible assets	887,906	1,106,235
Share-based compensation	1,947,019	2,389,811
Fixed assets	662,011	639,576
Deferred revenue	59,892,477	37,910,548
Alternative minimum tax credits	2,034,283	1,578,816
Loss contingency	73,421,980	67,833,412
Other	—	777,804
Deferred income tax assets	162,677,117	144,245,689
Less: valuation allowance	(143,522,669)	(132,578,026)
Deferred income tax assets, net of valuation allowance	$19,154,448	$11,667,663
Deferred income tax liabilities:
Amortization of goodwill	(267,598)	(244,540)
Capitalized contract costs	(18,922,571)	(11,667,663)
Other	(229,922)	—
Deferred income tax liability, net	$(265,643)	$(244,540)

The recognition of a valuation allowance for deferred taxes requires management to make estimates and judgments about the Company’s future profitability which are inherently uncertain. This includes assessing available positive and negative evidence to determine if sufficient future tax income will be generated to utilize existing deferred tax assets. During 2014, the Company recorded a loss accrual for expectation damages of approximately $187.8 million related to the PharmAthene litigation (see Note 13) and filed a voluntary petition for relief under Title 11 of the United States Bankruptcy Code (see Note 1). Based on these events and the Company’s cumulative operating losses, the Company concluded that it could no longer realize its deferred tax assets on a more likely than not basis and recorded a non-cash charge of $53.5 million to establish a valuation allowance against its net deferred tax assets. For the year ended December 31, 2015, the Company continued to maintain a valuation allowance against its net deferred tax assets as they do not expect to realize them on a more likely-than-not basis.

The valuation allowance increased by $10.9 million from prior year related primarily to current year operating losses for which no tax benefit was provided. The Company may amortize indefinite-lived intangible assets for tax purposes which are not amortizable for financial reporting purposes. The deferred tax liability at December 31, 2015 and December 31, 2014 relates to the tax effect of differences between financial reporting and tax bases of intangible assets that are not expected to reverse within the Company’s net operating loss carryforward period.

As of December 31, 2015, the Company had $64.6 million of federal net operating loss carryforwards, which expire in 2023 to 2034, to offset future taxable income. As a result of a cumulative change in stock ownership occurring in a prior year, approximately $1.8 million of the federal net operating loss carryforwards are subject to annual limitation under IRC Section 382. In addition, the utilization of approximately $1.6 million of federal net operating losses are attributable to excess tax deductions on share-based compensation activity which will be realized as a benefit to Additional Paid-in Capital when such deductions reduce income taxes payable. As of December 31, 2015, the Company has approximately $2.0 million of alternative minimum tax credit which will be carried forward indefinitely.

The Company’s effective tax rate differs from the U.S. Federal Statutory income tax rate of 35% as follows:

	2015	2014	2013
Statutory federal income tax rate	(35.0)%	(35.0)%	(35.0)%
State tax benefit	—%	0.2%	2.9%
Gain (loss) from fair value of common warrants	—%	—%	0.1%
Share-based compensation	—%	—%	0.4%
Reorganization costs	7.0%	0.4%	—%
Other	1.4%	—%	0.3%
Valuation allowance on deferred tax assets	27.8%	59.7%	0.6%
Effective tax rate	1.2%	25.3%	(30.7)%

For the year ended December 31, 2015, the Company’s effective tax rate differs from the statutory rate principally due to current year operating loss for which no tax benefit was provided and nondeductible bankruptcy expenses. For the year ended December 31, 2014 the Company’s effective tax rate differs from the statutory rate principally due to the Company’s conclusion that they could no longer realize its deferred tax assets on a more-likely-than-not basis. For the year ended 2013, the Company’s effective tax rate differs principally due to state and local taxes and other permanent differences.

The Company applies the applicable authoritative guidance which prescribes a comprehensive model for the manner in which a company should recognize, measure, present and disclose in its financial statements all material uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2015 and 2014, the Company has no uncertain tax positions. There are no uncertain tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months from December 31, 2015.

The Company files federal income tax returns and income tax returns in various state and local tax jurisdictions. The open tax years for U.S. federal, state and local tax returns is generally 2012 - 2015; open tax years relating to any of the company’s net operating losses begin in 1998. In the event that the Company concludes that it is subject to interest and/or penalties arising from uncertain tax positions, the Company will present interest and penalties as a component of income taxes. No amounts of interest or penalties were recognized in the Company’s consolidated financial statements for each of the years in the three-year period ended December 31, 2015.

13.	Commitments and Contingencies

Operating lease commitments

The Company leases its Corvallis, Oregon, facilities and office space under an operating lease, most recently amended in April 2015, which expires in 2017. Pursuant to an order entered by the Bankruptcy Court in April 2015, the Company assumed the Corvallis Lease with Research Way Investments, as amended by the Tenth Addendum to Commercial Lease, for the Company’s research and development facility. In connection with the Tenth Addendum to the Commercial Lease, the Company relinquished the second floor space at its research and development facility, which reduces the rent expense to approximately $35,000 per month, starting May 1, 2015. In January 2013, we entered into a sublease with an affiliate of M&F for corporate office space under an operating lease which commenced in April 2013 and expires in 2020 (see Note 8 for further description of the lease arrangement). The respective leases contain annual escalation clauses, renewal provisions and generally require us to pay utilities, insurance, taxes and other operating expenses. Rental expense, including charges for maintenance, utilities, real estate taxes and other operating expenses, totaled $1.4 million, $1.6 million and $1.4 million for the years ended December 31, 2015, 2014 and 2013, respectively.

Future minimum cash rental commitments under non-cancelable operating leases as of December 31, 2015 are expected to be in the future as follows:

2016	$1,232,952
2017	1,237,385
2018	734,360
2019	761,064
2020	507,376
Total	$4,473,137

Actual payments in the future could be less than the minimum commitments due to the chapter 11 case.

Legal Proceedings

In December 2006, PharmAthene filed an action against us in the Delaware Court of Chancery captioned PharmAthene, Inc. v. SIGA Technologies, Inc., C.A. No. 2627-VCP. In its amended complaint, PharmAthene asked the Court to order us to enter into a license agreement with PharmAthene with respect to ST-246, also known as Tecovirimat, to declare that we are obliged to execute such a license agreement, and to award damages resulting from our alleged breach of that obligation. PharmAthene also alleged that we breached an obligation to negotiate such a license agreement in good faith, and sought damages for promissory estoppel and unjust enrichment based on information, capital, and assistance that PharmAthene allegedly provided to us during the negotiation process.

In September 2011, the Court of Chancery issued its post-trial opinion. The Court denied PharmAthene’s requests for specific performance and expectation damages measured by present value of estimated future profits. Nevertheless, the Court held that we breached our duty to negotiate in good faith and were liable under the doctrine of promissory estoppel. The Court consequently awarded to PharmAthene what the Court described as an equitable payment stream or equitable lien consisting of fifty percent of the net profits that we achieve from sales of ST-246 after we secure $40 million in net profits, for ten years following the first commercial sale. In addition, the Court awarded PharmAthene one-third of its reasonable attorneys’ fees and expert witness expenses of $2.4 million.

In May 2012, the Court entered its final order and judgment in this matter, implementing its post-trial opinion.

In June 2012, the Company appealed to the Delaware Supreme Court the final order and judgment and certain earlier rulings of the Court of Chancery. Shortly thereafter, PharmAthene filed its cross-appeal. The Company obtained a stay of enforcement of the fee and expense portion of the judgment by filing a surety bond for the amount of the judgment plus post-judgment interest. We posted $1.3 million of cash as approximately 50% collateral for a $2.7 million surety bond. The $1.3 million of cash collateral is recorded in other assets as of December 31, 2015.

On May 24, 2013, the Supreme Court of Delaware issued its decision, affirming the Delaware Court of Chancery’s judgment in part, reversing it in part, and remanding to Court of Chancery.

On August 8, 2014, the Court of Chancery issued its Remand Opinion. In its Remand Opinion, the Court of Chancery reversed its earlier conclusions and held that PharmAthene had carried its burden of demonstrating its entitlement to lump sum expectation damages for lost profits related to Tecovirimat by a preponderance of the evidence.

On September 16, 2014, as a consequence of SIGA’s chapter 11 filing, the legal proceedings with PharmAthene were stayed (see Note 1 to the financial statements). On October 8, 2014, the Bankruptcy Court approved a Stipulation between the Company and PharmAthene partially lifting the stay to permit the litigation before the Delaware Chancery Court to proceed, including all appeals. The Stipulation, however, provides that the stay shall remain in effect with respect to the enforcement of any judgment that may be entered.

On January 15, 2015, the Delaware Court of Chancery entered its Final Order and Judgment, awarding to PharmAthene $113,116,985 in contract expectation damages, plus pre-judgment interest up to January 15, 2015, and certain permitted legal fees, costs, and expenses, for a judgment of $194,649,042. Pursuant to the Final Order and Judgment, SIGA also is liable to PharmAthene for post-judgment interest, which was specified in the Final Order and Judgment to be $30,663.89 per diem, such per diem amount to be periodically adjusted to reflect the applicable Delaware legal rate.

On January 16, 2015, the Company appealed from certain portions of the Delaware Court of Chancery’s rulings on remand, including but not limited to the Final Order and Judgment, to the Delaware Supreme Court.

On December 23, 2015, the Delaware Supreme Court affirmed the Final Order and Judgment.

With the affirmation of the Delaware Court of Chancery’s Final Order and Judgment by the Delaware Supreme Court on December 23, 2015 (“Delaware Supreme Court Affirmation”), and taking into account the plan of reorganization that was filed by the Company with the Bankruptcy Court on December 15, 2015 (as such the plan has been amended), SIGA has recorded a litigation loss accrual of approximately $205 million as of December 31, 2015. This amount is classified as a liability subject to compromise. The loss accrual of $205 million includes pre and post-judgment interest up to December 31, 2015, and also includes a $3.2 million reimbursement obligation to PharmAthene for attorneys’ fees and expert expenses related to the case. Interest for the period subsequent to September 16, 2014 (the Petition Date) has been included in the loss accrual because management believes that it is probable that post-petition interest will be allowed as part of PharmAthene’s claim. Such treatment is specified in the plan of reorganization that was filed by the Company in Bankruptcy Court on December 15, 2015 (as such plan has been amended).

Separate from the PharmAthene litigation, from time to time, we may be involved in a variety of claims, suits, investigations and proceedings arising from the ordinary course of our business, collections claims, breach of contract claims, labor and employment claims, tax and other matters. Although such claims, suits, investigations and proceedings are inherently uncertain and their results cannot be predicted with certainty, we believe that the resolution of such current pending matters will not have a material adverse effect on our business, consolidated financial position, results of operations or cash flow. Regardless of the outcome, litigation can have an adverse impact on us because of legal costs, diversion of management resources and other factors.

14.	Financial Information By Quarter (Unaudited)
	Three Months Ended
2015	March 31	June 30	September 30	December 31
	(in thousands, except for per share data)
Revenues	$1,192	$1,467	$1,327	$4,189
Selling, general and administrative	3,088	2,605	2,321	2,568
Research and development	2,811	2,959	2,427	4,933
Patent preparation fees	333	235	194	246
Litigation accrual expense	—	—	14	14,394
Operating loss	(5,040)	(4,333)	(3,628)	(17,952)
Net loss	(7,153)	(6,573)	(5,631)	(20,094)
Earnings (loss) per share: basic and diluted	$(0.13)	$(0.12)	$(0.10)	$(0.38)
	Three Months Ended
2014	March 31	June 30	September 30	December 31
	(in thousands, except for per share data)
Revenues	$549	$651	$1,099	$840
Selling, general and administrative	3,039	2,748	4,314	2,423
Research and development	2,813	2,372	2,742	2,903
Patent preparation fees	286	226	306	170
Litigation accrual expense	49	51	175,466	12,899
Operating loss	(5,638)	(4,747)	(181,728)	(17,554)
Net loss	(3,382)	(2,948)	(240,077)	(19,056)
Earnings (loss) per share: basic and diluted	$(0.06)	$(0.06)	$(4.49)	$(0.36)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The expenses payable by the Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$	*
Subscription Agent Fees and Expenses		*
Legal fees and expenses		*
Costs of Printing		*
Accounting fees and expenses		*
Miscellaneous Expenses		*
Total	$	*
*	To be provided by amendment.
Item 14.	Indemnification of Directors and Officers

The General Corporation Law of the State of Delaware (the “DGCL”) at Section 102(b)(7) enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

The DGCL, at Section 145, provides, in pertinent part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith, or lack of a reasonable belief that one’s actions are in or not opposed to the best interest of the corporation, or with respect to any criminal action or proceeding, lack of reasonable cause to believe one’s conduct was unlawful is not presumed from the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or nolo contendere plea or its equivalent. In addition, the indemnification of expenses (including attorneys’ fees) is allowed in derivative actions, except no indemnification is allowed in respect of any claim, issue or matter as to which any such person has been adjudged to be liable to the corporation, unless and only to the extent the Court of Chancery or the court in which such action or suit was brought decides that indemnification is proper. To the extent that any such person succeeds on the merits or otherwise in defense of any of the above described actions or proceedings, he shall be indemnified against expenses (including attorneys’ fees). The determination that the person to be indemnified met the applicable standard of conduct, if not made by a court, is made by the Board of Directors of the corporation by a majority vote of a quorum consisting of directors not party to such an action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel in a written opinion or by the stockholders. Expenses may be paid in advance upon the receipt of undertakings to repay. A corporation may purchase indemnity insurance.

The Company’s Restated Certificate of Incorporation at Article Seventh provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit. Article Eighth of the Company’s Restated Certificate of Incorporation provides that the Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of his acting as a director of the Company (and the Company, in the discretion of the Board, may so indemnify a person by reason of the fact that he is or was an officer of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, that, the

The Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by such person and not by way of defense, or (ii) for any amounts paid in settlement of an action effected without the prior written consent of the Company to such settlement. Such indemnification is not exclusive of any other right to indemnification provided by law, agreement or otherwise. Article Ninth of the Company’s Restated Certificate of Incorporation provides that no amendment to or repeal of Article Seventh or Article Eighth of the Restated Certificate of Incorporation shall apply to or have any effect on the rights of any individual referred to in Article Seventh or Article Eighth for or with respect to acts or omissions of such individual occurring prior to such amendment or repeal.

The Company’s Amended and Restated Bylaws at Article VII provide that each person who was or is made a party or is threatened to be made a party to or is involved in or called as a witness in any proceeding because he or she is a person who is, was, or had agreed to become a director or an officer of the Company, shall be indemnified and held harmless by the Company to the fullest extent permitted under the DGCL, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment). Such indemnification shall cover all expenses incurred by such indemnified person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) incurred by such person in connection therewith. Notwithstanding the preceding sentence, the Company shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company.

The Company shall pay the expenses (including attorneys’ fees) incurred in defending or otherwise being involved in a proceeding in advance of its final disposition, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company; provided, that in connection with a proceeding (or part thereof) initiated by such person, the Company shall pay said expenses in advance of final disposition only if such proceeding (or part thereof) was authorized by the Board of Directors. A person to whom expenses are advanced pursuant hereto shall not be obligated to repay pursuant to the undertaking until the final determination of any pending proceeding in a court of competent jurisdiction concerning the right of such person to be indemnified or the obligation of such person to repay pursuant to the undertaking.

If a claim for indemnification is not promptly paid in full by the Company after a written claim has been received by the Company or if expenses have not been promptly advanced after a written request for such advancement accompanied by the undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit, such claimant shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that indemnification of the claimant is prohibited by law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination, if required, prior to the commencement of such action that indemnification of the claimant is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that indemnification of the claimant is prohibited, shall be a defense to the action or create a presumption that indemnification of the claimant is prohibited.

The rights conferred on any person pursuant to Article VII of the Amended and Restated Bylaws of the Company shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors or officers of the Company as it shall deem appropriate.

The Company may maintain insurance, at its expense, to protect itself and any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL. The Company may enter into contracts with any director or officer of the Company in furtherance of the provisions of Article VII of the Amended and Restated Bylaws and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect the advancing of expenses and indemnification as provided in Article VII of the Amended and Restated Bylaws.

The provisions of Article VII of the Amended and Restated Bylaws shall be applicable to all proceedings commenced or continuing after its adoption, whether such arise out of events, acts or omissions which occurred prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer of the and shall inure to the benefit of the heirs, executors and administrators of such person. Article VII of the Amended and Restated Bylaws shall be deemed to be a contract between the Company and each person who, at any time that Article VII is in effect, serves or agrees to serve in any capacity which entitles him or her to indemnification thereunder and any repeal or other modification of Article VII of the Amended and Restated Bylaws or any repeal or modification of the DGCL or any other applicable law shall not limit any indemnified person’s entitlement to the advancement of expenses or indemnification under Article VII of the Amended and Restated Bylaws for proceedings then existing or later arising out of events, acts or omissions occurring prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce Article VII of the Amended and Restated Bylaws with regard to proceedings arising out of acts, omissions or events occurring prior to such repeal or modification.

The Company maintains insurance policies under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended.

Item 15.	Recent Sales of Unregistered Securities

None.

Item 16.	Exhibits
Exhibit No.	Description
2.1(a)	Debtor’s Chapter 11 Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 15, 2015).

2.1(b)
Findings of Fact, Conclusions of Law and Order Pursuant to Sections 1129(a) and (b) of the Bankruptcy Code and Rule 3020 of the Federal Rules of Bankruptcy Procedure Confirming Debtor’s Third Amended Chapter 11 Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

3(a)	Amended and Restated Certificate of Incorporation of SIGA Technologies, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

3(b)	Amended and Restated Bylaws of SIGA Technologies, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

Exhibit No.	Description
4(a)	Form of Common Stock Certificate (incorporated by reference to the Form SB-2 Registration Statement of the Company dated March 10, 1997 (No. 333-23037)).

4(b)
Registration Rights Agreement, dated as of August 13, 2003, between the Company and MacAndrews & Forbes Holdings Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 18, 2003).

4(c)
Form of Warrant to purchase shares of common stock of the Company, issued to MacAndrews & Forbes, LLC on June 19, 2008 (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 23, 2008).

4(d)	Form of Consideration Warrant issued to MacAndrews & Forbes, LLC on April 30, 2013 (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 15, 2013).

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP*

10(a)
Securities Purchase Agreement, dated as of August 13, 2003, between the Company and MacAndrews & Forbes Holdings Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 18, 2003).

10(b)
Letter Agreement dated October 8, 2003 among the Company, MacAndrews & Forbes Holdings Inc. and TransTech Pharma, Inc. (incorporated by reference to the Current Report on Form 8-K of the Company filed on August 18, 2003).

10(c)
Amended and Restated Employment Agreement, dated as of January 22, 2007, between the Company and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 22, 2007).

10(d)
Amended Employment Agreement dated December 31, 2011, to January 27, 2007 Employment Agreement (as amended) between the Company and Dr. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 27, 2011).

10(e)
Amended and Restated Employment Agreement, dated as of January 22, 2007, between the Company and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 22, 2007).

10(f)
Amended Employment Agreement dated December 31, 2011, to January 27, 2007 Employment Agreement (as amended) between the Company and Dr. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 27, 2011).

10(g)	Letter Agreement, dated as of June 19, 2008, between the Company and MacAndrews & Forbes, LLC (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 23, 2008).

10(h)
Employment Agreement, dated as of January 31, 2007, between the Company and Eric A. Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 31, 2007), as amended and restated (as set forth in the Current Report on Form 8-K of the Company filed on November 17, 2008).

Exhibit No.	Description
10(i)	Amendment to Employment Agreement, dated March 11, 2009, between the Company and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on March 12, 2009).

10(j)	Employment Agreement dated as of February 10, 2011, between SIGA and Daniel J. Luckshire (incorporated by reference to the Current Report on Form 8-K of the Company filed on February 16, 2011).

10(k)	2010 Stock Incentive Plan dated May 13, 2010 (incorporated by reference to the Definitive Proxy Statement on Schedule 14A of the Company filed on April 12, 2010).

10(l)	Amendment to the SIGA Technologies, Inc. 2010 Stock Incentive Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on May 17, 2011).

10(m)
Deferred Closing and Registration Rights Agreement, dated as of June 18, 2010, between MacAndrews & Forbes LLC and the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 22, 2010).

10(n)
Contract dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Current Report on Form 8-K of the Company filed on May 17, 2011).

10(o)
Amendment of Solicitation/Modification of Contract dated as of June 24, 2011, to Agreement dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 28, 2011).

10(p)
Amendment to Employment Agreement, dated January 22, 2007, between the Company and Dr. Dennis Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on December 27, 2011).

10(q)
Amendment to Employment Agreement, dated November 17, 2008, between the Company and Dr. Eric Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 13, 2012).

10(r)	Amendment to the SIGA 2010 Stock Incentive Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on February 2, 2012).

10(s)	Director Compensation Program, effective January 1, 2012 (incorporated by reference to the Definitive Proxy Statement on Form DEF 14A of the Company filed on April 27, 2012).

10(t)
Amendment of Solicitation/Modification of Contract dated as of September 28, 2011, to Agreement dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

Exhibit No.	Description
10(u)
Amendment of Solicitation/Modification of Contract dated as of October 7, 2011, to Agreement dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

10(v)
Amendment of Solicitation/Modification of Contract dated as of January 25, 2012 to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

10(w)
Amendment of Solicitation/Modification of Contract dated as of February 7, 2012, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 7, 2012).

10(x)	Amendment to the SIGA 2010 Stock Incentive Plan (incorporated by reference to the Current Report on Form 8-K of the Company filed on May 25, 2012).

10(y)	Employment Agreement dated as of June 4, 2012, between SIGA and William J. Haynes II (incorporated by reference to the Current Report on Form 8-K of the Company filed on June 4, 2012).

10(z)
Loan and Security Agreement, dated as of December 31, 2012, between General Electric Capital Corporation and the Company (incorporated by reference to the Current Report on Form 8-K of the Company filed on January 1, 2013).

10(aa)
Amendment of Solicitation/Modification of Contract dated as of December 19, 2012, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Annual Report on Form 10-K of the Company filed on March 6, 2013).

10(bb)
Amendment of Solicitation/Modification of Contract dated as of February 28, 2013, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (incorporated by reference to the Annual Report on Form 10-K of the Company filed on March 10, 2014).

10(cc)
Amendment of Solicitation/Modification of Contract dated as of April 9, 2013, to Agreement, dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (incorporated by reference to the Annual Report on Form 10-K of the Company filed on March 10, 2014).

10(dd)
Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

Exhibit No.	Description
10(ee)
Addendum #1 to Commercial Manufacturing Agreement, dated December 21, 2012, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(ff)
Addendum #2 to Commercial Manufacturing Agreement, dated July 1, 2013, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(gg)
Addendum #3 to Commercial Manufacturing Agreement, dated July 2, 2014, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(hh)
Stipulation and Interim Order Regarding Use of Cash Collateral and Adequate Protection, dated September 17, 2014, by and between SIGA and General Electric Capital Corporation (incorporated by reference to the Current Report on Form 8-K of the Company filed on September 18, 2014) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(ii)
Commercial Sublease New York City, dated January 9, 2013, by and between MacAndrews & Forbes Group, LLC and SIGA Technologies, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(jj)
Commercial Lease, dated December 23, 1997, by and between Research Way Investments and SIGA Technologies, Inc. Second Addendum, dated January 22, 2002 by and between Research Way Investments and SIGA Technologies, Inc.; Third Addendum, dated July 16, 2004 by and between Research Way Investments and SIGA Technologies, Inc.; Fourth Addendum, dated October 1, 2004 by and between Research Way Investments and SIGA Technologies, Inc.; Fifth Addendum, dated January 1, 2007 by and between Research Way Investments and SIGA Technologies, Inc.; Sixth Addendum, dated January 1, 2008 by and between Research Way Investments and SIGA Technologies, Inc.; Seventh Addendum, dated March 1, 2010 by and between Research Way Investments and SIGA Technologies, Inc.; Eight Addendum, dated June 1, 2011 by and between Research Way Investments and SIGA Technologies, Inc.; and Ninth Addendum, dated November 2, 2012 by and between Research Way Investments and SIGA Technologies, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on November 4, 2014).

10(kk)
Stipulation and Interim Order Regarding Use of Cash Collateral and Adequate Protection, dated September 17, 2014, by and between SIGA Technologies, Inc. and General Electric Capital Corporation (incorporated by reference to the Current Report on Form 8-K of the Company filed on September 18, 2014).

10(ll)
Amendment to Commercial Manufacturing Agreement, dated April 29, 2015, to Commercial Manufacturing Agreement, dated August 25, 2011, by and between Albemarle Corporation and SIGA (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 6, 2015).

Exhibit No.	Description
10(mm)
Tenth Addendum to Commercial Lease, dated April 30, 2015, to Commercial Lease, dated December 23, 1997, by and between Research Way Investments and SIGA Technologies, Inc. (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 6, 2015).

10(nn)
Amendment of Solicitation/Modification of Contract 0009, dated April 29, 2015, to Agreement, dated May 13, 2011 by and between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment) (incorporated by reference to the Quarterly Report on Form 10-Q of the Company filed on May 6, 2015).

10(oo)
Amendment of Solicitation/Modification of Contract 0010, dated July 1, 2015, 2015, to Agreement, dated May 13, 2011 by and between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment).

10(pp)
Amendment of Solicitation/Modification of Contract 0011, dated December 19, 2015, to Agreement, dated May 13, 2011 by and between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment).

10(qq)
Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Eric A. Rose (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(rr)
Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Daniel J. Luckshire (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(ss)
Amended and Restated Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Dennis E. Hruby (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(tt)	Separation Agreement, dated January 5, 2016, between SIGA Technologies, Inc. and William J. Haynes (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

10(uu)	Employment Agreement, dated April 12, 2016, between SIGA Technologies, Inc. and Robin Abrams (incorporated by reference to the Current Report on Form 8-K of the Company filed on April 14, 2016).

23.1	Consent of PRICEWATERHOUSECOOPERS LLP, Independent Registered Public Accounting Firm

23.2	Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.1)*

24.1	Power of Attorney (contained on signature page)

99.1	Form of Subscription Rights Certificate*

Exhibit No.	Description
99.2	Form of Instruction for Use of Registrant’s Subscription Rights Certificates*

99.3	Form of Letter to Stockholders*

99.4	Form of Letter to Brokers, Dealers, Trust Companies and Other Nominees*

99.5	Form of Letter to Clients*

99.6	Form of Nominee Holder Certification*

99.7	Form of Notice of Guaranteed Delivery*

99.8	Form of Beneficial Owner Election*

101.INS	XBRL Instance Document

101.SCH	Taxonomy Extension Schema Document

101.CAL	Taxonomy Extension Calculation Linkbase Document

101.DEF	Taxonomy Extension Definition Linkbase Document

101.LAB	Taxonomy Extension Labels Linkbase Document

101.PRE	Taxonomy Extension Presentation Linkbase Document
*	To be filed by amendment.
Item 17.	Undertakings

The undersigned Company hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of New York, State of New York, on June 6, 2016.

SIGA TECHNOLOGIES, INC.
(Registrant)

Date: June 6, 2016	By:	/s/ Eric A. Rose, M.D.
Eric A. Rose, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric Rose, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title of Capacities	Date
/s/ Eric A. Rose, M.D.
Eric A. Rose, M.D.	Chairman and Chief Executive Officer (Principal Executive Officer)	June 6, 2016
/s/ Daniel J. Luckshire
Daniel J. Luckshire	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 6, 2016
/s/ James J. Antal
James J. Antal	Director	June 6, 2016
/s/ Michael J. Bayer
Michael J. Bayer	Director	June 6, 2016
/s/ Thomas E. Constance
Thomas E. Constance	Director	June 6, 2016
/s/ Jeffrey Kindler
Jeffrey Kindler	Director	June 6, 2016
/s/ Joseph Marshall
Joseph Marshall	Director	June 6, 2016
/s/ Paul G. Savas
Paul G. Savas	Director	June 6, 2016
/s/ Bruce Slovin
Bruce Slovin	Director	June 6, 2016
/s/ Andrew Stern
Andrew Stern	Director	June 6, 2016